Ex. 10.14

eXp Realty (hereafter, “eXp,” “we,” “our,” and such analogous terminology) reserves the right to make updates to the policies and procedures set forth within these eXp Realty (USA) Policies and Procedures (“eXp P&Ps” or “eXp’s P&Ps”).  When and if updates are made, they will be communicated through eXp communication platforms, eXp News weekly newsletter, and/or the weekly company meeting.

By signing an Independent Contractor Agreement (“ICA”) with eXp, each independent contractor real estate licensee with eXp (singularly an “Agent”; and collectively, “Agents”) is agreeing to adhere to and abide by these eXp P&Ps, with such eXp P&Ps being incorporated by reference into Agent’s ICA verbatim and at length, and constituting a part of Agent’s ICA as though fully set forth therein.  A glossary of terms defined in these eXp P&Ps is located at the back of these eXp P&Ps; defined terms that are used but not otherwise defined in these eXp P&Ps shall be as defined in the ICA.

Table of Contents:

I. CORE VALUES6

II. POLICY6

III. PROCEDURES7

IV. STATE POLICIES AND PROCEDURES7

V. CODE OF CONDUCT7

VI. DUTIES AS AN AGENT8

A. Fiduciary8

B. Cooperation and Compensation9

C. Good Standing9

D. Agreements, Compliance Forms, Insurance Forms10

E. License Renewal and State Department of Licensing Rules10

F. Non-Disclosure Of Trade Secrets11

G. Real Estate Transactions11

H. Transaction Files11

 1. Forms 11

 2. Executed Real Estate Documents 12

 3. Earnest Money 12

 4. Late or Incomplete Paperwork Submissions 13

I. Agent-Owned Real Properties13

 1. Generally 13

 2. Personal Transactions 15

J. Commercial Property16

K. Unauthorized Activities16

 1. Generally 16

 2. Competitor Affiliation is Prohibited 18

 3. Limited Representation is Prohibited 19

VII. ANCILLARY AND AFFILIATED SERVICES20

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A. Property Preservation Services20

B. Mortgage Loan Origination20

 1. Generally 20

 2. Dual Capacity 20

 3. Familial Relationship - Conditionally Acceptable 20

C. Affiliated Business Arrangements – Ownership in Settlement Service Providers21

D. Home Warranty Companies22

 1. Free to Contract with Home Warranty Company 23

 2. No Review of Contract 23

 3. No Referral Fees 23

 4. Free to Receive Payment for Compensable Services 23

 5. No Amendment to ABA Disclosure Form 23

VIII. AGENT FEES23

A. Standard Fees23

B. Minimum Company Dollar Rule26

 1. Exemptions from the Minimum Company Dollar Rule: 27

C. Late Fees27

D. eXp Right to Payment28

E. Agent Fees Non-Refundable28

IX. ACCOUNTING AND COMPENSATION28

A. I.R.S. Form 109928

B. Compensation29

C. Compensation Advances31

D. Actions for Unpaid Compensation or Procuring Cause Claims31

E. Referral Payments and Relocation Companies31

F. Perceived Compensation Discrepancies32

X. MARKETING AND ADVERTISING32

A. Compliance with Laws, Guidelines, and Regulations32

B. eXp Brand Guidelines33

C. Intellectual Property Rights34

 1. Permission to Use eXp Trademarks 34

 2. eXp Trademark Usage 35

 3. Unlicensed Content and Trademarks 35

D. Marketing Review and Approval36

 1. Compliance 36

 2. Pre-Approved Templates 36

 3. Custom-Created Content. 36

E. Property-Related Advertising37

F. MLS Advertising37

G. General Advertising38

 1. In Any Medium 38

 2. Business Cards 38

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 3. Social Media 39

 4. Websites 40

H. Promotional Discount Advertisements40

I. Co-Marketing and Co-Listing Arrangements40

J. Employment Ads and Job Postings40

K. Media Relations42

L. Content License And Model Release Provided By An Agent42

XI. REALTOR® ASSOCIATION AND MULTIPLE LISTING SERVICE BOARDS OF DIRECTORS43

A. Associations of REALTORS®43

B. Multiple Listing Services43

XII. EXP’S REVENUE SHARE PLAN44

A. Overview44

B. Revenue Share Explained45

C. Qualifications To Receive Revenue Share45

D. Manipulating Revenue Share Plan Prohibited46

E. Revenue Share Vesting Policy46

 1. Achieving Vested Status 46

 2. Maintaining Vested Status 46

 3. Losing Vested Status 47

 4. Discretionary Regaining of Vested Status upon Reaffiliation 47

F. Agent Succession Policy47

G. Modifications to the Revenue Share Plan50

XIII. AGENT ATTRACTION50

A. Sponsorship Interference Prohibited50

B. Income and Lifestyle Claims51

C. Recruiting52

D. Sponsorship53

 1. Definition and Responsibilities 53

 2. Change Requests 54

 3. Co-Sponsor 55

E. Agent Prospects, Contacts, and Leads55

F. Attraction Marketing and Communication56

G. Reporting Agent Attraction Violations57

H. Stock Solicitations Prohibited57

I. Event Sponsorship Requests from Vendors58

XIV. COMPANY TOOLS AND INFORMATION59

A. eXp Communication and Training Platforms59

B. eXp Communication Platforms59

 1. Agent Conduct Guidelines 59

 2. Creation and Management Guidelines 60

 3. Reporting & Oversight 61

C. eXp World61

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D. eXp Email for Agents61

XV. ICON AGENT AWARD62

XVI. EXP MENTOR PROGRAM62

XVII. EXPRESSOFFERS INVESTOR REFERRAL FEE62

XVIII. MULTI-GLOBAL LICENSE PROGRAM63

A. Background63

B. Multi-Country Affiliation (Generally)63

C. Agents’ Additional Affiliation63

D. Agents’ Independent Obligations63

E. “Capped Status” Matters64

F. ICON Agent Awards64

G. Sponsor; FLQA; Initial FLQA Period64

XIX. LEGAL, INSURANCE, AND COMPLIANCE WITH THE LAW64

A. Antitrust64

B. Conflicts of Interest65

C. Data Security and Client Privacy65

D. Do Not Call Rules66

E. Drones66

F. Drug and Alcohol Use66

G. Harassment67

H. Prohibition on Changes to Compensation Splits and Referral Fees During Legal Action; No Split Checks67

I. Products and Services68

 1. Selling, Offering To Sell, Or Promoting Any Competing Products Or Services 68

J. Reporting Problems68

K. Legal Action Between eXp Agents69

L. Legal Action Against eXp Prohibited69

M.Claims Reimbursement70

N. Claims That Are Not Covered By Real Estate E&O Insurance70

XX. OFFICE POLICIES71

A. Agent Business Expenses71

B. Agent Assistants - Generally71

C. Agent Assistants - Unlicensed72

D. Agent Assistants - Licensed73

E. Administrative Transaction Fees73

F. Associations and Board Memberships74

G. Contact Information74

H. Contacting the State Broker(s)75

I. Open Houses75

J. Out of Town or Unavailable76

K. Physical Office Space76

L. Data Privacy & Artificial Intelligence (AI) Use Policy77

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1. Purpose.77

2. Definitions.77

3. Agent Responsibilities.77

4. Permissible Use of AI with Client and Customer Data.77

5. Prohibited AI Use Involving Client and Customer Data.78

6. Company Tools & Security Practices.78

7. AI & Disclosure Requirements.79

8. Data Security & Confidentiality.79

9. Human Oversight & Fact-Checking.79

10.Virtual Staging & Visual Media.79

11.Broker Oversight & Enforcement.80

XXI. TEAMS AT EXP REALTY80

A. Generally80

B. Team Names80

C. Team Composition81

D. Team Agreements81

E. Team Disputes81

F. Team Fee Distribution82

G. Non-Solicitation of Other eXp Team Members82

H. Application of Non-Solicitation and Non-Disparagement Policy To Teams82

XXII. OMISSIONS FROM POLICY AND PROCEDURES82

XXIII.UPON TERMINATION OF ICA83

A. eXp’s Transfer of Pending Transactions83

B. eXp’s Retention of Pending Transactions83

C. Leads Upon Departure84

D. Rejoining eXp85

XXIV. INTERPRETATION85

XXV. CONFLICTS86

XXVI. REVISIONS TO THESE EXP P&PS86

XXVII. GLOSSARY OF DEFINED TERMS86

XXIX. INSIDER TRADING POLICY OF AGNT, INC.94

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I.	CORE VALUES

At eXp, our core values are more than just motivational posters on virtual walls; they support our vision and shape our culture. Our global community is powered by agents, partners, and staff who work collaboratively to transform the real estate experience. These eXp P&Ps, our Code of Conduct, and the way we carry out our daily operations, including the enforcement of these policies, are based on these nine core values.

Core Values

Community
Be a good neighbor to create a sustainable legacy.

Service
Make a positive change in our company and local community.

Sustainability
Be a good financial steward of the environment, organizations and our families.

Collaboration
We are all on the same field.

Transparency
Get things out from behind the curtain.

Integrity
Do the right thing.

Innovation
The best way to predict the future, is to invent it.

Agile
Force chaos and change to survive and grow.

Fun
Don't take yourself too seriously.

II.	POLICY

It is the policy of eXp to participate in a real estate activity only when it is legal, honest, fair and beneficial to us and others. In pursuit of compensation for ourselves, we will never ignore the benefit of our community. Therefore, we will conduct our business in a manner to follow all the laws and rules of our profession. We pledge to exercise the highest standard of ethics, honesty, fairness and professionalism in all our real estate activities.

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III.	PROCEDURES

Every Agent is expected to adhere to and abide by these eXp P&Ps.  Failure to adhere to the eXp P&Ps could result in legal and regulatory liability for the Agent and eXp. Therefore, the Agent agrees that if they depart from the eXp P&Ps, they will defend, indemnify and hold eXp, and its principals and affiliates harmless against any and all claims, complaints or actions that may arise from such a departure.  In addition, failure to comply with this Policy is grounds for the immediate release of an Agent’s license and removal from eXp.

These eXp P&Ps provide detailed guidelines for eXp’s brokerage policies and procedures; however, there may be some circumstances or issues that are not addressed. In those instances, decisions and actions taken will reflect our core values.

As provided above, these eXp P&Ps are incorporated into the ICA that each Agent entered into as part of the process of associating with eXp. Failure to comply with these eXp P&Ps may be grounds for immediate termination and dismissal from eXp. Additionally, an Agent’s right to be compensated for their work, activities on behalf of eXp, revenue share and stock may be adversely affected by any failure on Agent’s part to carry out, adhere to, and otherwise support and fulfill the provisions of these eXp P&Ps.

IV.	STATE POLICIES AND PROCEDURES

These eXp P&Ps are designed to address nationwide brokerage policies and procedures applicable to all Agents in all states in which eXp does business. It is impractical to address the peculiarities of state and local requirements in the body of these eXp P&Ps, particularly the responsibilities of Agents to principals and the public. While it is each Agent’s obligation to be fully familiar with and fully comply with state and local law pertaining to the provision of real estate brokerage services, eXp offers additional state policies and procedures where necessary, to address many, but not all, state and local requirements. Any State P&Ps, if applicable, will be a critical part of these eXp P&Ps and, to the extent it is inconsistent with these eXp P&Ps, the applicable State P&Ps supersedes these eXp P&Ps.

V.	CODE OF CONDUCT

All Agents shall conduct their business in alignment with eXp’s core values, the National Association of REALTORS® Code of Ethics, and in accordance with applicable federal and state laws. Agents should conduct themselves in an appropriate business-like manner in all activities and relations with fellow Agents, clients, potential customers and eXp staff.

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All Agents shall strive at all times to perform in a manner that will increase the goodwill, reputation and business of eXp, and Agents shall do nothing which would serve to disturb, discredit or devalue eXp or eXp’s goodwill, reputation and/or business.

Any Agent whose conduct, actions or performance violates or conflicts with eXp’s P&Ps, eXp’s core values, or any other eXp policy, may be released from eXp immediately and without warning.

It is the commitment of eXp to ensure the brokerage is free from negative, aggressive and inappropriate behaviors, and that the environment is aimed at providing an atmosphere upholding our core values.  All Agents and employees of eXp have the right to be treated with dignity and respect.  All complaints of negative and inappropriate behaviors will be taken seriously and followed through to resolution.  Agents or employees of eXp who file complaints will not be victimized for “whistle-blowing” or reporting others for their inappropriate behavior. Agents may file complaints by emailing compliance@exprealty.net.

Agents who are members of the National Association of REALTORS® are required to maintain their mandatory ethics training. Failure to complete the course will result in suspension or termination of Realtor® membership and removal from eXp.

Agents are expected to become familiar with and adhere to the National Association of REALTORS® Pathways to Professionalism found on their website at https://www.nar.realtor/code-of-ethics-and-arbitration-manual/pathways-to-professionalism.

Agents shall not disparage the conduct, reputation, or character of another Agent, of any eXp employee or member of management, or of eXp itself (including eXp’s products, services, and business model).  Agents shall not disparage competing brokerages or their agents.  Agents shall not solicit, recruit, employ, induce, or entice (either for themselves or another), directly or indirectly through a third party, any eXp partners, affiliates, salespersons, real estate agents, and/or employees to leave eXp during the Term of an Agent’s ICA, and for a period of two (2) years following termination of an Agent’s ICA.   This paragraph shall be referred to as eXp’s Non-Solicitation and Non-Disparagement Policy.

Agents shall not take any action that creates, or has the possibility of creating, any civil and/or criminal liability for eXp and/or other eXp Agents.

Violations of this Code of Conduct are grounds for immediate termination of Agent’s ICA.

VI.	DUTIES AS AN AGENT
A.	Fiduciary
1.	The Agent and all licensed assistants shall abide by their fiduciary responsibilities when acting as an Agent for a client. The Agent owes the client the fiduciary duties of obedience, loyalty, disclosure, confidentiality, accounting, reasonable skill and care. Agents shall also deal fairly

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with all parties to a transaction.

2.	The agency relationship with any party with whom an Agent is working on behalf of eXp or an Agent must have their license affiliated with eXp and have established in writing on a form acceptable to the state Designated Managing Broker or applicable Managing Broker(s) (individually, and collectively, hereinafter referred to as “State Broker”) before an offer on a property is written, or a listing is taken. The failure to establish and disclose the type of relationship one has by the time of contract is unacceptable. The contract is to serve only as confirmation of an election made by the buyer/lessee or seller/lessor in a separate written agreement before the contract is written.
B.	Cooperation and Compensation
1.	As a matter of policy, eXp does not offer cooperation or compensation to sub-agents.
2.	eXp does not share listing compensation with a buyer’s broker. eXp will assist any seller-directed compensation for a buyer’s broker at a seller’s written direction.
3.	eXp does not require sellers to offer compensation to a buyer’s broker. If a seller chooses to offer compensation, the compensation offered by a seller to a buyer’s broker is not required to be a, “blanket or unilateral offer of compensation”. The seller may determine when the offer of compensation is made, at time of listing, at time of showing, or negotiated in the purchase contract.
4.	An Agent exclusively representing a buyer shall not, under any circumstances, contact a seller directly without first obtaining the express consent by the listing broker and State Broker. The exception to this policy being for sale by owner properties.
5.	eXp Agents representing a buyer in a Transaction shall have a Buyer-Broker Agreement. Compensation to buyer’s broker shall be established via this agreement.
6.	eXp Agents shall not advertise or otherwise represent their services as being “free” unless they will not receive any compensation from any source for those services.
7.	eXp Agents may not filter or restrict listings to a buyer based on the existence or amount of any offer of compensation offered to a buyer’s broker. eXp Agents shall make available properties as requested by a buyer and not refuse to show based on offers of compensation to a buyer’s broker.
8.	eXp Agents shall disclose to a buyer any offer of compensation made to a buyer’s broker.
9.	eXp Agents shall provide each consumer with a clear and conspicuous written disclosure if eXp is obligated to pay a referral fee in connection with their Transaction. This disclosure must identify the originating brokerage and the amount or calculation method of the fee (e.g., a specific percentage or flat fee). eXp’s standard Referral Fee Disclosure form is available for Agents’ use to fulfill this requirement.
C.	Good Standing

Each Agent has a duty to remain in Good Standing at eXp.  To be considered in “Good Standing,” an Agent must:

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1.	be current on all financial obligations and not have any unpaid fees, charges, repayments, or any other amounts owed by the Agent to eXp;
2.	have and maintain an active and current status for:
a)	all required licenses;
b)	local, state, and national REALTOR® Association/Board memberships, where applicable; and
c)	any other subscriptions that are required to conduct real estate business in the Agent’s state(s); and
3.	not be deemed in breach of any term, covenant, condition, obligation (including monies owed) or duty set forth in the ICA and these eXp P&Ps, as determined by eXp in its reasonable discretion.

eXp reserves the right to withhold earnings from, and assign another Agent to close out, any pending transactions concerning any Agent that is not in Good Standing.

In order to remain eligible to collect revenue share under eXp’s Revenue Share Plan, an Agent must be and remain in Good Standing; any failure to remain in Good Standing may result in a loss of pending revenue share earnings.  See section titled, “Qualifications to Receive Revenue Share,” for more information.

D.	Agreements, Compliance Forms, Insurance Forms

Each Agent will submit all documents necessary for eXp to keep themselves in compliance with all applicable local, state, and federal laws, as well as with eXp’s P&Ps.  eXp will share all materials with an Agent that eXp maintains in its records relating to that Agent’s agency and independent contractor relationship with eXp.

eXp reserves the right to assess penalties (financial and otherwise) against an Agent, in accordance with each Agent’s ICA and eXp’s P&Ps, if that Agent fails or refuses to provide completed documentation as required by eXp or by any applicable local, state, or federal law, in order to achieve and maintain compliance with such laws.

E.	License Renewal and State Department of Licensing Rules

Agents shall maintain an active real estate license with the applicable state department or agency that is charged with administering the issuance of any real estate licenses in that state (“State Department of Licensing”).  It is the Agent’s sole responsibility to fulfill all continuing education requirements and file their renewal promptly and be aware of their licensing status with the State Department of Licensing. eXp may, at its sole option, sever the Agent’s license with eXp if the Agent’s license is not renewed on time. Failure to renew can have severe financial impacts on the Agent. Compensation is subject to forfeiture for any unlicensed real estate activities after expiration/revocation of an Agent’s license.

Agents shall adhere to all state and federal licensing rules and regulations. It shall be the Agent’s responsibility to be knowledgeable about the rules set forth by their State Department of Licensing.

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Should a complaint be filed against an Agent, the Agent must immediately notify eXp via their State Broker for assistance in responding promptly to the complaint and cooperate fully with the State Department of Licensing.

F.	Non-Disclosure Of Trade Secrets

Each Agent recognizes and acknowledges that much of the information that will be furnished to him/her concerning eXp’s clients, customers, listings, holdings, investments, transactions, eXp-generated leads, and other confidential matters constitutes valuable, special, and unique assets and are trade secrets of eXp.  Accordingly, Agents shall not, during or after their affiliation with eXp, disclose any such information or any part thereof, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever without the express written consent of eXp.

G.	Real Estate Transactions

All real estate transactions must be taken in eXp’s name (and not in an Agent’s name or in the name of any other real estate brokerage company), and processed and closed through eXp. This means that any listings (whether sale or rental) must be listed, advertised, processed, and closed through eXp; and any buyer/tenant-representation services must be performed through eXp.

Each Agent shall ensure that all fees or other compensation earned by the Agent, and for which the Agent must be an active licensed real estate professional in order to receive such compensation in connection with the sale, lease, or rental of real estate, and any interest therein or service in relation thereto, are made payable to eXp.

In order to receive compensation, Agents acting on behalf of buyers shall have a written agreement prior to touring a home (e.g., a “touring agreement” or Buyer-Broker Agreement).  Where state law is more restrictive, refer to State P&Ps.

H.	Transaction Files
1.	Forms

Agents shall use the most current forms provided by eXp Realty or that are customary to the MLS or REALTOR® Board where the Agent is a member.  eXp does not condone or endorse the unauthorized use of any copyright-protected forms developed by any MLS or REALTOR® Board.  Under no circumstance may Agents use any copyright-protected forms developed by any MLS or REALTOR® Board unless such Agents belong to the MLS or REALTOR® Board that created the copyright-protected forms.  Agents, and not eXp, will be solely responsible for all costs and expenses arising from their unauthorized use of any copyright-protected forms. Agents must use any applicable regulatory documents required by federal and state agencies.

Agents may not create, use AI to create, and/or use their own transaction forms (e.g., purchase and sale agreements, addenda, etc...), or engagement forms (e.g., listing agreements, buyer

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representation agreements, etc...)  unless the forms intended to be used are first approved, in writing, by both their State Broker and Regional Director.   However, nothing in these eXp P&Ps shall prevent  Agents from using transaction forms provided by a client and/or a client’s lawyer, provided that such forms are presented to Agent’s State Broker and Regional Director prior to their execution.  Many eXp forms will be found within the transaction management system currently used.

Agents are aware and understand that all dual agency transactions must contain a fully executed consent for dual/limited representation form, completed prior to purchase/sale contract execution, in order to preserve the right to errors and omissions insurance coverage on the file. Agents are aware that if they fail to obtain such written consent, the file may be excluded from coverage and such Agent shall be responsible for the full amount of the damages, attorneys’ fees, and costs incurred by and/or recovered against eXp.

2.	Executed Real Estate Documents

The State Broker has a supervisory responsibility by law and must comply with the State Licensing Department’s rules. All purchase and sale agreements, listings, buyer-broker agreements, referrals and any other transactional documents must be uploaded into the transaction management system within two business days of execution to allow time for review and approval by the applicable State Broker team. Please refer to the transaction checklists provided in each state.

Transaction files should include all documents related to the transaction and any and all correspondence, notes, email communications, text messages, etc., regardless of whether the Transaction closed or not. Agents are encouraged to make copies of their files.  eXp reserves the right to maintain digital files in storage for the statutory period as required by the state licensing departments. Unauthorized removal of any file from the transaction management system may lead to termination.

Once a customer or client has signed a document, they are entitled to and shall, therefore, receive a copy of the document upon its execution. Agents are required to either provide an electronic copy, via email, or deliver a physical copy of the document(s) to them.

Agents shall transact ALL real estate brokerage business through one of the AGNT, Inc. (f/k/a eXp World Holdings, Inc.) family of real estate brokerage companies. Transactions that are processed outside of the foregoing may be grounds for immediate termination.

3.	Earnest Money

Earnest money shall be handled as described in State P&Ps. The Agent will be subject to immediate termination if it has been determined that there has been any improper handling of earnest money.

All files must contain an accounting for disbursement of funds including earnest money and final

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settlement statements.

4.	Late or Incomplete Paperwork Submissions

Signed documents of any variety, listing files, and files pertaining to completed transactions must each be uploaded within eXp’s transaction management system within the sooner of the following: (a) forty-eight (48) hours after their execution or in the case of a completed transaction, the respective closing date (as applicable), or (b) the maximum time period permitted by the Agent’s applicable state’s real estate licensing laws.  Listing files and files pertaining to completed transactions must include all required paperwork pertaining to the listing or transaction, as applicable; missing paperwork is not acceptable. Failure to adhere to these requirements is a violation of eXp policy and may subject the Agent to escalating repercussions, all as determined by the State Broker and/or Brokerage Operations leadership, in their sole discretion. Such repercussions include, without limitation, any of the following or combination thereof:

a)	Loss of split check (if allowed in the Agent’s state) for stated times;
b)	If the Agent fails to adhere to these requirements three (3) or more times within a rolling, consecutive 6-month period, the Agent will be required to use an eXp-approved Transaction Coordinator (“TC”) to assist Agent with organizing and uploading the Agent’s next three (3) Agent listing files and/or files pertaining to completed transactions, all at the Agent’s sole cost and expense. Thereafter, the Agent is free to continue or discontinue using the same or different eXp-approved TC, as the Agent determines; if use is continued, such use will be at the Agent’s sole cost and expense.
c)	Required training on eXp’s transaction management system, and policies and procedures pertaining to state contracts; and
d)	Offboarding the Agent from eXp.

Any fines assessed to the State Broker, or to eXp, pertaining to an Agent’s failure to follow these document and file submission policies shall be reimbursed by that Agent. The costs of undertaking any investigation by the State Broker for an Agent’s non-compliance with these document and file submission policies may be passed on to that Agent, all at eXp’s sole discretion.

I.	Agent-Owned Real Properties
1.	Generally

One of the great benefits of having a real estate license is the advantage of building personal wealth through the sale and purchase of real estate.  However, these transactions place both eXp as well as the Agent-Owner (defined below) at a greater risk of litigation due to the nature of rehabbed and flipped property transactions.  In addition, the mere fact that a seller or buyer is a licensed real estate professional and REALTOR® means they are held to a higher standard and subject to higher incidences of legal claims and litigation.  Therefore, these policies are intended to protect both the Agent-Owner, eXp, and all of our Agents and shareholders.

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a)	“Agent-Owned” means ownership is held or controlled by an Agent, whether through an Agent’s own name, a spouse’s name, a business entity, a trust, or that is otherwise owned and/or controlled by Agent and/or Agent’s spouse (also referred to as an “Agent-Owner”)
b)	Unless prior written approval is granted by Brokerage Operations leadership, Agents shall not enter into a contract to sell or flip a property until the Agent holds legal title (as opposed to mere equitable title) to the subject property.
c)	A single Agent may not represent both sides of a sales transaction if the Agent or a family member of the Agent is a principal or party to the transaction.
d)	Under NO circumstances can an Agent represent the buyer in a Personal Transaction (as defined below); additionally, an Agent cannot act as an intermediary in a Personal Transaction.
e)	Agents shall never act as a principal in a transaction without the full written consent of all parties.
f)	The buyer must sign an agency representation disclosure.
g)	Both the buyer and Agent shall execute the Disclosure of Personal Interest of eXp Realty Agent Addendum to Residential Purchase Contract with each Agent-Owned property.
h)	The parties must use standard forms and sales contracts and all forms must be state approved with full and accurate signatures & dates.
i)	Agent’s name, Agent and/or Agent’s spouse’s business entity or trust name, or Agent’s spouse’s name must be on the title or lease agreement (as applicable) for the Transaction to be considered.
j)	All seller disclosures must be made regarding any property defects or material information, must be completed on a seller’s disclosure notice, and must have all necessary signatures, dates & initials.
k)	For all transactions where the property is Agent-Owned, eXp strongly encourages that the Agent-Owner ensures a home inspection is delivered to the buyer.
(1)	The buyer must have a home inspection done by a licensed property inspector (if licensing is a requirement in the state in which the property is located) or submit a written waiver of such.
(2)	If buyer waives the right to a property inspection, the buyer must provide written notice of that waiver by completing and signing the Buyer Acknowledgement and Waiver of Inspections.
(3)	A copy of the property inspection, along with all addenda and/or amendments must be included in the file.
l)	For all transactions where the property is Agent-Owned, the Agent-Owner is strongly encouraged to ensure the property is covered by a standard home warranty from a company of the buyer’s choice.
(1)	The buyer must be made aware that they may purchase a residential service contract (home warranty) for the property via the Disclosure of Personal Interest of eXp Agent Addendum to Residential Purchase Contract.

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m)	Ownership must be disclosed in all marketing materials, MLS, advertising, and stated in the special provisions, or its equivalent, section of the contract regardless of what percentage of ownership interest in the property is held by the Agent.
n)	Agents are required to turn in a copy of the full closing disclosure and copies of any/all compensation checks received for the transaction.
o)	Any work completed on the property that requires a permit or is a major repair (i.e., repairs that are not of a casual nature, or otherwise require permits) shall be done by a licensed, bonded, and insured contractor. In jurisdictions where a contractor license is not required, the individual performing the repair(s) must be an experienced and qualified tradesperson.

2.	Personal Transactions

A “Personal Transaction” is any Transaction concerning a property that is owned or leased by an Agent (whether in an Agent’s own name, a spouse’s name, a business entity, a trust, or that is otherwise controlled by Agent and/or Agent’s spouse), regardless of whether Agent chooses to represent themselves or have another eXp Agent represent them.

Agents may exempt from the Minimum Company Dollar Rule three (3) Personal Transactions per Anniversary Year, whether involving the Agent’s ownership interests or leasehold interests. (Please communicate with your State Broker should you have questions.)

Personal Transactions will carry a Personal Transaction Fee (“Personal Transaction Fee”) taken as a charge against the Contractor Dollar, as follows:

a)	Personal Transactions involving a purchase or sale will carry a $250 Personal Transaction Fee, in addition to the Transaction Review Fee and Risk Management Fee. For Agents who have reached a Capped Status and who are paying a reduced Capped Status Transaction Fee, the Personal Transaction Fee shall be collected at the reduced rate of $75 per Personal Transaction for the remainder of that Agent’s Capping Period.
b)	Personal Transactions involving a lease will carry a $75 Personal Transaction Fee, and either, (i) no Transaction Review Fee or Risk Management Fee (if the Gross Compensation Income is $1,000 or less), or (ii) a Transaction Review Fee and Risk Management Fee (if the Gross Compensation Income is greater than $1,000). **Personal Transactions involving a lease do not count towards the three (3) exempt Personal Transactions per Anniversary Year.

Personal Transaction compensation is not included in revenue share calculations where no Company Dollar is generated from the completion of the Personal Transactions.

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When an Agent in the eXp Mentor Program is purchasing a personal property, a Buyer-Broker Agreement is required for the amount of compensation being collected.  Minimum compensation must be minimum Company Dollar for a Personal Transaction.

For eXp Agents in the eXp Mentor Program, please see the relevant eXp Mentor Program Addendum to Independent Contractor Agreement for rules and fees involved in a Personal Transaction.

J.	Commercial Property

Prior to transacting in or contemplating a commercial transaction, Agents must have authorization from their State Broker. Agents may not act outside their area of expertise.

Agents must be aware that eXp’s errors & omissions insurance policy limits are generally not sufficient to conduct many commercial real estate activities.

For purposes of these eXp P&Ps, “Residential Property” shall be defined as any real property that is zoned to accommodate a residential dwelling having not less than one (1) and not greater than four (4) dwelling units, whether such real property is vacant land or improved real property; and “Commercial Property” shall be defined as any real property that is not Residential Property.

K.	Unauthorized Activities
1.	Generally
a)	No business will be conducted in eXp’s name that does not pertain directly to the duties of a real estate licensee as directed by federal, state and local laws/regulations as well as eXp’s Policies, referenced herein.
b)	Agents shall not open any brick-and-mortar offices in eXp’s name or bind eXp to any agreements without the written consent of their State Broker.
c)	Except as otherwise provided in the last sentence to this paragraph, Agents shall not conduct property management services through eXp. The term “property management services” means engaging in any activities concerning an actual or prospective tenant on behalf of a client, whether or not such activities are coupled with any property preservation services (as that term is defined herein) (e.g., collecting rents, performing inspections, setting up repairs and maintenance, running a background check, making or assisting with tenant selection, etc.). However, Agents may list rental properties on behalf of landlord-clients, and Agents may assist tenant-clients in locating suitable properties in which to rent.
d)	Agents shall not operate limited function referral offices through eXp. The term “limited function referral offices” means those offices that are solely engaged in referring clients or customers to non-eXp real estate brokerage companies. Agents desiring to perform limited function referral offices should both (i) refer to their State P&Ps, and (ii) contact their State Broker for more information.

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e)	Agents shall not sell or list to sell business opportunities or engage in business brokerage activities. For avoidance of doubt, this prohibition does not apply to brokering interests of cooperative corporations (co-ops).
f)	Agents shall not conduct a final walk-through inspection on behalf of a client.
g)	Agents shall not perform work or do repairs on properties where the Agent is representing a buyer or seller.
h)	A single Agent shall not represent both sides of a sales transaction if the Agent or a family member of the Agent is a principal or party to the transaction. Failure to follow this policy can result in loss of errors and omissions coverage and each Agent shall be responsible for any legal costs and may be subject to removal from eXp, as provided in their ICA.
i)	Agents shall not represent both sides of a transaction without full written consent from all parties executed prior to contract. Failure to follow this policy can result in loss of errors and omissions coverage. Agents shall be responsible for all legal costs and may be subject to removal from eXp, as more fully provided in Agent’s ICA.
j)	Agents shall not engage in the act of wholesaling properties, in which they, or a family member, have a financial interest without first obtaining written approval from both the State Broker and Brokerage Operations leadership. No real estate compensation arising from a wholesaling transaction in which either the Agent and/or the Agent’s family member is a principal, shall be credited, reduced, or otherwise waived unless the transaction file is complete; and if the file is complete, any such crediting, reduction, or waiver must be approved in writing, and in advance, by Agent’s State Broker. In this instance, real estate wholesaling occurs when the Agent contracts with a home seller to purchase their property, markets the home to potential buyers and then sells and assigns the purchase contract to another buyer before the purchase transaction closes. The Agent makes a profit, which is the difference between the contracted price with the seller and the amount paid by the buyer. For avoidance of doubt, real estate wholesaling does not occur (for purposes of this paragraph) when there is a deed transfer as between the original seller and first buyer, on the one hand, and a second deed transfer as between the first buyer and subsequent buyer, on the other hand, even if the two deed transfers occur on the same day, whether or not through simultaneous closings. Agents should consult with their State Broker team or Regional Director (formerly known as their, “Centers of Excellence Director” or “COE Director”) for more information.
k)	Agents may only work with an unrepresented party with proper disclosure, and the Agent must represent a party in the transaction (i.e., helping a buyer client purchase from a for sale by owner, helping an unrepresented buyer purchase their listing where they represent the seller). MLS-only listings are not allowed.
l)	Agents shall not act outside of their area of expertise, either in knowledge base or geographic area. At the option of the State Broker, another Agent may be assigned to work with the Agent or to personally assist the Agent in such a transaction. If compensation to the Agent is affected, the State Broker shall negotiate a reasonable compensation agreement on that transaction.

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m)	As a general rule, Agents shall not contract for any services or bind eXp in any way without written consent of eXp. However, Agents may enter into client-specific or transaction-specific agreements (on eXp’s behalf), (1) that affect only themselves (as opposed to any other eXp Agents), and (2) which a reasonably prudent real estate licensee would customarily enter into in the normal and regular course of rendering those real estate brokerage services offered by eXp (including, without limitation, listing agreements, client-specific or transaction-specific referral agreements, and buyer-broker agreements).
n)	For avoidance of doubt, Agents do not have authority and are not permitted to enter into any agreements (on eXp’s behalf) that may affect any Agents other than themselves or eXp, including by way of example only, and without limitation, master referral agreements, lead generation agreements, master service agreements, office lease agreements, non-disclosure or confidentiality agreements, or any other type of business-to-business vendor agreement. If Agents are unsure whether they have the authority to enter into an agreement on eXp’s behalf, they should refrain from entering into that agreement and confer with their State Broker.
o)	Agents shall not render legal, appraisal or tax advice to any person on behalf of the Agent, the State Broker or eXp. Under no circumstances is an Agent to deny, or in any way discourage, a client from seeking the advice of an attorney of client’s choice. Rather, such activity should be encouraged.
p)	An Agent shall not act, or agree to act, as an “attorney in fact” (whether under a power of attorney, a representation agreement, or a transaction-related document), as follows:
1)	on behalf of a client or customer of eXp; or
2)	on behalf of a party that is on the opposite side of a Transaction from either an eXp client or customer, or from Agent (when acting as a principal in a Transaction).

NOTE: An Agent may act as an “attorney in fact” on behalf of a family member whom they represent in a Transaction, provided that they first receive the prior written approval of their State Broker.

q)	Agents whose clients are operating as an attorney in fact under a power of attorney must confer with their State Broker prior to accepting such client. For avoidance of doubt, eXp cannot confirm the validity or enforceability of any powers of attorney.
r)	Agents shall not recommend third party services with whom the Agent has a familial relationship in any transactions the Agent is directly involved in or has a financial interest in unless the Agent discloses their familial and/or financial interest (if any) in writing to the client, and also provides at least one additional referral, preferably more, at the same time.
s)	Agents shall not, directly or indirectly (such as through a company an Agent owns or controls), perform or complete any repairs on a property for a client, that is or is intended to become the subject of a transaction in which the Agent is involved, regardless of whether the Agent is a licensed contractor.
t)	Agents shall not enroll or participate in auction websites without State Broker approval.

2.	Competitor Affiliation is Prohibited

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An Agent shall not be affiliated with a competing real estate brokerage company.  This means that an Agent (including an Agent’s spouse or partner, if applicable) shall not alone or in association with others, whether individually or through any legal entity (such as a corporation, limited liability company, joint venture, etc.) do any of the following:

a)	own, manage, operate, or control;
b)	be employed by, or engaged as an independent contractor with;
c)	serve as an officer, director, consultant, or agent to;
d)	capitalize or lend money to; or
e)	grant the use of his or her name to

any residential or commercial real estate brokerage firm other than those within the eXp family of real estate brokerage companies. Notwithstanding the foregoing, an Agent may own, as a passive investor, the issued and outstanding stock of a publicly held company that competes with any real estate brokerage company within the eXp family of real estate brokerage companies.

3.	Limited Representation is Prohibited

Except as otherwise provided below, no Agent shall enter into any representation relationship with a seller, buyer, landlord, or tenant that limits the services to be provided to that person (“Limited Representation”), nor shall any Agent participate in any transaction that does not result in a fiduciary relationship between an Agent and the seller, buyer, landlord, or renter.

However, an Agent may engage in any of the following Limited Representation relationships provided that, (1) each such relationship is disclosed in writing and signed by the client or customer, and such disclosure clearly establishes the Agent’s duties to the client or customer (including the limitations of the Agent’s relationship with the client or customer), (2) any such relationship is not prohibited by applicable law or regulations, and (3) any such relationship is not prohibited by State P&Ps:

a)	a “limited dual agency” relationship;
b)	a “transactional” relationship (i.e., a nonagency relationship where an Agent does not represent a buyer or seller, or landlord and renter, in the transaction, treating both as customers); and
c)	a “facilitator” relationship (i.e., a relationship where an Agent assists a buyer and seller, or landlord and renter, in reaching agreement in a real estate transaction but has no fiduciary duties to either party).

If an Agent is unclear with the above, the Agent should contact their State Broker before engaging in any of these relationships.

In any listing engagement (including where there is Limited Representation), no Agents shall encourage or place in any “MLS listing remarks,” directions that a buyer’s or renter’s agent (or potential buyers or renters themselves) contact the seller or landlord, directly, for any reason.

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VII.	ANCILLARY AND AFFILIATED SERVICES
A.	Property Preservation Services

Agents may only engage in property preservation services when working on behalf of clients that are asset managers or institutional clients (whether or not associated with eXp’s REO/Relocation division).  Agents may not engage in property preservation services for clients that are not asset managers or institutional clients.  The term “property preservation services’’ means tending to and managing only the physical aspects of any real property on behalf of a client (e.g., scheduling, coordinating, and/or setting up any repairs or maintenance concerning a client’s real property).  For avoidance of doubt, “property preservation services” are distinct from “property management services” (defined herein).  For example, and without limitation, an Agent may schedule plumbing repairs on behalf of a bank that owns an REO property, but an Agent may not schedule plumbing repairs for a mere, individual property owner that owns a property.

B.	Mortgage Loan Origination
1.	Generally

Except as may otherwise be prohibited by law, an Agent may perform mortgage activities in any Transaction in which they have a personal or financial interest.

2.	Dual Capacity

If an Agent is authorized by applicable law to perform both real estate brokerage activities and mortgage loan origination activities, the Agent may perform both sets of activities in the same transaction provided that the Agent has properly disclosed their “dual capacity” (as both real estate agent and mortgage loan originator) to his or her client.

3.	Familial Relationship - Conditionally Acceptable

An Agent may not refer the services of a mortgage loan originator, that has a familial relationship to the Agent, on any transactions in which the Agent is performing real estate brokerage activities, unless each of the following conditions are met: (1) the buyer/borrower is being represented through the Agent and is not an opposite party in the purchase transaction; (2) such familial relationship is disclosed to the buyer/borrower, in writing, in advance of making the referral (an email from the Agent to the buyer/borrower is acceptable; see below example); (3) if the disclosure is made through email, then a copy of the email is uploaded to the transaction file in eXp’s transaction management system; if the disclosure is made in any other written form, it must be signed and then uploaded to the transaction file in eXp’s transaction management system; and (4) the Agent must provide the name and contact information for at least one additional mortgage loan originator at the time the referral is made to buyer/borrower.

Example:  Agent sends the following email to the buyer/borrower:

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“Dear [Buyer/Borrower],

Here are a couple of loan originators for your consideration:

1.	Sally Smith of Smith Mortgage: (732) 123-4567
2.	Jenny Jones of Jones Home Loans: (732) 321-7654

*Jenny is my spouse; you can pick any loan originator you choose and your options are not limited to the two individuals or companies listed in this email.”

C.	Affiliated Business Arrangements – Ownership in Settlement Service Providers

**(This section of these eXp P&Ps is applicable when an Agent has a direct or indirect (beneficial) ownership interest in any settlement service provider, and that Agent or a member of any team to which that Agent belongs, intends to refer that settlement service provider to an eXp client.)**

Step 1: Produce a Custom Affiliated Business Arrangement (ABA) Disclosure Form. Agents that own an interest in a settlement service provider must use their own ABA disclosure form in all purchase and sale Transactions that they participate in on behalf of eXp; this is to be used in addition to eXp’s own ABA disclosure form. Agents will have their own ABA disclosure form prepared by competent legal counsel; Agents are not to prepare this form themselves. The proposed ABA disclosure form must name eXp (and the Agent) in the “From” line at the top of the form; the form must also contain language referencing eXp, substantially similar to the following:

“eXp Realty, LLC, together with its subsidiaries and affiliates (collectively, “eXp”), does not have any relationship with [Name of settlement service provider].”

(Agents are responsible for updating their ABA disclosure form from time to time so that it always remains in conformance with applicable law and any changes in factual circumstances. Each update to an Agent’s ABA disclosure form must be accompanied by an additional legal opinion letter, as more fully discussed, below.)

Step 2: RESPA Attorney.  Agent consults with an attorney of their choosing that is knowledgeable in the Real Estate Settlement Procedures Act (“RESPA”), for the purpose of having that attorney review the Agent’s proposed ABA disclosure form (and any updates to that form) at the Agent’s sole cost and expense. The attorney will also be responsible for confirming the truth and accuracy of any entities and entity-relationships referenced in the proposed (or updated) ABA disclosure form. If the Agent’s attorney determines that the proposed (or updated) ABA disclosure form does not conform with RESPA or is less than true and correct, then the Agent or attorney will revise it so that it conforms to RESPA and is true and correct.

Step 3: Legal Opinion Letter.  After the Agent’s attorney has determined that the proposed (or updated)

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ABA disclosure form conforms with RESPA, makes true and correct representations, and contains the recommended language that is needed for eXp, the Agent’s attorney proceeds to draft a legal opinion letter, for the benefit of Agent and eXp and upon which each may rely, that among other things, (1) provides that the attorney is conversant in RESPA, (2) affirms that the proposed (or updated) ABA disclosure form conforms with RESPA, (3) substantiates how/why it conforms with RESPA, and (4) affirms that the relationships spelled out in the ABA disclosure form are true and correct. (Agent must have a new legal opinion letter produced each time Agent’s ABA disclosure form is updated.)

Step 4: Delivery to eXp.  The Agent provides eXp with a copy of both the proposed (or updated) ABA disclosure form and the Agent’s attorney’s legal opinion letter.  The proposed (or updated) ABA disclosure form and legal opinion letter are to be routed to eXp’s Legal Operations Department for its review.

Step 5(a): Authorization for Proposed ABA Disclosure form.   If eXp receives Agent’s proposed ABA disclosure form and the accompanying legal opinion letter and its Legal Operations Department approves of each of them, then eXp will present Agent with a copy of its Agent-Owned Settlement Service Provider Addendum for Agent’s signature.  Thereafter, Agent will have eXp’s authorization to use, and shall use, Agent’s proposed ABA disclosure form in connection with each Transaction that they and any of their team members engage in.

Step 5(b): Authorization for Updated ABA Disclosure form.  If eXp receives Agent’s updated ABA disclosure form and the accompanying legal opinion letter and its Legal Operations Department approves of each of them, then eXp will formalize its approval, in writing, and thereafter, Agent will have eXp’s authorization to use, and shall use, Agent’s updated ABA disclosure form in connection with each Transaction that they and any of their team members engage in.

Step 6: Use.  Once the proposed (or updated) ABA disclosure form and Agent’s attorney’s legal opinion letter have been approved by eXp, Agent shall use, and shall cause each member of any team to which Agent belongs (if applicable) to use, Agent’s proposed (or updated) ABA disclosure form in all Transactions that they participate in on behalf of eXp.

Note: Agent may not own a settlement service provider and also serve as a real estate licensee on behalf of eXp unless/until all the above referenced steps are completed.

D.	Home Warranty Companies

**(This section of these eXp P&Ps is applicable when an Agent wants to work with and be compensated

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by a home warranty company.)**

1.	Free to Contract with Home Warranty Company

eXp will not prohibit an Agent from contracting directly with a home warranty company on their own, individual behalf (and not on behalf of eXp), for purposes of rendering a “compensable service” (as such term is used in Title 24 of the Code of Federal Regulations Section 3500.14 (Prohibition against kickbacks and unearned fees)) to that home warranty company.  For avoidance of doubt, a compensable service is not conditioned on the referral of business to that home warranty company; rather, it is services actually performed by an Agent.  Any such contract as between a home warranty company and an Agent is not to reference eXp in any way.

2.	No Review of Contract

eXp will not review or render any opinion on the sufficiency of any contract to be entered into between a home warranty company and an Agent as it relates to the Agent’s performance of a “compensable service” for that home warranty company.

3.	No Referral Fees

No Agent may receive compensation (i.e., a referral fee) from a home warranty company if the basis for such compensation is the making of a referral of a prospective customer to a home warranty company.

4.	Free to Receive Payment for Compensable Services

eXp will not prohibit an Agent from receiving compensation directly from a home warranty company as a result of the Agent’s rendering of a compensable service for that home warranty company.  eXp will not be a payment intermediary, i.e., we will not receive payment from a home warranty company and then forward that payment along to an Agent.

5.	No Amendment to ABA Disclosure Form

eXp will not amend its ABA Disclosure Form, or produce or authorize the production of any new eXp ABA Disclosure Form, to include references to any home warranty company with whom an Agent may be individually contracted.

VIII.	AGENT FEES
A.	Standard Fees

Agent fees include each of those listed below (note - unused portions of any monthly fees previously paid will not be credited/prorated).  For avoidance of doubt, an Agent shall not be assessed, more than once per Transaction, any Agent fees that are generated on a Transaction-by-Transaction basis (such as Transaction Review Fees, Risk Management Fees, and Capped Status Transaction Fees).

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●	Sign-Up Fee: $149*. This sum includes an Agent’s first month Cloud Brokerage Fee. (*NYC REBNY Agents shall pay a Sign-Up Fee of $199.)

●	Cloud Brokerage Fee: $85* per month, includes access to all platforms. (*NYC REBNY Agents shall pay a Cloud Brokerage Fee of $165 per month.)

●	Washington Workers Compensation Insurance: Agents whose primary state of licensure is Washington shall pay the workers portion of the Washington Workers’ Compensation Insurance premium as stated on each annual Rate Notice issued by the Washington State Department of Labor & Industries prior to the start of each calendar year.

●	Transaction Review Fee: $25 per Transaction. All Transactions (as defined in the ICA) will include a Transaction Review Fee taken as a charge against the Contractor Dollar (defined below) and shall be deducted from all Transactions, excluding all referrals, Broker Price Opinions (“BPOs”), and leasing/rental compensation under $1,000 Gross Compensation Income to eXp.

●	Risk Management Fee: $60 per Transaction. All Transactions will include a Risk Management Fee taken as a charge against the Contractor Dollar Amount and shall be deducted from all closings, excluding all referrals, BPOs, and leasing/rental compensation under $1,000 Gross Compensation Income to eXp. The annual per eXp Agent cap on payment of Risk Management Fees for non-commercial Transactions is $750. Commercial Transactions do not have a Risk Management Fee cap.

●	Capped Status Transaction Fee: Once an Agent has reached their annual Company Dollar Cap amount and is in a “Capped Status”, then that Agent shall pay a “Tier 1” Capped Status Transaction Fee, per Transaction. The Tier 1 Capped Status Transaction Fee shall be in an amount that is the lesser of the following: (a) 20% of GCI, or (b) $250, per Transaction. The Capped Status Transaction Fee shall be collected until $5,000 has been collected (per Capping Period), at which point Agent shall pay a “Tier 2” Capped Status Transaction Fee, per Transaction. The Tier 2 Capped Status Transaction Fee shall be in the amount of $75 per Transaction for the remainder of that Agent’s Capping Period. For avoidance of doubt, the terms “Tier 1” and “Tier 2,” as used in connection with the Capped Status Transaction Fee, are entirely unrelated to the terms “Tier 1” and “Tier 2,” as used in connection with the Revenue Share Plan.

This Capped Status Transaction Fee applies to each side of a Transaction closed by an Agent in a Capped Status, unless the Agent is in a “One eXp Agent, Two Transaction Sides” transaction (defined below), in which case the Agent is charged one Capped Status Transaction Fee per Transaction, not per Transaction side. The term “One eXp Agent, Two Transaction Sides” means a dual agency transaction in which one natural person represents a buyer and seller in the same transaction.

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For avoidance of doubt, if an Agent in a Capped Status is representing a seller, and another Agent in a Capped Status is representing a buyer, in the same Transaction, then the Agent that is representing the seller shall pay their 20% of GCI or $250 (if they have not already paid $5,000 in Capped Status Transaction Fees for that Capping Period), or $75 (if they have already paid $5,000 in Capped Status Transaction Fees for that Capping Period), and the Agent that is representing the buyer shall pay their 20% of GCI, $250, or $75 (as the case may be), for that Transaction.

Revenue share will not be paid out on Transactions completed by Agents in a Capped Status. Capped Status Transaction Fees will be in addition to all other deductions and fees. The Minimum Company Dollar Rule (defined below) and the Capped Status Transaction Fee are separate from each other; when one applies, the other does not. The Minimum Company Dollar Rule applies when an Agent is not in a Capped Status, and the Capped Status Transaction Fee applies when an Agent is in a Capped Status.

In situations where more than one Agent together represent either (or both) Transaction side(s) in any single Transaction, and because the Capped Status Transaction Fee is “per Transaction side” and not “per Agent,” then the Capped Status Transaction Fees are always split between Agents on the same Transaction side in an amount equal to the proportionate percentage of the compensation each Agent earns, as reflected in the applicable Disbursement Agreement.

Example 1 (Two eXp Agents, One Transaction Side):

If:

●	Agent A and Agent B are both in a Capped Status; and
●	Agent A has paid $1,000 and Agent B $2,500 in Capped Status Transaction Fees during their respective then-current Capping Periods; and
●	Agent A and Agent B both represented the buyer in a sales Transaction; and
●	GCI is $10,000
●	Agent A received 60% of the compensation and Agent B received 40% of the compensation.

Then:

●	The applicable Capped Status Transaction Fee for both Agent A and Agent B would be $250, because $250 is less than the amount that equals 20% of GCI (that is, $10,000 GCI x 20% = $2,000); and
●	Agent A would pay $150 (60% of the $250) of the Capped Status Transaction Fee and Agent B would pay $100 (40% of the $250) of the Capped Status Transaction Fee.

Example 2 (Two eXp Agents, One Transaction Side):

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If:

●	Same facts as Example 1, except that Agent A has paid $5,000 in Capped Status Transaction Fees during his/her then-current Capping Period

Then:

●	The $250 Capped Status Transaction Fee would then be reduced to $75 for Agent A because Agent A has paid a total of $5,000 in Capped Status Transaction Fees; and
●	Agent A would pay $45 (60% of the $75) of the Capped Status Transaction Fee and Agent B would pay $100 (40% of the $250) of the Capped Status Transaction Fee

In the example above, each Agent will pay the percentage of their respective Capped Status Transaction Fee amount, if any, if the Agents have different applicable Capped Status Transaction Fee amounts.

Example 3 (One eXp Agent, Two Transaction Sides):

If:

●	Agent A has not paid $5,000 in Capped Status Transaction Fees during his/her then-current Capping Period and has a Transaction in which they represent both sides.

Then:

●	One $250 Capped Status Transaction Fee will be split and then applied to each side ($125 per side).
B.	Minimum Company Dollar Rule

Subject to the below-referenced exemptions, eXp is to receive a minimum amount of Company Dollar on each closed purchase Transaction, and on each closed sale Transaction, involving an Agent who is not in a Capped Status.   This is known as the “Minimum Company Dollar Rule.”  The Minimum Company Dollar Rule shall be applied as follows:

●	When the final, gross sales price of the subject property is greater than or equal to $83,333, then the amount of Company Dollar to be received by eXp shall be the greater of, (a) $500, or (b) an amount that is equal to twenty percent (20%) of the GCI.

●	When the final, gross sales price of the subject property is less than $83,333, then the amount of Company Dollar to be received by eXp shall be the lesser of, (a) $500 or (b) an amount that is equal to twenty percent (20%) of the GCI.

Each Agent has an obligation to act in good faith in his or her dealings with eXp.  Therefore, and except as it pertains to exempted Personal Transactions, no Agent shall credit, reduce, or otherwise waive his or her rights to receive a real estate compensation in amounts greater than thirty percent (30%) of the GCI, on any Transaction that is subject to the Minimum Company Dollar Rule, without first receiving

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their State Broker’s written approval.  For avoidance of doubt, eXp does not mandate the amount of fees or percentages that an Agent charges clients.

NOTE: The Minimum Company Dollar Rule applies to all purchase or sale Transactions, except as otherwise set forth in these P&Ps. The Minimum Company Dollar Rule and the Capped Status Transaction Fee are separate from each other; when one applies, the other does not. The Minimum Company Dollar Rule applies when an Agent is not in a Capped Status, and the Capped Status Transaction Fee applies when an Agent is in a Capped Status.  For avoidance of doubt, the Minimum Company Dollar Rule does not reduce or eliminate an Agent’s obligation to pay any other applicable per Transaction fee; an Agent’s obligation to pay all such fees remain in full force and effect.

1.	Exemptions from the Minimum Company Dollar Rule:

The following Transaction types are exempt from the Minimum Company Dollar Rule and will be paid out according to the Agent’s regular payment plan per the terms of the Agent’s ICA and in these eXp P&Ps:

a)	3 Personal Transactions per Anniversary Year;
b)	REO/HUD Listings;
c)	Short Sales;
d)	Rental Transactions;
e)	Referral Transactions;
f)	BPO Transactions; and
g)	Such other Transactions as may be determined by eXp in its sole and absolute discretion on a case-by-case basis.
C.	Late Fees

All amounts charged to the Agent from eXp for recurring payments, monthly Cloud Brokerage Fees, and/or paid for programs opted in, and any other fees charged or back-charged for reimbursement per written agreements and policies are due within 10 days from the date of billing.

Any billing that remains unpaid more than 30 days past due shall be assessed a late fee in an amount that is the lesser of: (a) $25 or (b) the maximum amount allowed under state law. For avoidance of doubt, no unpaid invoice shall be assessed more than one late fee.

If an Agent’s account reaches 90 days past due/delinquent, eXp may terminate this Agreement pursuant to the Termination clause in the ICA and any/all pending compensation payments and/or revenue share payments shall be forfeited to the company.

Each Agent shall pay eXp, in full, any past due fees and other amounts owing from that Agent upon demand, and any unpaid balances shall be subject to collections and/or formal legal proceedings. Additionally, if an Agent has elected to participate in the 2015 Agent Equity Program, the Agent’s participation will be temporarily suspended until eXp has been paid in full.

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D.	eXp Right to Payment

eXp has the irrevocable right to seek payment or reimbursement, as applicable, from each Agent, in connection with the Reimbursable Amounts.  Payment or reimbursement of Reimbursable Amounts may be obtained by eXp, through any (or any combination) of the following methods: (i) offset against any fees, revenue sharing, other compensation, or any combination thereof, owed by eXp to an Agent; and (ii) using an Agent’s preferred payment method then on file with eXp.

E.	Agent Fees Non-Refundable

All of the above referenced fees are non-refundable. Sales tax laws and regulations for each state determine whether a fee is subject to sales tax. If applicable, sales tax is applied as a separate line item on the Agent’s statement. eXp reserves the right to adjust this fee schedule. For the avoidance of doubt, nothing in this section shall preclude eXp from having the ability to make any adjustments or corrections; any such adjustments or corrections shall not constitute a refund to Agent.

IX.	ACCOUNTING AND COMPENSATION
A.	I.R.S. Form 1099

Agents will receive I.R.S. Form 1099 on or before January 31 of the calendar year following their earnings in compliance with requirements published by the Internal Revenue Service. Total earnings reported to Agents will include Agent compensation earned, revenue share earned, and stock issuances (ICON Agent Awards, stock awards, etc.).  All information reported to the Internal Revenue Service is reported on a cash basis, thus all compensation reported is based on the calendar year in which the Agent was paid.  For example, if a home closed for a client on December 30, but eXp did not receive final paperwork until January 2, and the Agent was paid on January 3, that transaction will be included on the next year’s I.R.S. Form 1099.  Please consult a tax advisor for proper reporting of taxable income and deductions.  Upon visiting MY | eXp® or submitting an email request to 1099@exprealty.com, Agents can receive an I.R.S. Form 1099 Report with the breakdown of earnings and fees paid within the period.  (Note: A breakdown of earnings and fees will be available, whether or not eXp prepares and releases an I.R.S. Form 1099.  Also note: If an Agent operates through a legal entity, that Agent and that Agent’s legal entity might not receive an I.R.S. Form 1099, if one is not required by law.)  Agents that are licensed in more than one state will be paid in accordance with the real estate licensing laws and rules of the most restrictive state in which that Agent is licensed.  On each I.R.S. Form 1099 prepared and released by eXp, eXp will identify, as “RECIPIENT” (see picture, below), that natural person or legal entity that received the payment, from eXp, this is being reported.

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B.	Compensation

To receive compensation from eXp, an Agent must maintain a perfect “Name and TIN Match” across the following three platforms:

1.	state licensing records (name matching only)

2.	the W-9 on file with eXp

3.	the I.R.S. TIN Matching System

Agents electing to be compensated through a legal entity must ensure:

1.	The W-9 is amended to reflect the entity’s complete legal name and Tax ID.

2.	The entity is duly licensed and in good standing with the state department of licensing.

3.	The entity is permitted to receive such compensation under applicable law.

4.	The entity is validly formed and in good standing with the applicable state agency, such as the Secretary of State.

eXp reserves the right to withhold 100% of any compensation* if the recipient’s name or Tax ID does not match across the required platforms, whether the recipient is the Agent or a legal entity. (For purposes of this section, the term “compensation” is all-encompassing.  It includes Contractor Dollar,

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Revenue Share Plan payments, equity-related awards or issuances, reimbursements, and any other fees or payments otherwise due to the Agent from eXp.)

An Agent cannot transact real estate brokerage business, for payment, in a state in which an Agent is not licensed.

All compensation, including but not limited to, retainers (that is, all fees, deposits, or other monies requested from a consumer that are to be used to retain the professional real estate services of an Agent), rental compensation, administrative fees, document storage fees, broker price opinions, and any additional fees charged to the consumer by the Agent (such as, for example, any Administrative Transaction Fee), shall be made payable to eXp and shall be subject to any applicable splits.  At no time shall the Agent accept client payments made payable to themselves directly. All compensation and Agent-collected fees are subject to applicable Company Dollar and Contractor Dollar splits.  (Note: Retainer fees shall be non-refundable, where permitted by law.  Agents will consult with their State Broker before collecting any retainer).

Any agreement to share compensation between Agents within eXp shall be done so in writing. All agreements shall be uploaded and stored in eXp’s transaction management system. In the absence of a signed written agreement between Agents, eXp shall pay the entire Agent share of the compensation to the Agent(s) whose name(s) appear on the transactional document between the principals (to be divided equally between those Agents if more than one and not otherwise specified).  Except for team disputes, eXp will make the final determination regarding compensation disputes between Agents licensed with eXp. All referrals between Agent and any other eXp-related agent must be documented on that eXp-approved Referral Agreement for use in the originating brokerage jurisdiction.  For example, if an eXp Agent in Utah were to refer a client to an agent in Italy that is affiliated with eXp Italia S.r.l. (that is eXp’s affiliate operating in Italy), then that referral relationship must be memorialized in the form of Referral Agreement as used and approved by eXp in Utah.  Conversely, if an agent affiliated with eXp Italia S.r.l. were to refer a client to an eXp Agent in Utah, then that referral relationship must be memorialized in the form of Referral Agreement as used and approved by eXp Italia S.r.l.

An Agent may only receive payment related to a transaction if any one or more of the following apply: (1) they are designated on the transaction paperwork as the Agent representing a party to the transaction; or (2) they have a written referral document in eXp’s transaction management system; or (3) they have the appropriate team documents on file with eXp indicating, with specificity, when and in what amounts compensation to the Agent is to be made; or (4) with the prior express written consent of an attorney within eXp’s Legal Operations Department or a Designated Managing Broker (“DMB”) (or higher) in eXp’s Brokerage Operations Department. This prohibition applies regardless of whether an Agent seeks to modify a general agreement concerning all transactions, an agreement concerning transactions within a specific category, or an agreement concerning a specific property. This prohibition extends to changes in compensation an Agent would otherwise receive even for theoretical transactions that are not yet under contract.

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Any sales incentive, gift, and/or bonus received shall be paid to eXp. eXp treats bonuses, gifts and incentives as any other compensation and will pay the Agent based on the Agent’s current split.

C.	Compensation Advances

Compensation advance are not offered by eXp directly but may be obtained in accordance with the following procedures.  All compensation advances must be approved in writing by the State Broker in advance.

1.	Prior to signing any compensation advance agreement, the Agent must have the listing file (with an accepted purchase and sale contract) or the transaction file uploaded in eXp’s transaction management system, and it must have passed eXp’s approval process.
2.	An Agent may only receive up to 70% of the net compensation due to the Agent as a compensation advance, or an amount less than $20,000, and up to $6,000 on active listing advances. (Note: Compensation advance companies outside of eXp Solutions may offer different amounts). Exceptions to this general rule may be made on a case by case basis in extenuating circumstances, as determined by eXp in its sole and absolute discretion.
3.	Agents may receive multiple compensation advances but the aggregate of all compensation advances that an Agent may have outstanding at any one time shall not exceed $20,000.
4.	A $100 service charge (“Service Charge”) will be added to: 1) any advances made from a compensation advance company that is outside of eXp Solutions; and 2) and UCC liens presented to eXp from a compensation advance company seeking payment of any unpaid compensation advance(s).
D.	Actions for Unpaid Compensation or Procuring Cause Claims

A decision to proceed with legal action, mediation or arbitration against a party owing compensation to eXp will be made solely at the discretion of eXp.  eXp shall not have any monetary obligations to the Agent or any other party, resulting from brokerage fees and/or compensation that is uncollected. Agents may obtain independent counsel as desired to pursue and/or defend their position during mediation or arbitration. eXp shall not supply counsel to pursue these items.

Should the Agent be named in a mediation or arbitration as the respondent, eXp reserves the right to require that the total amount of the disputed compensation is held by eXp until the mediation or arbitration results are received. Should eXp and the Agent not prevail, the Agent shall pay all compensation amounts immediately to eXp.

An Agent does not have the authority to reduce, defer or replace any portion of eXp’s splits or fees without the written consent of the State Broker, or eXp.

E.	Referral Payments and Relocation Companies

Referrals shall only be paid to licensed Agents in conjunction with all Department of Licensing rules and regulations.  However, as it pertains to any international referrals concerning jurisdictions that do not

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require licensing, such referrals will be facilitated in accordance with that jurisdiction’s laws, rules, and regulations.

All referrals between an Agent and any other non-eXp agent or brokerage must be in writing and uploaded into eXp’s transaction management system.

All third-party referrals are subject to eXp split and eXp cap rules.

Outbound referral fees are taken off the top of a transaction and directed to the referral/relocation companies.

F.	Perceived Compensation Discrepancies

Agents shall have ninety (90) days following original disbursement of a compensation to notify eXp’s Transaction Processing Team (via email only to compensationdispute@exprealty.net) of any perceived compensation discrepancy resulting in a payment shortage to the Agent.  eXp will evaluate the Agent’s notification and if eXp agrees that there has been a payment discrepancy at the Agent’s expense, eXp will correct such a discrepancy.  However, if the Agent fails to timely notify eXp’s Transaction Processing Team of any such perceived compensation discrepancy within the time and manner specified, then the subject compensation payment amount will be deemed correct and final by eXp, and that amount, whatever it may be, will be used and relied upon by eXp for all purposes under the Agent’s ICA.  For the avoidance of doubt, nothing in eXp’s P&Ps shall preclude eXp from reopening any matters or revisiting any files, at any time, in instances where there may have been any compensation discrepancy resulting in a payment shortage to eXp (e.g., an overpayment to an Agent); eXp reserves all rights to seek immediate reimbursement from an Agent for such amounts in such instances.

X.	MARKETING AND ADVERTISING

As a representative of eXp, Agents are expected to adhere to the highest standards of conduct and professionalism. This extends to all marketing and advertising activities including social media, digital, print and other forms of content used to communicate with potential clients and prospective Agents.

A.	Compliance with Laws, Guidelines, and Regulations
1.	Agents are prohibited from posting inaccurate or misleading information in all of their content whether intended for clients or prospective Agents; Agents’ marketing, advertising and communication must be completely factual.
2.	All marketing, advertising, and communication, whether for property listings, Agent Attraction, or general purposes, must adhere to all federal, state, and local laws and regulations (e.g., any REALTOR® Code of Ethics, fair housing, antitrust, license, copyright, etc.), including, when using any tools or communications provided by or on behalf of eXp. This includes broad-based

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mandates like the Telephone Consumer Protection Act (“TCPA”), including “do not call list” guidelines, the Telemarketing Sales Rules (“TSR”), the CAN-SPAM Act, Federal Trade Commission (“FTC”) rules, Securities and Exchange Commission (“SEC”) regulations, NAR antitrust practice changes (see https://www.nar.realtor/the-facts/nar-settlement-faqs), and state and national tortious interference laws, and their implementing rules and regulations (collectively, “Solicitation Laws”). For avoidance of doubt, eXp cannot and does not make any representations to Agents concerning the lawfulness of the content and/or manner of transmission of any communication or communication tools provided to Agents that may be provided or offered by eXp or any of eXp’s affiliated partners, any eXp provided lead generation vendors, or in or through any training classes or materials provided by or through any other Agent or eXp employee. Agents must consult their own legal counsel before using any eXp tools and/or communication.
3.	Agents are solely responsible for the content of any and all communications and the means of communication (phone, fax, text, etc.) with any third parties, including customers, potential customers, leads or other individuals or entities, and Agents are solely responsible for complying with any laws, and payment of taxes and tariffs applicable in any way to an Agent’s real estate practice and marketing or any other service offerings contemplated in an Agent’s real estate practice. AGENT IS EXPRESSLY PROHIBITED FROM ENGAGING IN ANY COMMUNICATIONS VIOLATIVE OF THE SOLICITATION LAWS OR ANY SIMILAR FEDERAL, STATE, OR LOCAL LAW, RULE, OR REGULATION AS AN AGENT OF EXP, AND DOES NOT HAVE EXPRESS, IMPLIED, OR APPARENT AUTHORITY TO MAKE SUCH COMMUNICATIONS. If eXp becomes aware that it has received compensation from any transactions in which an Agent engaged in violative calls, eXp will return any such compensation and such a return shall be intended to constitute full rejection (as opposed to ratification) of such conduct.
4.	Agents are responsible for ensuring that all advertisements are compliant with all applicable federal, state, and local laws, rules, and regulations, including, without limitation, each of the following: HUD rules and regulations, RESPA (including its implementing rules and regulations), and rules and regulations promulgated by state-level real estate regulatory bodies (such as, for example, a state’s Dept. of Real Estate, Real Estate Commission, or analogous bodies having a different name). Furthermore, Agents must adhere to the standards of the REALTOR® Code of Ethics and the rules of Boards or MLSs.
5.	Agents may not use the name, likeness, or reference to or of any other Agents in their own marketing materials without first obtaining the referenced-Agent’s prior written consent.

6.	In regards to communicating offers of compensation, such offers shall be at a seller’s written direction and made in compliance with eXp State P&P’s.
B.	eXp Brand Guidelines
1.	Use of eXp logo and name are considered advertising and must comply with the eXp Brand Guidelines

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2.	Agents must read and comply with the eXp Brand Guidelines, which can be found on MY | eXp®, HUB, and/or on the applicable eXp website, for brand and logo usage.
3.	eXp provides Agents with access to a vast library of pre-produced and pre-approved marketing and advertising content through the eXp Canva which can be found on MY | eXp®, HUB, and/or on the applicable eXp website. Agents are encouraged to utilize this tool to the furthest extent possible. All content in eXp Canva has been reviewed and approved by eXp’s Marketing, Agent Compliance, and Legal teams. Note: While eXp Canva templates are pre-approved for brand and regulatory compliance, any custom-created content or significantly modified templates must be processed through the designated compliance channel (as specified in Marketing Review and Approval, below) prior to publication.
4.	Agents must properly brand their content to avoid leading viewers to believe that their website, social media profile, presentation, or other marketing content is official eXp marketing collateral. Agents must prominently identify themselves and provide their contact information on all content. Specific to websites, Agent’s name and/or team name, as well as eXp’s logo should be visible above the fold.
5.	Use of the letters or trademark “eXp” or “eXp Realty” in DBA, entity names, domain names, social media handles, channel names, and other social media is prohibited (e.g., @exprealtyjohn, @exprealtytx, etc.).
6.	Agents may use a combination of their name or team name along with the phrase “eXp Realty”“ to name pages on Facebook and other similar platforms (e.g., The John Doe Team – eXp Realty).
7.	The use of the letters “eXp” or the name “eXp” in social media profiles or page names to claim a geographic area or specific location is prohibited (e.g., eXp of Bellingham, eXp Washington, etc.).
C.	Intellectual Property Rights

eXp respects the valid intellectual property of others, and we fully expect our employees and Agents to do the same, in the same way we expect others to respect our intellectual property. Agents shall not infringe the intellectual property rights of others in the course of providing real estate agent services, including (a) avoiding the use of any trademarks that would in any way be confusingly similar to the senior trademarks of others, and (b) avoiding the use of any unlicensed images or other media of others.

1.	Permission to Use eXp Trademarks
a)	In order to keep the eXp brand strong and enforceable, eXp is required to control its use and maintain consistency and quality associated with its use. As an Agent of eXp, in the course of promotion of real estate services, Agents may only use eXp trademarks (e.g., eXp, eXp Realty, and/or the logos associated therewith), in a manner consistent with the eXp Brand Guidelines, which can be found on MY | eXp®, HUB, and/or on the applicable eXp website.

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b)	Moreover, Agents should not do anything that would damage or dilute the goodwill associated with eXp trademarks. To the extent eXp determines that an Agent’s use of an eXp trademark is, in any way, harmful to eXp, or its trademarks, the Agent will modify his/her use immediately after notice from eXp to conform to eXp’s standards.
c)	eXp may revoke any permission to display eXp trademarks if an Agent does not comply with the policies in this document.
2.	eXp Trademark Usage
a)	Agents may only use eXp trademarks to promote their activities as Agents with eXp and not for any other purpose. Prohibited uses include using eXp trademarks to promote Agent-hosted events without obtaining permission from eXp.
b)	Agents may not use any eXp trademarks or branding content to sell products or services online or elsewhere, such as accessories, or apparel, etc., or to promote the products or services of others, unless eXp grants a written license to do so.
c)	Agents should use the eXp Realty logo, together with their team name and/or team logo, in their advertising and communication content to avoid confusion with official eXp created advertising and communication.
d)	Agents must not use the trademark eXp, eXp Realty, EXP, or variations thereof, or any other eXp trademark, in any website domain, email address (other than provided by eXp), social media handle, or social media page.
e)	Agents may not use any eXp Commercial related trademark for any purposes unless they are also affiliated with eXp Commercial and subject to an eXp Commercial-specific Independent Contractor Agreement. Use of eXp Commercial-related trademarks shall be subject to those terms and conditions set forth within eXp Commercial U.S. Policies and Procedures, which, for the avoidance of doubt, is distinct and separate from the policies set forth within these eXp P&Ps.
f)	Agents must never register, or attempt to register, with any agency, any trademarks, business names, or legal entity names, that include the trademarks eXp, eXp Realty, EXP, or variations thereof, or any other eXp trademark, whether as a stand-alone trademark/name, or in combination with another trademark/name.
3.	Unlicensed Content and Trademarks
a)	Agents must never use unlicensed images or other unlicensed media (e.g., photos, including photos of properties, videos, music, etc.) in promoting any real estate advertisements/listings or any real estate services. Violations of this policy may result legal costs to Agent, sanctions and potentially termination.
b)	Other than original media created by Agent, all media (including images, photos of properties, videos, music, etc…) used by the Agent must be acquired from a vetted and/or

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reputable source (e.g., reputable stock image licensor, or a licensor that Agent has verified to be a reputable provider of the media with authority to grant the rights or license required for Agent’s purposes).
c)	Agents are prohibited from using trademarks or names in promoting their real estate services that are confusingly similar to the trademarks of others. Agents shall not infringe the trademark rights of others in promoting their real estate services.
D.	Marketing Review and Approval
1.	Compliance. Agents shall ensure that all marketing (including, without limitation, websites, signs, billboards, bus stop advertising, social media, business cards, and flyers) complies with the eXp Brand Guidelines (which can be found on MY | eXp®, HUB, and/or on the applicable eXp website), applicable law, and State Department of Licensing rules and regulations. This responsibility includes identifying oneself as a licensee affiliated with eXp, on all content.

2.	Pre-Approved Templates. Agents are encouraged to utilize pre-approved templates found in eXp Canva or in the eXp Marketing Center to ensure automatic brand and regulatory compliance.

3.	Custom-Created Content. However, Agents desiring to use their own custom-created content may do so, provided that they first submit that content for eXp’s review (as described, below), in fulfillment of eXp’s non-delegable supervisory responsibilities.

a)	eXp Review Bot. eXp’s review is performed by eXp’s proprietary automated review bot (in states where available and permitted by applicable law) and/or by its State Broker review teams. eXp’s proprietary automated review bot was developed with direct State Broker input and expertise to ensure that all necessary compliance benchmarks are integrated into the system’s review logic. This ensures that 100% of Agent custom-created content is subject to the continuous “review and inspect” standards required by state regulatory bodies. In jurisdictions where eXp’s proprietary automated review bot is active, Agents shall upload content directly to the system. The system automatically logs every submission to the Agent’s profile, creating a permanent audit trail evidencing active broker oversight. eXp’s proprietary automated review bot will notify the Agent of required changes or clearance for publication. The availability of this supervisory tool does not relieve the Agent of their sole responsibility for the accuracy and legal compliance of their marketing materials.

b)	State Broker Team. All custom-created content that is not reviewed through eXp’s automated review bot must be submitted to the applicable State Broker Team. In jurisdictions where eXp’s proprietary automated review bot is not active, content shall be submitted via email to the applicable State Broker team for manual review and logging. State Broker team will notify the Agent of required changes or clearance for publication.

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The availability of this supervisory tool does not relieve the Agent of their sole responsibility for the accuracy and legal compliance of their marketing materials.
E.	Property-Related Advertising

All property-related advertising including yard signs, flyers, door hangers, digital ads (web, social media, etc.) may not be published or placed until eXp has the executed listing agreement and, if custom-created content, such content has been submitted through the designated compliance channel.

1.	Yard Signs
a)	Signs must comply with all local, state and federal requirements.
b)	Signs used must be signs designed by or expressly approved by eXp. This includes sign riders, directional signs, sold signs, and other signs as needed to support the listing. Approval can be obtained through the review process outlined above.
c)	Most MLSs prohibit putting up a “For Sale” sign before entering the listing in the MLS. A listing must be reported when it is taken and when it is sold within certain limitations. Agents must follow the MLS rules and comply. Any fine that results due to a violation of this policy will be paid by the Agent and not the State Broker or eXp.

2.	Flyers, Door Hangers, etc.
a)	Printed content must comply with all local, state and federal requirements.
b)	Review and approval of flyers, door hangers, etc. can be obtained through the review process outlined above.

3.	Online Advertisements and Content
a)	Agents may post property-related content to their own websites, blogs, and social media profiles and pages provided.
b)	Agents may use paid or boosted advertisements through social media, search engines, or other online platforms for the purchase or sale of client property.
c)	Agents shall ensure that all online advertising and content marketing is accurate and legally compliant prior to posting.

F.	MLS Advertising

Agents are prohibited from advertising offers of compensation in a multiple listing service (“MLS”) as directed in their State P&P’s.  Agents are also prohibited from using MLS data or data feeds to directly or indirectly establish or maintain a platform containing offers of compensation from multiple brokers or other buyer representatives.

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G.	General Advertising
1.	In Any Medium

Under no circumstances may an Agent hold themselves out to the public, or advertise in any medium (including, without limitation, in their email signature block, or when engaging in recruiting efforts), that they are an “owner agent” of eXp, even if the Agent owns one or more shares of stock in AGNT, Inc.  For avoidance of doubt, the foregoing prohibition is entirely unrelated to, and distinct from, an Agent’s obligation to disclose and/or advertise that they are an “agent owner” of any real property that they maintain as a listing.

2.	Business Cards

Unless the Agent has the express permission (through the official review process) on a design different from those provided by eXp, the Agent will use an eXp-approved design. Template designs are available to Agents in eXp Canva.

All Agent business cards will have the following identifying information on the cards:

a)	Brokerage name.
b)	Agent name as it appears on state licensing documents.
c)	Agent title.
(1)	Title may include any of the following where allowed:
(a)	REALTOR®
(b)	Real Estate Professional
(c)	Buyer’s Agent
(d)	Listing Agent
(2)	Title may also list a professional designation as recognized by the National Association of REALTORS®.
(a)	CRS, ABR, SRS, RSPS, etc.
(3)	Agents cannot use a title that would reasonably lead someone to believe that the Agent is an employee of eXp or representing themself as an employee of eXp (e.g., Recruiter, Recruiting Manager, Vice President of Agent Attraction, Growth Leader) or any other such term or title that may cause confusion as to the Agent’s position with eXp.
(4)	Additional items which may be included on the front of business cards:
(a)	eXp provided alias email address
(b)	Agent’s direct phone number
(c)	eXp website or Agent’s careers site
(d)	Social media accounts such as LinkedIn, Facebook and/or Twitter
(e)	Personal business website or blog
d)	Business cards must adhere to all applicable state-specific requirements such as real estate license number(s), MLS number(s), font size, etc.

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3.	Social Media
a)	Agents must learn and abide by the terms of service of any social networks or online advertising platforms.
b)	Shareable social media content can be found on MY | eXp®, HUB, and/or on the applicable eXp website, and on eXp’s respective social media channels.
c)	Agents may not use social media to compete with eXp or engage in conduct that could create a conflict of interest.
d)	Social media content that is discourteous, aggressive, defamatory, discriminatory, sexually explicit, offensive, or in any other way damaging to viewers is prohibited.
(1)	Attacks or harassment against protected classes based on race, religion, age, gender, familial status, sexual orientation, disability, national origin, veteran status, and/or genetic information are not allowed.
(2)	Agents are to avoid arguments and aggressive language on social media that could leave a negative view of eXp and/or impact the Agent’s business.
(3)	Agents shall demonstrate respect to other eXp Agents, staff, clients, and potential clients and Agents, by not using social media to make defamatory or negative comments about eXp or other persons affiliated with eXp (e.g., staff, customers, vendors, contractors, service providers, etc.).
(4)	Agents are responsible for their social media channels and content. Any violation of these policies can lead to sanctions, up to termination.
e)	Agents must identify themselves clearly and avoid deceptive titles that would reasonably lead the public to believe the Agent is an employee of eXp (e.g., Director of Agent Attraction at eXp, CEO of Revenue Share at eXp, etc.)
(1)	Agents must identify themselves as Agents, sales representatives, brokers, etc. with eXp Realty, and in accordance with state guidelines.
(2)	If an Agent is using a title within their team structure, they should clearly state their position in the team, the team’s name, and include that the team is with “eXp Realty” (e.g., John Doe, Team Lead – Team Excellence, with eXp Realty).
(3)	Agents are prohibited from claiming they own or have rights to exclusively represent eXp for any given geographical territories via social media, websites, job ads, etc. (e.g., “John Doe – eXp Bellingham, Washington”).
(4)	Agents must adhere to state-specific rules and guidelines for profile and page names, as well as all other content on social media networks.
f)	Social media pages, profiles or handles that contain eXp branding and content may contain Agent team names if the Agent’s team name has been appropriately registered with eXp and the state department of real estate where required.
g)	Shared statistics about eXp (Agent count, rankings, etc.) should be cited and verified with eXp before posting.
h)	Paid advertisements for Agent Attraction are not allowed through social media platforms or search engines. See the Agent Attraction section for more information.
i)	See something, say something. If an Agent sees something on social media that requires an official eXp response or violates the policies and procedures or ICA, they are

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encouraged to contact compliance@exprealty.net. The team will respond within two business days.

4.	Websites
a)	Websites containing eXp brand or logo must have prominent above-the-fold co-branding for the Agent/Agent team and eXp. Users should be able to reasonably differentiate between Agent-created sites and official eXp sites.
b)	Domain names used for real estate or relating to eXp’s business may not use the trademark “eXp” or the letters “exp” in the domain name (e.g., expbellingham.com, expwashington.com, realestateeXperts.com, etc.).
c)	Agents are responsible for ensuring articles, blogs, downloadable files, and all online content are accurate and not misleading.
d)	If content (blog post, article, etc.) is hosted on a site other than the Agent’s, review and approval is to be obtained through the Marketing Review and Approval process mentioned above.
(1)	Upon publication and distribution, Agents should monitor channels daily for the first week, then weekly thereafter for any false or defamatory comments.
(2)	Comments that are false or misleading should be removed or addressed through proper communication channels.
e)	The creation and use of online revenue share calculators by eXp Agents or third parties is strictly prohibited. However, eXp Agents may use the official eXp Revenue Share Calculator on MY | eXp®, HUB, and/or on the applicable eXp website, provided they comply with all applicable terms of use and company guidelines.
H.	Promotional Discount Advertisements

From time to time an Agent may decide to offer and advertise promotional discounts in order to generate additional listings for themselves.  Any Agent that elects to offer and advertise such promotional discounts must ensure that such advertisements clearly and conspicuously state that the promotional discount is being offered exclusively by the Agent, and not by eXp, and approved as outlined above.

I.	Co-Marketing and Co-Listing Arrangements

eXp does not prohibit Agents from engaging in co-marketing arrangements and/or co-listing arrangements, as between eXp, on the one hand, and a non-eXp brokerage firm, on the other hand, provided that any such arrangements conform with, and are not violative of, all applicable law, rules, and regulations.  If Agents are interested in engaging in any such arrangements, they must first consult with their State Broker.

J.	Employment Ads and Job Postings

Agents may not create employment ads or job postings for the sole purpose of attracting prospective

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Agents to grow their Revenue Share Group within eXp’s Revenue Share Plan. Advertisements for open positions may only be used to recruit prospective Agents to join a registered team in a salaried or shared compensation position or to hire individuals for paid support positions.

All employment ads or job postings must adhere to local laws and regulations, eXp policies, and National Association of REALTORS® advertising guidelines. The use of job websites, online classifieds, employment-related search engines, and paid advertisements for the purpose of posting a job or creating an employment ad is limited to the following criteria:

1.	Only teams (defined as one lead Agent or team leader and at least one or more licensed Agents working as a team member with a Team Agreement, as defined in the Teams section below) that have registered with and been approved by their state commission, State Broker, and by eXp’s Agent Transitions team may advertise for available Agent positions on their team. These are positions for Agents who will join a registered team (not to be confused with Revenue Share Group) participating in a predetermined compensation split.

2.	Any employment ad or job posting that results in direct affiliation with eXp (i.e., an Agent joining your team who also signs an ICA with eXp) must be reviewed and approved by the State Broker and by eXp’s Agent Compliance team prior to publication. The job description must also include the following disclaimer: “[TEAM NAME] is a team of licensees independently contracted with eXp. The position in this ad is not a listing for direct employment. The earning potential, perks, benefits, and access to systems listed within this description are contingent upon the applicant signing an Independent Contractor Agreement with eXp.”

3.	Employment ads or job postings for support staff (scheduling coordinator, valuation specialist, transaction coordinator, etc.) must also be reviewed and approved by the Agent Compliance team via compliance@exprealty.net. Independent Contractors not affiliated with a team may also post jobs and employment ads to build their support staff.

4.	An independent Agent who wishes to form a registered team may use job sites, online classifieds, or employment-related search engines to advertise for their first salaried position or Agent team member. The Agent should submit their intention to form a team and their advertisement to their State Broker and to eXp’s Agent Compliance team for review and approval prior to posting and indicate that it is an advertisement for the initial team member.

5.	Agents shall not advertise under false pretenses and/or offer what appear to be positions of employment with eXp, AGNT, Inc., or any of its subsidiaries and/or advertise content which is otherwise misleading. Employment ads should include Agent team name and indication of affiliation with eXp (e.g., John Doe Real Estate Team – by, with, or of, eXp).

6.	Job listings must not contain eXp branding, official images, logos, or other intellectual property with the exception of an eXp logo. Employment advertisements must not contain links to official eXp job listings or websites.

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7.	Income as an eXp Agent through compensation or revenue share is not guaranteed and is based on productivity. Unless the position for which the Agent is hiring has a set base hourly rate or salary amount, then the amount listed in the wages or salary section of the employment ad must say “compensation-based” or an equivalent. If platform rules do not allow a non-specific amount, Agents must select the lowest wage or salary amount allowed and provide information about earning potential within the body of the description. Job postings must follow platform guidelines for independent contractor, non-employee (1099) positions if there is no base wage or salary offer.
K.	Media Relations

eXp has furnished Agents with the “Media Relations Guidelines and Best Practices” resource that they should read and understand before engaging with the media. This resource can be found on MY | eXp®, HUB, and/or on the applicable eXp website.  Any additional questions or requests related to media relations should be sent to pressreleases@exprealty.com.

All press releases mentioning eXp must be pre-approved prior to distribution and include the following language: “[insert name] is an independent contractor of eXp and this is not an official press release of eXp, its parent company AGNT, Inc., or any related subsidiary.” Once approved via the above email address, the press release cannot be modified without additional approval for the modifications.

Please refer all media requests to talk about eXp, services, products, data, stock price, market expansion, etc. to pressreleases@exprealty.com.

Media requests about the Agent’s opinion on the local market are acceptable. Agents should refrain from speaking directly about eXp or speculating on the stock price of AGNT, Inc. We discourage Agents from discussing national industry issues or local/national competitors.

L.	Content License And Model Release Provided By An Agent

Unless otherwise expressly agreed upon in writing between eXp and Agent, to the extent an Agent provides to eXp or any of its affiliates or licensees (not to be confused with real estate licensees) (collectively, “eXp Licensees”), any photographs, images or content of any type created or otherwise owned by the Agent (collectively, “Agent Content”) including, without limitation, by uploading such Agent Content via any online network operated by an eXp Licensee, Agent retains ownership to such Agent Content but Agent hereby grants eXp Licensees a royalty-free, irrevocable, world-wide, perpetual, non-exclusive license to publicly display, distribute, reproduce and create derivative works of the Agent Content, in whole or in part, in any media, including on any eXp Licensee website, for any purpose, including advertising and promotion of eXp Licensee services and/or products.

1.	Agent warrants and represents that Agent Content provided by Agent to eXp Licensees does not violate the intellectual property of others. eXp Licensees will not be required to pay any additional consideration or seek any additional approval in connection with using the Agent

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Content provided by Agent, and eXp Licensees retain exclusive and sole discretion as to whether to use such Agent Content or reject or remove such Agent Content from any online systems operated by any eXp Licensees.

2.	Moreover, to the extent Agent provides to any eXp Licensees, or otherwise consents to allow eXp Licensees to receive and/or record any photographs and/or verbal statements of the Agent as a model, Agent hereby provides eXp Licensees with the irrevocable right to use Agent’s name (or any fictional name), likeness, picture, portrait, photograph, video, and voice in all forms and in all media and in all manner, without any restriction as to changes or alterations (including but not limited to composite or distorted representations or derivative works made in any medium) for advertising, trade, promotion, exhibition, or any other lawful purposes, and Agent waives any right to inspect or approve such photograph(s) or finished version(s) incorporating such photograph(s), including any written materials or other content that may be created and appear in connection therewith. Agent acknowledges and agrees that eXp may record any instances occurring within eXp World, and that all Agent avatars and/or voices are subject to recordation and subsequent use by eXp. For example, if you attend any eXp in-person events (as an Agent), and photographs are taken, those photographs may be used by eXp for any purposes; that is, eXp is free to use them in advertising, on social media sites, etc. The preceding is but one example, and is not intended to limit the license being granted to eXp.

3.	Agent hereby waives all moral rights as to such photographs and releases and shall hold harmless eXp Licensees, and their assigns, licensees, successors in interest, agents, employees and representatives from any liability by virtue of any blurring, distortion, alteration, or use in composite form whether intentional or otherwise, that may occur or be produced in the taking of the photographs, or in any processing thereof.
XI.	REALTOR® ASSOCIATION AND MULTIPLE LISTING SERVICE BOARDS OF DIRECTORS
A.	Associations of REALTORS®

eXp is a member of local Associations of REALTORS® where appropriate for access to MLS, access to standardize forms, and for other localized member benefits.  Agents may not join a Board of Directors of any local Associations of REALTORS® without eXp first becoming a member.

B.	Multiple Listing Services

Agent access to their local/regional MLS is always via the broker participant; Agents cannot join an MLS without the broker first becoming a participant of the service.

When serving on the Board of Directors of an MLS, eXp Agents and regional brokers will bear in mind

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that because we are a brokerage, not a franchise model, access to the MLS is conditional upon eXp’s approval. As a result, policy and business decisions regarding MLS on the national, state and local levels will conform precisely to stated eXp policies and positions and to any NAR antitrust practice changes. In the absence of a stated position, elected volunteers usually cannot go wrong by choosing consumer-friendly policies that enhance data collaboration, consolidation and the freedom of the broker to use MLS data in ways conforming to generally accepted practices on the internet.

XII.	EXP’S REVENUE SHARE PLAN
A.	Overview

eXp’s Revenue Share Plan (the “Revenue Share Plan”) provides a financial incentive to Agents who help grow sales within the AGNT, Inc. family of real estate brokerage companies. The plan is funded through eXp’s collection of Company Dollar from Qualifying Transactions.

One-half of the Company Dollar earned and received is used for eXp’s operating expenses and other management purposes (this is known as “Retained Company Dollar”), while the remaining half is placed in the “Revenue Share Pool.”  Each brokerage within AGNT, Inc. has its own Revenue Share Pool, determined on a per-country basis.

eXp calculates the Revenue Share Plan across all seven Tiers, monthly.  If the total amount calculated to be paid out in a given month is less than the full amount in the Revenue Share Pool (known as the, “Calculated Company Dollar”), the difference (the “Adjustment Bonus” or “Adjustment Amount”) is added to the payout.  In this way, eXp ensures that all money within the Revenue Share Pool is fully paid each month. eXp reserves the right to apply the Adjustment Bonus to any Tier or combination of Tiers in its sole discretion.

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B.	Revenue Share Explained

As an Agent sponsors productive agents, they earn 17.5% of the Revenue Share Pool from the Qualifying Transactions of their directly sponsored agents (Tier 1). As these agents sponsor others, additional Tiers are unlocked, allowing the Agent to earn through eXpansion Share and eXponential Share.

Example:  Suppose that Agent sponsors 15 new eXp agents (Tier 1), who sponsor 25 agents (Tier 2), who sponsor 40 agents (Tier 3), and so on.  If 10 of the Tier 1 agents are FLQA, the Agent unlocks earnings from Tiers 4 and 5, as follows:

1.	17.5% from Tier 1 transactions.
2.	20% from Tier 2 (1% eXpansion Share + 19% eXponential Share)
3.	12.5% from Tier 3 (0.5% eXpansion Share + 12% eXponential Share)
4.	7.5% from Tier 4 (0.5% eXpansion Share + 7% eXponential Share)

Revenue share is paid on the 22nd of each month for the previous month’s transactions. No revenue share is paid on transactions from agents in Capped Status, as no Company Dollar is generated.

C.	Qualifications To Receive Revenue Share

To receive both eXpansion Share and eXponential Share, an Agent must:

1.	Be Revenue Share Eligible at the time of payout.

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2.	Hold an active real estate license or registration with eXp in any area where both parties conduct business.
D.	Manipulating Revenue Share Plan Prohibited

Each Agent has an obligation to act in good faith in his or her dealings with eXp. Agents shall not attempt to manipulate the Revenue Share Plan.  Examples of attempts to manipulate the Revenue Share Plan include, without limitation, each of the following: (1) engaging in the practice of sponsoring Straw Agents, and (2) adding any other Agent’s name(s) to transaction documentation who was not a true party to the transaction solely for the purpose of artificially qualifying that eXp Agent as an FLQA.

eXp shall have the right and sole discretion to determine who is manipulating the Revenue Share Plan, and reserves the right to terminate Agents for such activities.

eXp will also notify an Agent that it has released the licenses of any Agent(s) that it believes are Straw Agents and review the Agent’s recruiting practices with the Agent.

If, after reviewing the recruiting practices with the Agent, the Agent continues to engage in, or appears to be engaged in, the practice of manipulating the Revenue Share Plan, the Agent may be restricted from sponsoring agents and/or released from eXp.

E.	Revenue Share Vesting Policy
1.	Achieving Vested Status

Except as otherwise provided elsewhere in these eXp P&Ps, to become vested in the Revenue Share Plan, an Agent must satisfy each of the following two conditions for not less than 36 consecutive calendar months (the “Vesting Period”):

a)be in Good Standing; and
b)be affiliated with eXp as a real estate licensee.

2.	Maintaining Vested Status

Once vested, an Agent shall remain vested in the Revenue Share Plan, subject to the following additional conditions:

a)	Within thirty (30) days from an Agent’s Offboard Date, if the Agent has achieved a vested status, as described above, the Agent must submit a request to eXp via email to revenueshare@exprealty.net to be recognized as a vested Agent.

b)	For eXpansion Share: An Agent shall maintain their vested status in the eXpansion Share earned under the Revenue Share Plan from and after their Offboard Date, provided that they maintain a real estate license that is active and in good standing, even if they affiliate with a competitor (as described in the Competitor Affiliation is Prohibited section in these P&Ps).

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c)	For eXponential Share: An Agent shall maintain their vested status in the eXponential Share earned under the Revenue Share Plan from and after their Offboard Date, provided that (i) they maintain a real estate license that is active and in good standing, and (ii) they do not affiliate with a competitor (as described in the Competitor Affiliation is Prohibited section in these P&Ps).

3.	Losing Vested Status

Despite the statements in the “Maintaining Vested Status” section, above, eXp reserves the right, as determined in its sole discretion, to withdraw an Agent’s Vested Status if any of the following conditions are true:

a)	an Agent is convicted of a crime;
b)	an Agent commits or attempts to commit or admits to committing acts of moral turpitude or that are inconsistent with eXp’s core values;
c)	an Agent has engaged in legal action against eXp or acted in a manner that facilitates, or is in any way connected to, legal action against eXp; or
d)	an Agent has violated one or more obligations that survive the termination of their ICA.

4.	Discretionary Regaining of Vested Status upon Reaffiliation

If a vested Agent offboards from eXp, and subsequently re-affiliates with eXp, regardless of whether reaffiliation occurs during or after the Agent’s Original Sponsor Window (defined below), then that Agent may, in eXp’s sole and absolute discretion, be restored to their original position in the Revenue Share Plan (and regain their vested status), subject to the following conditions:

a)	Agent re-affiliates under their original sponsor; and
b)	Agent did not lose their vested status for any of the reasons specified in Section 3 (Losing Vested Status), immediately above.

The “Original Sponsor Window” is the one (1) year period beginning on an Agent’s Offboard Date, during which time, if an Agent rejoins eXp, that Agent’s Sponsor will continue to serve in the same capacity.  For avoidance of doubt, Agent’s failure to satisfy the conditions of maintaining their vested status under Section 2 (Maintaining Vested Status), above, shall not adversely impact the potential restoration of Agent’s original position in the Revenue Share Plan.  Agent will not be entitled to receive any “back payments”; Agent will only be entitled to receive payments arising from their original position in the Revenue Share Plan which are generated from and after Agent’s new Onboard Date.

F.	Agent Succession Policy

An Agent may nominate a successor to his or her position in eXp’s Revenue Share Plan (collectively, an “Agent position” or “Agent’s position”) in the event of the Agent’s death or permanent incapacitation.  Upon the death or permanent incapacity of an Agent, such Agent shall automatically

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be considered Vested in the Revenue Share Plan regardless of whether the Agent has met the requirements under the Revenue Share Vesting Policy.

Nomination of a successor may only be accomplished by correctly completing the “Rev. Share Position” Successor Nomination Form (the “Successor Nomination Form”), which can be found on MY | eXp®, HUB, and/or on the applicable eXp website, and submitting it to the Onboarding team (for newly joining agents) or the eXpert Care team (for existing agents), as applicable, within eXp prior to such Agent’s death or permanent incapacity.  Any Successor Nomination Form(s) submitted to eXp that is/are not properly completed will not be accepted. Nomination of a successor(s) becomes effective once the Onboarding Team receives a correctly completed and signed copy of the Successor Nomination Form.  Completed Successor Nomination Forms submitted by newly joining Agents shall be submitted together with the rest of their new agent documentation to the Onboarding team; all other Agents must submit their completed Successor Nomination Forms to the eXpert Care Team via email to expertcare@exprealty.net.

Successor nomination(s) will only apply to the Agent’s position as identified by the Agent ID number provided in section 1 of the Successor Nomination Form.  An Agent may nominate no more than one primary and one secondary successor at a time.  A minor, trust, or entity cannot be nominated as a successor because the successor must be eligible to obtain and hold a valid real estate license.  An Agent’s position may be transferred to the Agent’s secondary successor if no primary successor is living or able to accept the Agent’s position for any reason at the time of the Agent’s death or permanent incapacitation, or if the Agent’s primary successor is not approved by eXp.  If both of the successors nominated by an Agent predecease the Agent then the Agent must change his or her successor nomination(s) or that Agent’s position will close upon that Agent’s death and no further successor nomination(s) will be accepted, with the exception of any surviving spouse that was not previously nominated.

It is the sole responsibility of an Agent to change any nominated successors, except that, if the Agent was married and does not nominate a successor, or no nominated successor survives the Agent, the Agent’s spouse shall be deemed to be nominated as the Agent’s successor, provided that proof of marriage or a legally recognized union be provided to eXp upon request, and provided also that the Agent’s spouse meets all of the requirements to become an approved, succeeding Agent.  In the event of divorce where a former spouse was a nominated successor to an Agent, such nomination will automatically lapse and will not be recognized by eXp unless a new nomination, dated after the divorce or termination, is submitted.

An Agent can change his or her successor nomination(s) at any time by submitting one of the following to the eXpert Care Team at expertcare@exprealty.net: (i) a new Successor Nomination Form; or (ii) a letter of instruction to revoke the then current successor nomination(s) on file with eXp. The submitting Agent must sign and date the Successor Nomination Form or letter of instruction, as described immediately above, for his or her nomination change or revocation of nomination to be valid.  A successor nomination may not be changed or revoked by will, codicil, trust, request made by email,

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telephone conversation, or any method other than by the Successor Nomination Form or letter of instruction, as described above.

Before any nominated successor can be placed into another Agent’s position within eXp, the nominated successor must first be approved (through appointment) by eXp. eXp reserves the right, in its sole discretion, at any time and without prior notice, to decline to approve or accept any nominated successor for any or no reason.  eXp shall not be required to approve the appointment of the nominated successor for an Agent that was not in Good Standing with eXp or for a nominated successor that is an existing Agent not in Good Standing.  A nominated successor shall have a reasonable time, but in no event more than twelve (12) months from the date of Agent’s death or permanent incapacity, to become a licensed real estate professional and join eXp, which shall be determined by the nominated successor’s Onboard Date.  All requests to exercise a successor’s nomination must be submitted to the Agent Compliance team via email to compliance@exprealty.net.

Nomination as a successor does not create any legal right(s) to, legal interests in, or any guarantee of approval and appointment as a successor by eXp.  Additionally, an Agent’s position is not a property right that can be transferred through a will, trust instrument, probate proceedings, guardianship/conservatorship proceedings, divorce proceedings, sale and/or assignment, and/or any other legal process.  For avoidance of doubt, an Agent’s legal representative (under a will), trustee (under a trust), attorney in fact (under a power of attorney), guardian or conservator (under a guardianship/conservatorship), or a court of competent jurisdiction (in legal proceedings), cannot nominate (or appoint) an Agent’s successor; only an Agent can nominate his or her successor by completing and submitting the Successor Nomination Form to eXp and only eXp can approve an Agent’s nomination and appoint a successor to an Agent’s position.  An Agent’s position cannot be bought, sold, traded, or otherwise conveyed by an Agent; eXp reserves the right to deny approving and accepting the appointment of an Agent’s nominated successor if eXp, in its sole discretion, believes that an Agent’s position is being bought, sold, traded, or otherwise conveyed.

Any revenue share earnings that would otherwise become payable during the period of time beginning on the date of an Agent’s death or permanent incapacitation and the nominated successor’s Onboard Date (if the successor is not already an Agent), or appointment approval date (if the successor is already an Agent), shall accrue for a period not to exceed twelve (12) months following Agent’s death or permanent incapacitation.  The accrued revenue share earnings shall be paid to Agent’s approved and appointed successor.  If Agent’s nominated successor does not become approved and appointed on or before the twelve (12) month period, then all such accrued revenue share earnings shall lapse and will not be paid out to the Agent’s successor or held for payment at a later date.

An Agent’s position may be transferred through Agent Succession in perpetuity.  If an Agent holds more than one Agent position through Agent Succession, that Agent can only earn an ICON Agent Award on one Agent position.  If an Agent holds more than one Agent position, that Agent may nominate different successor(s) to each Agent position that they hold.

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G.	Modifications to the Revenue Share Plan

The stated revenue share payout structure may be modified to allow eXp to better compete, attract and retain agents as well as to maintain a base level of profitability.

The terms and conditions of this policy, or to eXp’s Revenue Share Plan, are subject to modification as and when determined by the Executive Management of eXp and/or the Board of Directors of AGNT, Inc., without notice to or approval from Agents.  An explanation about revenue sharing calculations as well as other aspects of the Revenue Share Plan can be obtained by contacting eXp’s Revenue Share Support Team at revenueshare@exprealty.com.  Notwithstanding anything to the contrary in the ICA or in eXp’s P&Ps, no modifications to the Revenue Share Plan will require eXp to provide notice of such modifications to Agents, or to obtain signatures from Agents, in order for such modifications to be binding against Agents.

**In acknowledgment of certain contributions made to eXp’s growth and infrastructure, eXp reserves the right to designate certain managing brokers, executives and key personnel as being in Good Standing with eXp notwithstanding any discrepancies that may exist from time to time between their own personal production and the criteria set forth in the ICA and the eXp P&Ps. In addition, such personnel may be deemed to be in Good Standing even though no monthly Cloud Brokerage Fee is assessed against such personnel.

XIII.	AGENT ATTRACTION

Agents can influence prospective Agents not yet affiliated with an eXp brokerage firm to join eXp and leverage their efforts to earn Revenue Share.  “Agent Attraction” is the process of engaging credible, ethical, and productive real estate professionals and inviting them to join an eXp Brokerage (defined below).

The policies in this section are based on eXp’s core values and serve as a guide for Agents as they participate in ethical and successful Agent Attraction activities.  All efforts related to Agent Attraction that violate any law, rule, or regulation on a national, state, and local level are prohibited.

A.	Sponsorship Interference Prohibited
1.	Agents are prohibited from encouraging prospective Agents already engaged in the Agent Attraction process with another Agent to change their intended sponsorship declaration.
2.	It is the responsibility of each Agent to discover if a prospective Agent is already engaged in the Agent Attraction process with another Agent and shall refer them back to their prior contact as a professional courtesy.
3.	Each Agent is responsible to ensure that the recipients of their Agent Attraction communication are not currently eXp Agents. These types of solicitations and any other actions encouraging a change of sponsorship by a current Agent are considered to be interference and are prohibited.

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4.	Agents are prohibited from encouraging existing Agents to strategically offboard from eXp; this includes the practice of encouraging existing Agents to offboard from eXp, with the intention to later rejoin eXp, but only after the closing of the Original Sponsor Window.
5.	Any effort to interfere with, coerce, or otherwise unethically convince a prospective or current Agent to change their intended sponsorship declaration (or current sponsor) is subject to corrective action up to and including termination of their affiliation with, and severance, from eXp.
6.	Incentives may not be used as a means to persuade a prospective Agent to change their intended sponsorship declaration. This includes offering benefits outside of eXp business model such as cash, access to paid services, gifts, office space, guaranteed leads, the payment of monthly technology and registration costs with eXp, etc.
7.	Disparaging fellow Agents in an effort to persuade a prospective Agent to change sponsorship or their intended sponsorship declaration is strictly prohibited.
B.	Income and Lifestyle Claims

Agents at eXp can generate income through three primary opportunities: real estate compensation, equity opportunities, and eXp’s Revenue Share Plan.  When discussing these opportunities with others, Agents must ensure that any statements about potential earnings follow the income claim guidelines outlined below.

Income claims include any communication or content that shows, states, or implies how much an Agent has earned or could earn through the eXp opportunity. This includes earnings statements, visual content, presentations, social media posts, and other materials shared verbally, digitally, or in writing. Lifestyle claims, such as images or videos that imply financial success from eXp’s revenue share model, whether stated explicitly or implicitly, must follow income claim rules and include the required disclaimer.

All claims related to earning income with eXp must adhere to the following guidelines:

1.	Income claims must be truthful, accurate, and not misleading in any way.

2.	All claims must set appropriate expectations by providing context, including the time, work, and effort required to achieve the stated or implied outcome.

3.	Income claims must be accompanied by eXp’s income disclaimer statement that also includes a link to eXp’s U.S. average income disclosure chart. Agents shall place the following statement clearly and conspicuously in their content:

“These figures are not a guarantee, representation or projection of earnings or profits you can or should expect. They also do not include expenses incurred by agents in operating their businesses. eXp makes no guarantee of financial success. Success with eXp results only from successful sales efforts, which require hard work, diligence, skill, persistence, competence, and

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leadership. Your success will depend upon how well you exercise these qualities. Visit the applicable eXp website for average agent earnings and additional information about earning opportunities with eXp.”

4.	Agents may use eXp-produced marketing materials or create their own content to describe income opportunities. Agent-created content that includes income claims or earnings examples must be submitted for review and approval by their State Broker team and the Agent Compliance team at compliance@exprealty.net before it is shared in any form.

5.	Agents are not permitted to use terms such as “residual income,” “passive income,” or similar phrases that suggest income can be earned without meaningful effort when promoting the eXp opportunity. Any language that implies income is easy, automatic, or guaranteed violates this policy.

6.	The creation and use of online revenue share calculators by agents or third parties is strictly prohibited. However, agents may use the official eXp Revenue Share Calculator on MY | eXp®, HUB, and/or on the applicable eXp website, provided they follow all terms of use and guidelines set by the company.
C.	Recruiting
1.	Except as expressly provided by eXp, in writing, real estate licensees who hang their license with eXp are the only individuals authorized to present the eXp opportunity to prospective Agents.
2.	Agents may employ the services of assistants (including licensed, unlicensed and virtual) to engage in limited Agent Attraction-related activities provided they adhere to these guidelines:
a)	Assistants may not actively recruit individuals or present eXp opportunity.
b)	Compensating individuals, in any manner, either directly or through affiliation, who are not real estate licensees affiliated with eXp, to recruit or attract agents to eXp is strictly prohibited. Agents shall not hire or engage any third parties for the purpose of engaging in recruitment or attraction activities on that Agent’s behalf.
c)	Assistants may set appointments for the Agent who employs them to present eXp opportunity to prospective Agents.
d)	Assistants must clearly identify the Agent or team they are representing, provide opt-out instructions, and present the Agents’ contact information to the prospective Agent they are communicating with. For example, if an assistant is engaged by a particular Agent and not by eXp (as a company), that assistant cannot say that they are calling on behalf of eXp; they may only say they are calling on behalf of the Agent on whose behalf they are engaged.
e)	The hiring of assistants whose responsibilities will include participation in the above Agent Attraction activities must comply with the policies found in these eXp P&Ps (respectively titled “Agent Assistants - Unlicensed,” and “Agent Assistants – Licensed”) that regulate the utilization of assistants.

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3.	The use of agents, hired agents, staff, recruitment companies or other similar third-party services to send unsolicited text messages, emails, place phone calls, etc. is not allowed in the Agent Attraction process.
4.	Compensating individuals, in any manner, who are not real estate licensees affiliated with eXp, to recruit or attract agents to eXp is strictly prohibited. An Agent shall not hire or engage any third parties for the purpose of engaging in recruitment or attraction activities on such Agent’s behalf.
5.	Agents may utilize prospective-agent prospect lead-generating services provided that the prospective-agent leads have given permission to be contacted and the initial contact with such leads is in compliance with the terms and services of platforms where the contact takes place and adheres to any applicable laws such as the Solicitation Laws. Lead-generating services and their representatives may not present the eXp opportunity.
6.	Agents are prohibited from offering cash or stock incentives as a means to recruit prospective Agents. However, Agents may offer to help cover some de minimis transition (trivial or minor) expenses such as, new signs, business cards, etc.
7.	Unless expressly authorized by eXp’s Agent Compliance Group, in writing, Agent-created content that includes comparative advertising of eXp to a competing real estate brokerage is prohibited.
D.	Sponsorship
1.	Definition and Responsibilities

The Revenue Share Plan is a way for eXp to say “thank you” to Agents who attract serious and productive professionals who fit culturally with eXp and its core values.  Once a joining Agent selects a Sponsor and joins eXp, their Sponsor enters into a financial relationship with eXp where eXp pays a percentage of Company Dollar to that individual in the form of revenue share.  If the Sponsor leaves eXp, that financial relationship is severed and their position in the Revenue Share Plan reverts to eXp.

It is the right of a prospective Agent to identify and select the individual they choose to name as their Sponsor.  The Sponsor is the Agent who a joining Agent (sometimes referred to as a “Sponsee” in this context) identifies as the person who most influenced them to join eXp.  This declaration is made during the process of completing the ICA.  An Agent’s sole requirement to qualify as a Sponsor is selection by the joining Agent as the individual who most influenced them to join eXp.  While Sponsors are encouraged to support joining Agents throughout the joining process and beyond; Sponsors are not required to do so.  The role of Sponsor is distinctive from other roles like a mentor, coach, or team leader.  In some cases, these roles are assumed by the same person, but they are not mandatory for a Sponsor.  A Sponsor has no binding authority, on behalf of eXp, as it pertains to establishing or modifying the terms of any relationship between Agent and eXp.

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2.	Change Requests

In order to maintain the integrity of eXp’s Revenue Share Plan, eXp may only grant changes in sponsorship in very limited situations.  Changes in sponsorship are only permitted under very extraordinary conditions that meet one or more of the criteria below.  Except in situations with extenuating circumstances as determined by eXp, sponsorship change requests must be submitted to eXp via email at compliance@exprealty.net within thirty (30) business days of the Onboard Date of the Agent requesting the sponsorship change.

Sponsorship change request criteria:

a)	Errors
(1)	Clerical, administrative, or system errors on the part of eXp.
(2)	Misidentification of sponsoring Agent by eXp or joining Agent (e.g., John Smith as opposed to Jon Smith).
(3)	Omission of sponsor name during the enrollment process (if requested by eXp, in its sole discretion, Agent may be required to provide evidence of prior relationship with the requested sponsor and their attraction efforts).
(4)	Sponsor change requests within the same Revenue Share Group in cases where the Agent has misidentified sponsor as the upline/team leader (requires written approval from the current sponsor).
b)	Misconduct
(1)	Misleading or fraudulent attraction efforts where a prospective Agent is led to believe they are signing up under a specific individual, but the listed sponsor is another Agent not previously discussed or disclosed to the prospective Agent.
(2)	Sponsorship change based on improper enrollment of the prospective Agent without their authorization or signing up a prospective Agent without disclosing eXp as the brokerage.
c)	Brokerage Migration
(1)	In situations where an independent brokerage moves to eXp and the joining Agent had previously been with eXp and is still within the Original Sponsor Window, eXp will allow the joining Agent to select a new sponsor under the joining team.

Agents wishing to leave eXp of their own volition (and not at the prompting of any other eXp Agent) in order to change their selected sponsor must remove their license from eXp and allow the Original Sponsor Window to expire before they can rejoin under a different sponsor.  If the Agent returns before expiration of the Original Sponsor Window, the Agent must name their original sponsor.

Sponsorship changes outside of the preceding criteria will only be made at eXp’s discretion. All other sponsorship selections, placements, and decisions are considered irrevocable.

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3.	Co-Sponsor

To provide better support for new Agents, eXp offers a “Co-Sponsor” option alongside existing sponsor concepts. When joining eXp, an eligible new Agent may select a “Co-Sponsor” (provided that Agent has also selected a Sponsor).  While a Sponsor remains that individual who most influenced Agent to join eXp, a Co-Sponsor is an existing Agent who agrees to take on extra responsibilities to support the new Agent (sometimes referred to as a “Sponsee” in this context).  When a Sponsee selects a Co-Sponsor, two things will happen:

First, and from the perspective of a Sponsor, that Sponsee and each individual within that Sponsee’s Revenue Share Group will move down one Tier within eXp’s Revenue Share Plan.  For example, prior to selecting a Co-Sponsor, Sponsee was a “Tier 1” of their Sponsor; but, after selecting a Co-Sponsor, Sponsee becomes a “Tier 2” of their Sponsor.

Second, and from the perspective of a Co-Sponsor, that Sponsee and each individual within that Sponsee’s Revenue Share Group will make a lateral move under Co-Sponsor within eXp’s Revenue Share Plan.  For example, prior to selecting a Co-Sponsor, Sponsee was a “Tier 1” of their Sponsor; but, after selecting a Co-Sponsor, Sponsee becomes a “Tier 1” of their Co-Sponsor.

Additional terms and conditions pertaining to the “Co-Sponsor” option are available for viewing on MY | eXp®, HUB, and/or on the applicable eXp website.

Unless otherwise specified on MY | eXp®, HUB, and/or on the applicable eXp website, the same limitations and conditions that apply to changing Sponsors also apply to changing Co-Sponsors, including application of the “Original Sponsor Window” (which shall apply to a Co-Sponsor in the same way it does to a Sponsor).

E.	Agent Prospects, Contacts, and Leads

Agents shall not engage in the unlawful recruitment of prospective Agents, including, but not limited to, intentionally and knowingly encouraging or facilitating a franchise broker/owner to (i) abandon their franchise prior to the expiration term in the franchise agreement or (ii) otherwise breach their franchise agreement to affiliate with eXp.  Any violation of state or national law during Agent Attraction activities is, at eXp’s exclusive election, grounds for termination of an Agent’s ICA with eXp or exclusion from participation in eXp’s Revenue Share Plan.

Agent Attraction contacts and leads must be sourced and managed appropriately in accordance with the following guidelines:

1.	Agent is responsible to verify that Agent prospect contacts and leads are not currently Agents who are licensed with eXp. “Blind” attraction efforts between existing Agents may constitute interference and are strictly prohibited.

2.	Agents are prohibited from harvesting prospective Agent contact information from databases

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such as the MLS, Boards, or other sources in order to broadcast attraction-related information to large groups through mass emailing, robo-dialers, text messages, mailers (flier), online messenger, or other channels.

3.	Leads and contacts obtained from third-party services or other forms of recruiting assistance must be verified by the Agent as having given permission to be contacted regarding eXp opportunity. It is the sole responsibility of the Agent to certify this information.

4.	Prospective Agent contacts must knowingly opt-in to receive information regarding eXp opportunity and must be provided with easily-accessible means to opt-out of future solicitations related to Agent Attraction. Agents must honor opt-out requests promptly and cease further contact. Outreach must be performed in accordance with the Solicitation Laws, and all other applicable federal, state and local guidelines, and their implementing rules and regulations. Transmitting unsolicited voice and text messages (as well as other forms of communication) is heavily restricted and regulated under the Solicitation Laws and other federal laws and regulations as well as various state and local jurisdictions’ laws and regulations. Each Agent should consult their legal advisor to ensure compliance with the Solicitation Laws.

5.	Agents shall not engage in the unlawful recruitment of prospective Agents, including, but not limited to, intentionally and knowingly encouraging or facilitating a franchise broker/owner to (i) abandon their franchise prior to the expiration term in the franchise agreement or (ii) otherwise breach their franchise agreement to affiliate with eXp. Any violation of state or national law during Agent Attraction activities is, at eXp’s exclusive election, grounds for termination of an Agent’s ICA with eXp or exclusion from participation in eXp’s Revenue Share Plan.
F.	Attraction Marketing and Communication
1.	All content (both offline and online) related to Agent Attraction must adhere to the guidelines and approval process found in the Marketing And Advertising section of these eXp P&Ps.

2.	Any communication for the purpose of Agent Attraction (whether solicited or unsolicited) through email, telephone, text message, social media, messenger, etc. must be done so in adherence with national, state, and local laws that regulate communication including, but not limited to, the Solicitation Laws.

3.	Social Media
a)	Paid ads for the purpose of Agent Attraction through social media, search engines or other online advertising platforms are prohibited.
b)	Agents are encouraged to leverage their social media networks and execute their own organic social media campaigns to share the eXp opportunity.
c)	Accurate and truthful representation in professional profiles, whether online or otherwise,

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is required. Agents must avoid using titles which would reasonably lead someone to believe that they are an employee of eXp or representing themselves as an employee of eXp.

4.	In-person and online meetings must be advertised and conducted in accordance with our core values of transparency and integrity. Agents must deliver on advertised content and avoid “bait and switch” tactics to entice attendees to join an Agent Attraction event.
a)	“Lunch and Learns”, webinars, conference calls, and other similar opportunities must be advertised and executed in such a way that prospective Agents do not feel deceived or misled in any way. If Agents host such events the intent to share eXp opportunity must be clearly stated in all communications advertising for the event.
b)	Paid ads for Agent Attraction are not allowed. Therefore, any event with the intention of Agent Attraction may not be advertised through paid means. These types of events may be shared organically through social media, through opted-in email lists, etc.
c)	If an Agent event provides education or training on a real estate-related topic (not Agent Attraction), you may advertise (paid and non-paid) for this event. At the conclusion of an Agent-hosted event you may let attendees know that you will be taking a short break allowing them to leave. If they choose to stay, you may then engage those who remain in the Agent Attraction process after a clear break has been taken from your original presentation. The intention and spirit of this provision is that an Agent cannot advertise for an attraction event; consequently, Agent cannot “bait and switch” by advertising for an education or training event on a real estate-related topic, provide token coverage of that topic, and use the balance of that event to engage in the attraction process.
G.	Reporting Agent Attraction Violations

It is at eXp’s sole discretion to determine if a practice not mentioned in the policies above is aligned with its culture and core values.  eXp reserves the right to ask Agents to discontinue any Agent Attraction practice that it deems to be in conflict with these policies and procedures and eXp’s core values.

Agents must abide by the articles set forth in the National Association of REALTORSⓇ Code of Ethics, eXp’s Core Values, and these eXp P&Ps.  Agents must always represent eXp and its business model with the highest degree of accuracy, integrity, and professionalism.  Agent Attraction and participation in the revenue share plan is a privilege and not a right.

Any violation of these guidelines must be reported to the Agent Compliance team by email at compliance@exprealty.net.

H.	Stock Solicitations Prohibited

As a business having a parent corporation with publicly traded common stock, eXp is subject to requirements relating to the substance and manner of public communication.  Federal securities laws

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generally require that, in the absence of an exemption, offers to buy stock, and solicitations regarding stock, need to be preceded by a filed registration statement relating to the offer.  All Agents of eXp shall follow the guidelines below (in addition to the AGNT, Inc. Insider Trading Policy, also below) for the protection of eXp and those affiliated with it. Failure to adhere to these guidelines will result in immediate release from eXp.

1.	All directors, officers, employees and Agents are subject to SEC Insider Trading regulations which include the obligation not to disseminate confidential information of eXp.
2.	Agents cannot solicit interest in, or encourage others to buy AGNT, Inc.’s stock, or promote AGNT, Inc.’s stock or stock’s growth as the basis for encouraging others to join eXp, unless expressly authorized by AGNT, Inc. and pursuant to applicable securities laws.
3.	Agents should only discuss the equity program or similar stock incentives according to official eXp literature.
4.	Agents may not post their equity account balances on social media whether it is in the form of a screenshot, a graphic, or in a text description. This prohibition also extends to inclusion in presentations, videos, and other content that is used for Agent Attraction.
5.	Agents must adhere to all guidelines found in the Income Claims section of the eXp P&Ps when discussing, presenting, or sharing their participation in the equity opportunities with eXp both in public and private conversations (including social media). Agents are encouraged to direct potential Agents to eXp approved resources or publicly available information.
I.	Event Sponsorship Requests from Vendors

From time to time, opportunities may arise for vendors to sponsor local events for eXp (for example, and without limitation, eXp Regional Rallies events).  Individuals that are not eXp Agents may or may not attend such local events.  By contrast, EXPCON events are not “local” events for purposes of this section of this eXp P&Ps.

If Agent learns of a vendor that desires to sponsor a local event for eXp (hereinafter, a “Potential Local Sponsor”), the Agent will ask their State Broker to submit a sponsorship request to eXp’s Brokerage Operations department at least two weeks prior to the event.  eXp reserves all rights to refuse such sponsorship by a Potential Local Sponsor for any reason.  At NO time is the Agent to handle the funds without written approval from eXp’s Brokerage Operations department (through one of its Regional Directors).

If the Potential Local Sponsor is not a participant in eXp Solutions (formerly referred to as Affiliated Services, and Preferred Partners), eXp will not advertise or otherwise promote Potential Local Sponsor in eXp World, on eXp communication platforms, in eXp’s newsletters, or in eXp-generated emails; however, an acknowledgement of the Potential Local Sponsor’s sponsorship (in the form of a “thank you”) may be made on eXp communication platforms, in eXp’s newsletters, and in eXp-generated emails.

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XIV.	COMPANY TOOLS AND INFORMATION
A.	eXp Communication and Training Platforms

Through eXp communication platforms, MY | eXp®, and eXp World, eXp provides best practices in different parts of the business.  It is the responsibility of the Agent to stay up to date on the latest policies and procedures, as well as the latest best practices relative to working with any tools and services eXp has deployed or is being recommended for Agents to use.

1.	Agents shall not give out usernames or passwords or any other access to any internal or eXp provided third party system.
2.	Agents may not share any recorded video (e.g., event instances in eXp World, sessions from eXp Shareholders Summit, sessions from eXpCON, etc.) intended for internal use by eXp without receiving written approval from eXp.
3.	When hosting a session in eXp World, Agents may record the session but only with the consent of the attendees, and eXpUniversity.com (if applicable).
4.	Distribution of recorded or captured content through websites and social media (e.g., Facebook, LinkedIn, YouTube, etc.) is not allowed without eXp’s written consent.
5.	eXp reserves the right to limit the use of any video content to the extent eXp determines in its sole discretion that the video content does not contain accurate information about eXp or does not accurately represent eXp’s desired image or brand.
B.	eXp Communication Platforms

eXp communication platforms are core internal tools used by eXp and its Agents to communicate, collaborate, share information, and foster community.  In keeping with eXp’s Core Values – particularly Community, Collaboration, and Transparency – all users are expected to engage respectfully, responsibly, and professionally.  The following guidelines apply to all Agents’ use of these platforms to ensure a safe, productive, and compliant digital environment.

1.	Agent Conduct Guidelines

a)	Prohibited Content: Agents may not post or share content that is aggressive, defamatory, discriminatory, sexually explicit, offensive, or otherwise harmful to the eXp community. This includes public spaces, private groups, and direct messaging features. Content of this nature may be removed, and disciplinary action may follow.

b)	Professionalism: Disparagement of fellow Agents, eXp staff, eXp leadership, or competitors is strictly prohibited.

c)	Solicitation and Promotion: Self-promotion, marketing of services or merchandise, and recruiting other Agents is only permitted in designated, approved areas. Posting

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promotional content in non-designated areas or using direct messaging for solicitation without prior consent is not permitted.

d)	Unsolicited Outreach: Agents may not use eXp communication platforms to “cold message,” recruit, or send unsolicited promotional messages to other users through direct messaging, group chats, or public feeds.

e)	Mass Notifications: The use of platform-wide notification features (e.g., “@channel,” “@everyone,” “@all,” “@here,” or similar broadcast tags) must be strictly limited to urgent, business-critical, or universally relevant communication. Utilizing these features for marketing, self-promotion, or non-essential announcements is prohibited.

2.	Creation and Management Guidelines

Digital workspaces, groups, and events are designed to foster professional collaboration.  Agents may create or join these spaces provided they adhere to the following universal standards:

a)

Naming and Branding: Titles for groups, spaces, or events must be professional, avoid vulgar or crude language, and must not imply “Official” eXp-corporate status.  Specifically, titles shall not include the terms, “eXp,”  “ICON,” or “Referral” (unless specifically approved in writing by eXp), nor should they include any other terms that suggest an eXp-approved lead generation program.

b)

Neutrality and Core Values: In alignment with our commitment to an inclusive environment, user-created spaces and events should remain professional and business focused.  Titles and descriptions should not be political or religious in nature.

c)

Invitation and “Opt-In” Integrity:  Agents must respect the digital boundaries of others. Specifically, mass-inviting users to events, “auto-adding” users to groups without their prior consent, and utilizing features that trigger unsolicited email notifications and calendar invites are all strictly prohibited.  Mass notifications must only be directed to audiences with a direct, established interest in the content, such as members of a group the Agent specifically administers.

d)

Approved Promotional Areas: Events or groups focused on marketing products, services, or merchandise should only be created or shared within designated “Marketplace” or “Promotion” areas as defined by the current platform.

e) Procedural Compliance: Additional administrative requirements and operational standards for the use and management of these platforms are maintained in eXp’s official resource centers and are incorporated herein by this reference.

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3.	Reporting & Oversight

eXp maintains administrative oversight of all eXp communication platforms to ensure a professional and secure environment.

a)	Reporting Violations: Users are encouraged to utilize integrated platform reporting tools to flag content that violates these policies. In the absence of an automated reporting feature, or for sensitive matters, concerns should be reported to compliance@exprealty.net.

b)	Jurisdiction: All interactions on eXp communication platforms are subject to eXp’s P&Ps, inclusive of its Code of Conduct. This applies to all digital interactions, including public forums, restricted groups, and private direct messages.

c)	Remediation and Discipline: eXp reserves the right to moderate, archive, or remove content and groups at its discretion. Violations of these guidelines may result in a loss of platform access, formal warnings, or further disciplinary action in accordance with Agent’s ICA.
C.	eXp World

Even though eXp World is a virtual work environment it should be treated as a professional place of business. Appropriate workplace etiquette must be observed including the personal conduct and behavior of all users.  Agents shall adhere to eXp’s Code of Conduct, Core Values, and avoid any actions or content that are argumentative, discourteous, or otherwise unprofessional while in eXp World.

Agents should also become familiar with the platforms’ Terms of Service and Privacy Policy found on MY | eXp®, HUB, and/or on the applicable eXp website.  Failure to adhere to these guidelines could result in disciplinary action.

D.	eXp Email for Agents

eXp provides to each Agent an eXp email alias, also known as a forwarding or alternate email address, that is configured to forward to the personally owned and controlled email address an Agent provides to eXp for purposes of conducting eXp business. eXp email aliases do not have a mailbox of their own, and instead only forward all incoming emails to an Agent’s personal email address. Email aliases may be delivered by various providers from time-to-time as requirements and costs dictate. eXp email aliases enable forwarding to other email addresses and systems. eXp does not and cannot access Agent personal email accounts and only receives logs of forwarding activity related to each eXp provided email alias. eXp provided email aliases are not configured for sending email from the provided email alias, Agents are responsible for that configuration.  Agents are responsible for ensuring their respective eXp email alias forwards incoming email to their correct email account, so that important communication from eXp, their State Broker, and/or actual or prospective clients is not missed.

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For avoidance of doubt, eXp employees use eXp provided email accounts using the “@exprealty.net” email domain to communicate with Agents and other eXp employees, and to conduct eXp business, as opposed to Agents’ eXp email aliases which use the “@exprealty.com” email domain.

Agents are strongly encouraged to use email security best practices to protect their email accounts from unauthorized access and avoid wire fraud attempts.  Agents are also strongly encouraged to use the Wire Fraud Email Notice Template provided by the National Association of Realtors® at https://www.nar.realtor/law-and-ethics/wire-fraud-email-notice-template.

XV.	ICON AGENT AWARD

The ICON Agent Award is aimed at attracting and incentivizing top Agents into eXp.

The ICON Agent Award provides each qualified “ICON” with publicly traded AGNT, Inc. common stock upon the achievement of certain production and cultural goals within an Agent’s Anniversary Year. The ICON Agent Award Program is subject to approval by the Board of Directors each year. Full qualification details can be found by visiting the ICON Agent Award webpage on MY | eXp®, HUB, and/or on the applicable eXp website.  An Agent is not eligible to receive an ICON Agent Award (or receive ICON status), unless the Agent is in Good Standing with eXp.

XVI.	EXP MENTOR PROGRAM

Generally, if an Agent has not completed three purchase Transactions or sale Transactions (or any combination thereof) within the twelve (12) month period immediately preceding the Agent’s Onboard Date (collectively, the “Mentor Program Requirements”), the Agent will be required to participate in the eXp Mentor Program, as a mentee, upon transfer of their license to eXp.  In that event, Agent will be required to enter into the eXp Mentor Program Addendum to ICA, the form of which will vary depending upon the state in which the Agent is licensed.  Notwithstanding the preceding, eXp reserves the right to require an Agent to participate in the eXp Mentor Program, as determined in its sole discretion.  eXp reserves the right to require any Agent to re-enroll in the eXp Mentor Program as may be required by applicable law.  If an Agent enrolled in the eXp Mentor Program has not been assigned a mentor, then that Agent’s mentor shall be that Agent’s State Broker.  eXp may share the mentee’s personal contact information with other Agents that provide assistance in the eXp Mentor Program.

XVII.	EXPRESSOFFERS INVESTOR REFERRAL FEE

Agents desiring to participate in eXp’s ExpressOffers program and generate additional referral fees by referring investors to eXp must first complete the ExpressOffers training and enter into the ExpressOffers Investor Referral Addendum to Independent Contractor Agreement.

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XVIII.	MULTI-GLOBAL LICENSE PROGRAM
A.	Background

The AGNT, Inc. family of real estate brokerage companies is comprised of the following brands: eXp® Realty and eXp® Commercial.  Each brand conducts its own in-country operations through specific brokerage companies that are licensed or registered to engage in the real estate brokerage business in their particular jurisdiction (whether country, state, province, region, etc.) (each, an “eXp Brokerage”).  Except as it pertains to the brokerage companies operating under the eXp® Realty (USA) brand, and eXp® Commercial (USA) brand, respectively, each eXp Brokerage operating outside of the United States maintains its own form of Independent Contractor Agreement that is to be used by any individual desiring to affiliate with that eXp Brokerage, in that jurisdiction, for the purpose of engaging in real estate brokerage activities on that eXp Brokerage’s behalf in that jurisdiction.

B.	Multi-Country Affiliation (Generally)

The “Multi-Global License Program” is applicable in instances where an Agent desires to affiliate with two or more eXp Brokerages, each in a different country (e.g., with eXp Commercial, LLC in Arizona, and with eXp Italia S.r.l. in Italy).  The Multi-Global License Program is not applicable in instances where Agents that are or desire to become affiliated, (1) with two or more eXp Brokerages within the same brand and operating within the same country (e.g., with eXp Realty, LLC in Arizona, and with eXp Realty of California, Inc. DBA “eXp Realty” in California), or (2) with two or more eXp Brokerages across different brands and operating within the same country (e.g., with eXp Commercial, LLC in Arizona, and with eXp Realty of California, Inc. DBA “eXp Realty” in California).

C.	Agents’ Additional Affiliation

Under our Multi-Global License Program, Agents are permitted to affiliate with any eXp Brokerages, provided that, (1) the eXp Brokerages are in different countries, and (2) the Agent satisfies all of the terms, conditions, and requirements of each such eXp Brokerage.  By affiliating across national borders with more than one eXp Brokerage, an Agent automatically becomes subject to all of the terms and conditions of the Multi-Global License Program.

D.	Agents’ Independent Obligations

Unless other terms apply, all Agents participating in the Multi-Global License Program shall abide by all monetary, policy, and contractual obligations imposed upon them by each eXp Brokerage with whom they are affiliated.  An Agent’s affiliation with more than one eXp Brokerage will not excuse that Agent from any of his or her payment or performance obligations to any other eXp Brokerage with whom the Agent is affiliated.  Agents’ payment and performance obligations to each eXp Brokerage are distinct obligations.  So, for example (and without limitation), Agents will have to pay all fees imposed upon them by each eXp Brokerage with whom they are affiliated; Agents will have to honor all policies and procedures applicable to each eXp Brokerage with whom they are affiliated; and Agents will have to

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honor the terms and conditions of each Independent Contractor Agreement to which they are a party.

E.	“Capped Status” Matters

Unless other terms apply, all matters concerning achieving a “Capped Status,” as applied by each eXp Brokerage with whom an Agent is affiliated, shall co-exist and apply independently.  An Agent’s Company Dollar Cap, Capping Period, Cap Reset Date, and Anniversary Year, will be applied separately as between each eXp Brokerage with whom the Agent is affiliated.  This means, for example, that if an Agent is affiliated with two eXp Brokerages, that Agent can (and likely will) have two different Cap Reset Dates, Capping Periods, and/or achieve a Capped Status at two different times (if at all), and so on.  In addition, Company Dollar earned and collected from an Agent by any eXp Brokerage with whom that Agent is affiliated will not be aggregated with Company Dollar earned and collected from the Agent by any other eXp Brokerage with whom that Agent is affiliated (for the purpose of determining whether the Agent is considered to be in a Capped Status in any country).  For example, assume that an Agent is affiliated with two eXp Brokerages, namely eXp Realty, LLC (in the USA) and eXp Italia S.r.l. (in Italy).  If the Agent has satisfied all of the requirements to reach a Capped Status under eXp Italia S.r.l., then the Agent shall be considered to be in a Capped Status with respect to only eXp Italia S.r.l., and not with respect to eXp Realty, LLC.  Company Dollar collected by eXp Realty, LLC (in the USA) will not be combined with any Company Dollar collected by eXp Italia S.r.l. for the purpose of determining whether that Agent is to be considered in Capped Status at eXp Italia S.r.l.

F.	ICON Agent Awards

All matters concerning ICON Agent Awards, as applied by each eXp Brokerage with whom an Agent is affiliated, shall co-exist and apply independently.  Agents can earn an ICON Agent Award in each country where an Agent is affiliated with an eXp Brokerage, according to each such eXp Brokerage’s own rules.  However, earning an ICON Agent Award in one eXp Brokerage does not mean that an Agent has or will earn an ICON Agent Award in any other eXp Brokerage.

G.	Sponsor; FLQA; Initial FLQA Period

Agents cannot have more than one Sponsor at any given time when associated with any eXp Brokerage (i.e., Agents can only have one Sponsor, regardless of how many eXp Brokerages they are affiliated with).  Agents shall only be considered an FLQA once, at any given time, for their Sponsor.  The Initial FLQA Period shall only apply one time, and with respect to that particular eXp Brokerage with whom an Agent first satisfies the applicable FLQA requirements.  We have no obligation to notify any Sponsor that an Agent sponsored by that Sponsor, is a participant in the Multi-Global License Program.

XIX.	LEGAL, INSURANCE, AND COMPLIANCE WITH THE LAW
A.	Antitrust

The amount or rate of real estate compensation is not fixed by law. They are set by each Agent

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individually and may be negotiable between a buyer or seller, and Agent.

eXp is a full service real estate brokerage company.  As such, compensation rates of eXp are determined by each Agent on a transaction by transaction basis, and such rates are to be based on the value of the services provided and competitive market conditions. Compensation rates are determined solely by agreement between the Agent and the selling party or buying party.  Agents shall not participate in any discussions with individuals affiliated with any other company concerning the compensation rates charged by eXp or any other real estate company.  When soliciting a listing or negotiating any agreement, Agents shall not make any reference to  “prevailing” or “standard” compensation rates in the market or any other words that suggest that the compensation rates are uniform, standard, set by law, or otherwise non-negotiable.  Any advertised compensation rate for service must be clear and prominent, and specify that it is the Agent (or team) that is setting the compensation rate, and not eXp.  Listing Agents shall work with sellers to determine the buyer-broker compensation to be offered, if any.

B.	Conflicts of Interest

Agents shall avoid engaging in activities that would result in a question of business ethics or a compromise in the Agent’s loyalty to eXp or clients.  Questions regarding potential conflicts must be directed to the Agent’s State Broker.  When purchasing an eXp listing, it must be disclosed in the contract that the Agent is a member of eXp.  Additionally, no Agent shall be involved in any form of settlement service or receive income or benefits “for value” directly from a settlement service company while actively licensed with eXp.  Buyer Agents shall enter into a written agreement with the buyer prior to touring a home and shall not filter out or restrict listings communicated to customers or clients based on the existence or level of compensation offered.

C.	Data Security and Client Privacy

Agents will come in contact with personal and confidential information in the day-to-day course of their business.  All Agents of eXp are expected to become familiar with and follow a course of action concerning the transmission, handling, storage, and disposal of all personal and confidential information that is in alignment with all local, state, and federal laws regarding data security and client privacy.  Agents may have multiple roles with regard to data privacy and security depending on the stage of the client relationship. For example, Agents may engage with many prospective clients and build a book of contacts that have not entered into a contractual relationship with eXp. In this example, Agent is determining the data collection and processing activity and must do so in accordance with applicable law. Once a client enters into a contractual relationship with eXp, Agent now plays a dual role where Agent is asked by eXp to process specific data to complete a transaction and such data must be processed in accordance with applicable law and eXp’s Privacy Policy and Data Processing Policy, which may be found by visiting MY | eXp®, HUB, and/or the applicable eXp website. Agents are encouraged to review the National Association of REALTORS® Data Security and Privacy Toolkit found at https://www.nar.realtor/data-privacy-security/nars-data-security-and-privacy-toolkit (including its Cybersecurity Checklist: Best Practices for Real Estate Professionals found at

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https://www.nar.realtor/law-and-ethics/cybersecurity-checklist-best-practices-for-real-estate-professionals), and to adopt those “best practices” presented by the National Association of REALTORS®.  If an Agent fails to secure their client’s data and confidential information, the Agent will defend, indemnify, and hold eXp, and its principals and affiliates harmless against any and all claims, complaints, or actions that may arise from such a departure.  In addition, failure to comply with this Policy is grounds for the immediate release of the Agent’s license and removal from eXp.

D.	Do Not Call Rules

Agents must stay up-to-date on rules relating to the National Do Not Call Registry (See: www.ftc.gov/donotcall), as well as all anti-spam laws and regulations (See: www.ftc.gov/enforcement/rules/rulemaking-regulatory-reform-proceedings/can-spam-rule).

Cold calling must be done in compliance with applicable state and national laws.  Any fines that result from any violation of the “do not call” law or any other solicitation law will be paid for by the Agent who broke said rule.

Agents are encouraged to leverage “eXp Dial Safe” for scrubbing of all telephone numbers against applicable Do Not Call lists prior to making initial contact.  “eXp Dial Safe” may be located via MY | eXp® or via Okta dashboard and provides Agents the ability to scrub against the Canadian National Do Not Call List, the United States National Do Not Call List, and each of the United States’ state specific Do Not Call Lists, e.g. the Louisiana Do Not Call List.

E.	Drones

Agents who desire to use drones must be familiar with and follow all Federal Aviation Administration (FAA) drone rules, and any other applicable laws and regulations. (See: www.faa.gov/uas for more information.)

F.	Drug and Alcohol Use
1.	Illegal Drugs. Agents shall not be under the influence of illegal drugs while representing eXp.

2.	Prescription or Over-the-Counter Medication. eXp shall not preclude Agents from being under the influence of prescription or over-the-counter medication while representing eXp, provided that, (a) their ability to represent eXp, including the servicing of our clients, is not compromised; (b) the health, welfare, and safety of eXp clients, eXp agents, and all other persons, is not compromised; and (c) their behavior would not be considered unbecoming of an eXp representative, or otherwise disrepute or negatively impact eXp’s reputation.

3.	Alcohol. Agents shall not be under the influence of alcohol while performing real estate brokerage services. However, and except as provided in the preceding sentence, eXp shall not preclude Agents from being under the influence of alcohol when representing eXp outside of the scope of performing real estate brokerage services (such as at agent attraction events where

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alcohol may be served), provided that, (a) their ability to represent eXp is not compromised; (b) the health, welfare, and safety of eXp clients, eXp agents, and all other persons, is not compromised; (c) their behavior would not be considered unbecoming of an eXp representative, or otherwise disrepute or negatively impact eXp’s reputation; and (d) they are of legal drinking age.

Agents shall also discourage the use of drugs or alcohol by any party when making decisions or taking action concerning a Transaction.  Upon discovering that a party is under the influence of either drugs or alcohol, Agents should take appropriate action to terminate that day’s activity and suggest that they discuss or complete the Transaction another time.

G.	Harassment

eXp takes all forms of harassment seriously. This includes but is not limited to verbal, physical or sexual. All reported or suspected occurrences of harassment will be promptly and thoroughly investigated.  Any Agent that is found to have harassed another Agent, employee, client, customer, or any member of the public shall be immediately, and without warning, released from eXp at eXp’s sole discretion.

If an Agent feels they have been harassed in any way, the Agent shall notify the State Broker or a member of the corporate team immediately.

eXp will not permit or condone any acts of retaliation against anyone who files harassment complaints or cooperates in the investigation of the same.

H.	Prohibition on Changes to Compensation Splits and Referral Fees During Legal Action; No Split Checks

When a lawsuit, garnishment, or other legal action has been served upon eXp, or eXp has been made aware that such an action is pending, any Agents that are a party to such legal action shall be prohibited from changing any compensation split agreement(s), including, but not limited to, Team Agreement(s), existing referral agreements with fellow Agents, co-listing agreements, etc., without the prior express written consent of the Agent’s State Broker. This prohibition applies regardless of whether the Agent seeks to modify a general agreement concerning all transactions, an agreement concerning transactions within a specific category, or an agreement concerning a specific property. This prohibition also extends to changes in compensation that the Agent would otherwise receive, even for future transactions, listing assignments, or co-listings until no further legal action is pending.

For so long as an Agent is not in Good Standing or has any legally required withholdings (such as, for example, garnishments, tax levies, child support orders, or UCC-1 liens from unpaid compensation advances) being withheld from an Agent’s compensation or other earnings from eXp, that Agent shall not partake in receiving a “split check” in states where such practices are permitted.

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I.	Products and Services

Agents may not offer any non-eXp business plan, opportunity, product or incentive (including any multi-level marketing programs) utilizing any eXp platform such as eXp World or otherwise in conjunction with offering eXp products or services.

1.	Selling, Offering To Sell, Or Promoting Any Competing Products Or Services

Agents may not directly sell, offer to sell or directly promote to other Agents competing products or services.  Any product or service in the same generic category as an eXp product or service is deemed to be competing.

J.	Reporting Problems

It is understood that Agents, though operating as independent contractors, act as agents of eXp and must, therefore, keep eXp informed of their activities.  Agents shall immediately, but in no event longer than five (5) calendar days after the time that they become aware of any of the following situations, bring any of the following situations to their State Broker’s attention and provide eXp with copies of any correspondence or legal process in connection with such situations.  Failure to timely notify the State Broker and eXp may, in certain circumstances and in eXp’s sole discretion, result in termination of Agent’s ICA and disaffiliation from eXp.

1.Any substantive complaint involving a real estate transaction or the providing of real estate brokerage services, whether brought by a client, the state real estate licensing authority or a third party.
2.Any disclosure, or potential disclosure, of confidential client information.
3.Any accident or injury that occurs while providing real estate brokerage services.
4.Any criminal charge, judgment, or court order (including, without limitation, DUIs and felonies) against an Agent other than a traffic infraction.
5.Any civil suit (including bankruptcy), judgment, order, subpoena, or other legal document concerning real estate activity of an Agent or that would adversely affect the licensing status of any of an Agent’s real estate license(s).
6.Any contact by or with the state real estate licensing authority.
7.Any threat of any legal or administrative action against an Agent or eXp resulting from that Agent’s real estate brokerage services.
8.Any act(s) of discrimination witnessed.
9.Any unresolved dispute with another Agent or a real estate professional affiliated with another brokerage firm.
10.Any foreseeable dispute or problem relating to the payment or collection of compensation.
11.Any other situation involving professional real estate activity that could lead to liability on the part of eXp or anyone associated with eXp.
12.	Any notification received from the state real estate licensing authority regarding the status of an Agent’s real estate license.

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Pre-Existing Matters Disclosure Requirement:  During the onboarding process, each Agent must disclose any of the following matters to eXp:

1.	Any past or pending criminal charges, or civil or criminal judgments against themselves (including, without limitation, DUIs and felonies), but excluding minor traffic infractions.
2.	Any past or pending lawsuits, legal actions, or unresolved disputes related to Agent’s real estate activities, prior real estate brokerage(s), or real estate compensation payments.
3.	Any past or pending interactions with a real estate licensing authority that have adversely impacted, or have the potential to adversely impact, Agent’s real estate license.

Failure to disclose such pre-existing matters during the onboarding process may, in eXp’s sole discretion, result in immediate termination of Agent’s ICA and disaffiliation from eXp.

K.	Legal Action Between eXp Agents

No Agent shall file a Civil or Administrative Action (defined in the ICA) against any other Agent affiliated with the eXp family of real estate brokerage companies (including eXp Realty, LLC, eXp Commercial, LLC, and/or eXp International Holdings, Inc., and any of their respective subsidiaries, divisions, affiliates, or assigns) for any issue arising out of or relating to the actual or alleged real estate brokerage activity of that other Agent without providing seven (7) days prior written notice to their own State Broker advising of their intent to do so and identifying, with specificity, the basis of the Agent’s dispute with the other Agent.  To the extent there is any dispute as between two or more Agents, of a real estate nature (for example, but without limitation, compensation disputes, referral fee agreement disputes, procuring cause disputes, REALTOR® Code of Ethics disputes, etc…), such disputes may be resolved through eXp’s own “internal dispute resolution” procedures; this option shall not apply to any disputes among members of any particular team.  Agents should reach out to their State Broker for details on this process.

In addition, an Agent shall provide written notice to their own State Broker within twenty-four (24) hours following their own filing of a Civil or Administrative Action advising of the occurrence of such filing.  An Agent’s failure to comply with the foregoing notice requirements shall constitute a material breach of these eXp P&Ps. Nothing in this section shall prohibit an Agent from notifying a licensing or other governmental entity of allegations that he or she is required by law to report. However, all requirements in this section must be complied with to the maximum extent possible, with performance excused only to the extent that he or she is legally required to take some action which precludes compliance with a particular requirement in this section.

L.	Legal Action Against eXp Prohibited

By acknowledging and accepting the terms within these eXp P&Ps, each Agent represents, warrants, and covenants to eXp that they will not cause or participate in the filing of any Civil or Administrative Action against eXp, its holding companies, and it’s or their respective subsidiaries, affiliates, directors,

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officers, managers, members, or employees. Each Agent acknowledges and agrees that the filing of any such Civil or Administrative Action shall constitute a material breach of these eXp P&Ps, and that eXp may thereafter terminate the offending Agent’s ICA in accordance with its terms, as determined by eXp in its sole and absolute discretion. Nothing in this section shall prohibit any Agent from notifying a licensing or other governmental entity of allegations that he or she is required by law to report. However, all terms in this section must be complied with to the maximum extent possible, with performance excused only to the extent that he or she is legally required to take some action which precludes compliance with a particular requirement in this section.

M.	Claims Reimbursement

Each Agent shall be responsible for and shall reimburse eXp up to $2,500 (two thousand five hundred dollars) incurred in the defense or resolution of any claim made against that Agent and/or eXp as a result of the Agent’s actions or inactions (except for any procuring cause claims), regardless of whether or not the claim is eligible for insurance coverage. Even where the Agent does not believe the claim or cause of action has merit and/or does not believe any money should be expended in the defense or resolution of the matter, the Agent expressly agrees in advance, by signing his or her ICA, that he or she will reimburse eXp up to $2,500 expended in defense or resolution of the matter within thirty (30) days of receipt of a request for reimbursement from eXp. An Agent may elect to have all or any portion of the reimbursable amount withheld from any compensation and/or revenue share payments due to the Agent in lieu of making payment directly to eXp. However, if an Agent does not reimburse eXp directly within the thirty (30) day period then eXp shall deduct the full amount due from any and all compensation and revenue share payments due to the Agent until eXp has been fully reimbursed.  If it is determined that an Agent acted fraudulently, grossly or recklessly negligent, or willfully, the Agent shall be responsible for the full amount of the damages and costs recovered against eXp, along with all costs of defense. This language in no way limits the liability of an Agent to eXp and in no way limits any covenants or conditions stated in an Agent’s ICA.

N.	Claims That Are Not Covered By Real Estate E&O Insurance

eXp’s real estate errors and omissions (“E&O”) insurance extends coverage to eXp Agents solely in the performance of real estate sales and leasing services for a fee or compensation.  All eXp Agents should be aware and understand that eXp’s E&O insurance policy, like many others, has certain limitations and exclusions and only provides insurance coverage for specific types of claims.  It is particularly important for eXp Agents to know that there are certain types of claims that, when made against eXp or an eXp Agent, are not covered under eXp’s E&O insurance policy.  Some of these uninsured claim types include, but are not limited to:

1.	Claims made under the Telephone Consumer Protection Act (“TCPA”), including “do not call list” guidelines, the Telemarketing Sales Rules (“TSR”), the CAN-SPAM Act, Federal Trade Commission (“FTC”) rules;
a.	Example: An eXp Agent makes cold calls or text messages to prospects but does not follow one or more of the above laws; these claims are not covered by any insurance

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available on the market and carry hefty statutory fines, which means there is no defense to these claims outside of proving that you did not place the call(s) or send the text message(s);
2.	Personal injury claims;
a.	Example: A person slips and falls, injuring themselves while at a property and the person claims the eXp Agent is at fault for their alleged injuries; an eXp Agent’s for sale sign in the yard falls over and injures someone, etc.
3.	Intellectual property infringement claims, including copyright infringement;
a.	Example: An eXp Agent uses a photo or image on their website that they have not obtained permission to use.
4.	An eXp Agent’s Personal Transaction, regardless of whether eXp or the eXp Agent/Owner earned a fee or compensation;
a.	Example: A buyer makes any kind of claim against an eXp Agent in a Transaction where the eXp Agent was selling a property they owned (or had any kind of interest in) or controlled and neither eXp nor the eXp Agent earned a compensation on the Transaction.
5.	Class action claims of any kind whatsoever.

eXp Agents should determine whether they want, or are required by their state regulations, to obtain their own individual insurance coverage for activities such as those listed in the examples above.

Lastly, like most insurance policies, eXp’s E&O insurance policy will not cover claims in which it is determined that eXp’s or an eXp Agent’s actions were fraudulent, grossly or recklessly negligent, or willful.

XX.	OFFICE POLICIES
A.	Agent Business Expenses

eXp shall not be responsible for any expense incurred by Agents in the performance of their business duties unless approved in advance and in writing by the State Broker.  No inducements, including inspections or other services associated with real estate brokerage services customarily paid by customers or clients, shall be offered or paid by an Agent without advance approval by the State Broker, and then shall be at the Agent’s sole expense.  An Agent shall disclose, in writing, any compensation or profit received or to be received by such Agent (whether directly or indirectly), in connection with any expenditures advanced on behalf of that Agent’s client.

B.	Agent Assistants - Generally

eXp fully supports the use of licensed and unlicensed assistants (which include transaction

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coordinators) by the Agents.  By delegating tasks that may be performed by those other than the Agent, the Agent’s time can be spent more efficiently on tasks directly related to maximizing earning potential.  eXp advises all Agents using assistants to seek legal counsel regarding employment laws and obligations within their state.

All assistants, whether licensed or unlicensed, must have their own individual login credentials to any eXp-supported platforms or systems, including, but not limited to, eXp’s CRM of Choice, transaction management systems, communication tools, and cloud-based environments. Shared usernames or passwords are strictly prohibited, and all logins must comply with eXp’s identity management and Single Sign-On (SSO) protocols.

Agents must have a written contract with their assistants.  Said contract must be submitted to the State Broker for approval within ten (10) business days of joining eXp or entering into an agreement for these services.  Copies of the contract are to be filed in the Agent’s file.

Assistants (including transaction coordinators) are to be compensated for their services directly by those Agents with whom they are respectively engaged.  Assistants that are licensed with eXp are to be paid for their services through escrow.  Agents shall not use the services of any licensed assistants that are licensed with any real estate brokerage company other than eXp.

C.	Agent Assistants - Unlicensed

Agents are responsible for training their assistants, making sure they are familiar with and abide by all eXp policies and procedures and all federal and state regulations.  The Agent must review these eXp P&Ps with the assistant and present a copy of the eXp Agent and Assistant Cloud Brokerage Access Agreement (“Access Agreement”) to the assistant, for their review.  An unaltered copy of the Access Agreement that has been signed by both the Agent and assistant shall be returned to the Agent’s State Broker, and must be approved and signed by that State Broker before the assistant may access any eXp systems.  To the extent that an Agent grants any assistants with access to any eXp systems, without first securing the State Broker’s prior written consent in the manner provided above, then eXp may exercise any rights or remedies (including terminating the Agent’s ICA) as provided in the Agent’s ICA or these eXp P&Ps.

An unlicensed assistant may not perform the following tasks or duties, including but not limited to:

●Host an open house.
●Solicit sellers or buyers in any manner.
●Provide advice or guidance to a consumer with regards to a listing contract or a contract of purchase and sale.
●Meet with owners to obtain or renew listing agreements.
●Present or negotiate an offer.
●Communicate with consumers about real estate transactions.
●Be paid from compensation at closing, or be paid compensation that is in any way predicated upon closing, regardless of timing.

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●Open listings for clients or prospective clients.

An unlicensed assistant may:

●Perform office filing.
●Fill out a document at the instruction of the Agent.
●Place or remove signs.
●Witness signatures.
●Perform Agent’s bookkeeping.
●Draft correspondence for approval by the Agent.
●Draft forms for review by the Agent.
●Make and deliver copies of any public records.
D.	Agent Assistants - Licensed

Licensed assistants must be licensed with eXp and with no other real estate brokerage company.  Licensed assistants are bound by the same licensing requirements as an Agent including, but not limited to, executing an ICA and fully associating themselves with eXp.  They shall pay all fees due under their ICA and follow all policies and procedures of eXp.  Licensed assistants may only assist other Agents and may not work for or with any agents outside of eXp.

E.	Administrative Transaction Fees

Agents are free to determine whether or not they will assess their respective clients an administrative transaction fee (“Administrative Transaction Fee”), provided that doing so is not precluded by applicable federal or state law, please refer to your State P&Ps for guidance.  An Administrative Transaction Fee is a fee amount, determined by each respective Agent, that consists of an Agent’s cost of doing business (e.g., costs for any assistants and transaction coordinators used in a transaction).  The Administrative Transaction Fee is distinct from and in addition to any real estate compensation to be earned by eXp and the Agent.  If an Agent elects to assess his or her clients an Administrative Transaction Fee, they must first receive each such client’s prior written consent; a sample form, referred to as an “Administrative Transaction Fee Agreement,” is available by request to the Agent’s State Broker.  If working with a buyer, this consent must be signed prior to showing any property.  The Administrative Transaction Fee Agreement must be signed by each such client before an Administrative Transaction Fee may be assessed, and each must specify all of the following:

1.	that the Agent has the discretion to establish, set, and assess each or any of his or her clients an Administrative Transaction Fee;
2.	that eXp does not require its Agents to charge any Administrative Transaction Fee, and that eXp does not establish the amount of any Administrative Transaction Fee to be charged by any of its Agents;
3.	that the Administrative Transaction Fee amount may fluctuate from client to client depending upon the specific costs incurred and/or additional services rendered by the Agent;
4.	that the Administrative Transaction Fee is separate from, and in addition to, any real estate compensation to be earned by eXp and the Agent;
5.	the exact amount of the Administrative Transaction Fee to be assessed to the respective client;

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6.	the time that the Administration Transaction Fee will be due and payable, whether at closing or prior to the Agent’s rendering of any brokerage related services.

If used by an Agent, the fully executed Administrative Transaction Fee Agreement must be uploaded into eXp’s transaction management system.  Administrative Transaction Fees are subject to the same  Contractor Dollar/Company Dollar split applicable to an Agent at the time of receipt of payment of the Administrative Transaction Fee.  Administrative Transaction Fees may also be considered part of a referral fee that is to be paid to an outside company or vendor.

F.	Associations and Board Memberships

Unless specifically waived by eXp in an addendum to an Agent’s ICA, all Agents must be members (active and in good standing) of the National Association of REALTORS®, as well as both the state and local Association of REALTORS® where that respective Agent is situated.  An Agent’s participation in an MLS is optional and is not required by eXp, unless eXp will be charged a fee as a result of that Agent’s license being affiliated with eXp, in which event that Agent’s participation will be required.  If an Agent holds real estate licenses in more than one state, that Agent may, in eXp’s discretion, be required to join each state Association of REALTORS® in such additional states, as well as one or more local Association(s) of REALTORS® and/or MLS(s) in such additional states, as determined by eXp.

Subject to the foregoing paragraph, an Agent shall maintain an active membership in a local association or board of REALTORS® affiliated with the National Association of REALTORS®, as determined by eXp, unless that Agent maintains an active membership in the Real Estate Board of New York (“REBNY”) and/or the Brooklyn MLS.

Any state that requires eXp to pay the Agent’s portion of the membership dues will be handled accordingly.  For any REALTORS® associations that require eXp to pay membership fees upfront on behalf of an Agent, that Agent shall reimburse eXp within 10 days of invoice for the same.  Agents who fail to timely reimburse eXp will be subject to removal from eXp.

Agents who are billed directly by the Association and MLS are expected to pay those bills in a timely manner as directed by the Association and MLS.  eXp will not pay late dues on behalf of the Agent and the Agent will be subject to removal from eXp.  Please check with your State eXp P&Ps for state specific information and any variances to this policy.

Agents shall abide by the REALTORS® Code of Ethics and Standards of Practice of the National Association of REALTORS®, the statutes and rules of the state within which they are licensed, and any requirements of the MLS of which they are a member.

G.	Contact Information

Agents MUST use their legal name as it appears on their real estate license in all advertising, on contracts and in all real estate correspondence.  Agents using any name other than their full legal name

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may only do so if allowable within their state and must have the State Broker’s approval.

Agent’s business address is the eXp office address in the state in which the Agent’s license is registered.  Agents must use this address in all activities if an address is required by the state licensing department.  All business correspondence related to transactions must be sent to this address, not to the Agent’s home.  No personal mail may come to the office.  Any mail coming to the office will be considered official business and subject to being opened by the State Broker or admin team.  Agents shall make arrangements to pick up any parcels that are delivered to the office by vendors and will work to properly inform all vendors that parcel deliveries are to be scheduled directly with the Agent.  All unclaimed parcels are subject to disposal within seven (7) days of delivery.

Escrow companies, title companies and other closing agencies must send all communications pertaining to a transaction to our company address.  Agents may receive a duplicate copy of escrow documents for the file.

Agents are solely responsible for keeping their personal contact information (including mailing address, forwarding email address used to forward Agent’s eXp email alias to, and telephone number) current in MY | eXp®.  eXp will rely upon the information provided by an Agent, in MY | eXp®, as being true, correct, and complete.  Agents can update their forwarding email address, telephone number, and emergency contact information directly in MY | eXp®.  Any failure by an Agent to provide or maintain the most current information in MY | eXp® shall not affect the validity of any notice from eXp to the Agent.

H.	Contacting the State Broker(s)

Each state has a different State Broker, as a result, please review any state specific information with regard to broker communication.  Each State Broker will make themselves available inside of eXp World for general communication and discussions.  Consult the State Broker’s public calendar or State P&Ps for their availability.

If an Agent has a specific urgent need for the State Broker to address outside of business hours, the Agent should call or email the State Broker directly.

I.	Open Houses

Agents shall only hold open houses for other eXp Agents.  No open houses shall be held for any listings other than eXp listings or For Sale By Owner where written authorization has been given and where prospective buyers complete a “touring agreement” or an eXp Single Property, Buyer-Broker Representation Agreement.  Agents holding open houses for sellers who do not have their house listed for sale must have appropriate state approved documentation completed giving them the right to do so.  eXp listings shall only be held open by other eXp Agents who are appropriately licensed and acting within their area of expertise for the geographic location of the listing.

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J.	Out of Town or Unavailable

When an Agent has listings and/or open escrows and is out of town, or otherwise unable to provide services to clients, the Agent is required to notify the State Broker and fill out the appropriate company form establishing someone to manage the business in Agent’s absence.

K.	Physical Office Space

eXp has a cloud-based office and as such does not invest in physical bricks-and-mortar infrastructure, except where required by the State Department of Licensing laws.  Agents are encouraged to contact their local affiliates, title and escrow companies, lenders, banks and other organizations with whom they work if they need physical space to meet clients.

Where allowed by law and Association/Board rules, Agents who have achieved the level of associate broker and have agreed to policies relating to the opening of an eXp office may, with approval from eXp, be permitted to have a branded eXp office.  Agents shall be responsible for compliance with all local and state laws regarding their branch office.  This includes, but is not limited to, meetings, licensing, advertising, and signage requirements.

eXp may itself open and operate, or authorize the opening and operation of, an eXp office (“Branch Office”).  Any Branch Office that eXp authorizes an Agent to open and operate will be paid for by the Agent or Agents who have agreed to open that office, and no obligation relating to that office will transfer to eXp.  Any financial obligation with regard to opening and/or maintaining a Branch Office will be at the expense of the Agent(s) who opened the Branch Office including any fines for non-compliance and renewal fees.

Please ask the State Broker for the Branch Office Agreement and talk to the State Broker to see if the Agent qualifies.  Branch Offices must be pre-approved in writing (through a Branch Office Agreement) by eXp prior to operation, advertising, or opening.  Except for any Branch Offices that have been approved by eXp, Branch Offices shall not be situated within any Agent’s (or other person’s) personal residence.

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L.	Data Privacy & Artificial Intelligence (AI) Use Policy

1.	Purpose.

To establish clear standards for safeguarding personal and confidential clients or customer information and to provide guidance on the ethical and compliant use of Artificial Intelligence (AI) tools in the course of real estate practice.

2.	Definitions.

(Only for purposes of this Data Privacy & Artificial Intelligence Use Policy)

●	Personal Information (PI): Any information related to or linked with a client or customer, including name, address, phone number, financial details, email, and digital identifiers.
●	Confidential Information: Information related to a real estate transaction that is not publicly known and must be protected in fulfillment of eXp’s fiduciary duties.
●	Artificial Intelligence (AI) tool: Any software, application, or system that analyzes information or generates output using algorithms, machine learning, or natural language processing, with or without human prompts.

3.	Agent Responsibilities.
●	Collect only the minimum necessary clients or customer information for each Transaction.
●	Retain client or customer information in secured, encrypted tools, including the applicable transaction management system or other software provided by eXp.
●	Never disclose clients or customers or client/customer data (written, verbal, or digital) to third parties without written consent, unless legally required.
●	Immediately report data breaches or suspected unauthorized access to the Designated Managing Broker and to eXp IT Security at security@exprealty.net.

Fair Housing laws and regulations must always be followed. It is each Agent’s responsibility to safeguard and protect client and customer personal information (PI).  State and Local rules and regulations are ever evolving and must be adhered to in the implementation of AI as a business practice.

4.	Permissible Use of AI with Client and Customer Data.
●	The following use cases are offered as examples only and Agents must use their own best judgment as it relates to using AI tools and client and customer personal information in accordance with fair housing laws and regulations and other applicable law:
o	Drafting listing remarks, marketing materials, or transaction summaries without including personal information (PI).
o	Assisting with contract drafts, templates, or standard documents where clients or customers, or personal information is anonymized.
o	Analyzing market trends, property data, or comparable sales using aggregated or public data only.
o	NOTE: AI tools should be used as assistants, not decision-makers. Human review is required for any clients or customers or client/customer-facing material.

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5.	Prohibited AI Use Involving Client and Customer Data.
●	Agents are strictly prohibited from entering personal information or Confidential Information into “public” or “free” versions of AI tools (e.g., free tiers of ChatGPT, Claude, or Gemini) and any other license tier where the provider’s Terms of Service allow for the use of user-entered data to train future iterations of the model. Agents must ensure that any non-eXp provided AI tools do not transmit or store client personal information in non-U.S. jurisdictions or unknown cloud environments.
●	The following prohibited use cases are offered as examples only and Agents must use their own best judgement as it relates to using AI tools and client and customer personal information in accordance with fair housing laws and regulations and other applicable law:
o	Upload or enter client or customer personal information or financial information into AI platforms that are not explicitly provided by eXp.
o	Use AI to predict buyer/seller motivations, personal preferences, or financial capabilities based on characteristics of protected classes (e.g., race, gender, religion).
o	Use AI to generate automated communication to clients or customers that impersonates Agent without clear disclosure.
o	Allow AI tools to transmit or store client or customer information in non-U.S. jurisdictions or unknown cloud environments that are not controlled and limited to U.S. locations, including backups.
o	Use AI to generate or disseminate false, deceptive, or misleading content, including fake reviews, impersonation without consent, or misrepresentative media such as deepfakes.
o	Employ AI for profiling or automated decision-making that may have a legal or significant impact on a client or customer, such as lending, housing, or eligibility decisions, without human oversight, transparency, and legal disclosure.
o	Utilize AI for any purpose prohibited by law, including harassment, discrimination, political campaigning, social scoring, or behavioral manipulation.

6.	Company Tools & Security Practices.
●	Agents must only use AI or Customer Relationship Management (Customer Relationship Management (CRM)) tools that:
o	Have published data privacy and retention policies.
o	Use end-to-end encryption.
o	Do not retain user-entered data for training purposes without explicit consent.
●	All devices (laptops, phones, tablets) used to access client or customer information must have:
o	Active antivirus software
o	Two-factor authentication (2FA)
o	Automatic lock screens when idle
●	eXp does not review AI tools or any other software that is purchased by an Agent. It is the Agent’s sole responsibility to ensure that their use of AI tools and any other software is in compliance with applicable law.

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7.	AI & Disclosure Requirements.
●	When AI is used in any form of communication with clients or customers, or the public, Agent must ensure the following disclosure is clearly and conspicuously provided: “Important: This is an automated AI tool and not an eXp agent. It does not provide legal, financial, or real estate advice and does not represent you in any transaction. Please consult directly with your eXp agent before making decisions.”
●	Agents are responsible for consulting the State P&Ps for specific disclosure verbiage, placement requirements, and font sizes that may be mandated by state law (e.g., California or Colorado), which may include “side-by-side” photo requirements.
●	Any fines assessed to eXp pertaining to an Agent’s failure to follow AI disclosure mandates set forth in the State P&Ps shall be reimbursed by that Agent, all at eXp's sole discretion.
●	All advertising generated or assisted by AI must comply with truth-in-advertising, fair housing, and state-specific marketing regulations.
●	Any AI-driven voice, text, or electronic messaging must comply with telecommunications and anti-spam laws, including obtaining prior legal consent and providing clear identification and opt-out options.

8.	Data Security & Confidentiality.
●	Prohibition of Sensitive Data Input - Agents are strictly prohibited from entering any Personal Information (PI), confidential client data, financial documents, or signed legal agreements (including but not limited to FinCEN forms, listing agreements, and offers) into public third-party generative AI tools.

9.	Human Oversight & Fact-Checking.
●	Mandatory Human Verification - While AI may be used to assist in drafting, the Agent holds sole, non-transferable accountability for the accuracy of all data points. Before publishing or sending any AI-assisted content, Agents must first independently verify that all material facts generated by any AI tools (such as property dimensions, zoning, tax amounts, and property history), are true and correct, and conform to the data reflected in the records of credible and authoritative sources. Relying blindly on AI-generated data may constitute a regulatory violation.

10.	Virtual Staging & Visual Media.
●	Watermarks - Any listing photographs, virtual tours, or video media that have been digitally altered, enhanced, or virtually staged using generative AI tools are strongly encouraged, but not required, to be watermarked with the text “Virtually Staged” or “Digitally Rendered” directly on the image.
●	Labels via Listing Remarks and Metadata Tags – As a mandatory minimum standard, all AI-altered photos must be labeled using both a disclosure in the listing remarks and a backend metadata tag (e.g., “Virtually_Staged_Bedroom”). However, where required by

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applicable law or local MLS rules, stricter local disclosure requirements apply, such as displaying the original, unaltered photo directly adjacent to the altered version.
●	Local Policy Compliance - Agents must consult their specific State P&Ps for local requirements regarding disclosure verbiage, placement constraints, and font sizes.
●	Prohibition of Deceptive Alterations - AI tools must never be used to conceal physical defects, structural issues, or environmental hazards of a property. Doing so may constitute “misleading” advertising or representations under applicable law (such as the Federal Trade Commission Act, federal antitrust laws, or state consumer protection and unfair trade practices laws).
11.	Broker Oversight & Enforcement.
●	The brokerage reserves the right to audit the Agent’s use of AI tools (including, without limitation, use of eXp’s proprietary automated review bot) and data handling practices at any time.
●	AI agents or “bots” may interact with the public. However, in instances where Agent is not immediately available to supervise the interaction (e.g., after business hours), Agent must review all automated communications as soon as reasonably possible to ensure accuracy and compliance. Agent remains legally responsible for the accuracy and compliance of all AI-generated content as if Agent had authored it personally.
●	Violations of this policy may result in disciplinary action, including:
o	Retraining or compliance coursework
o	Written warnings
o	Suspension or termination of Agent affiliation
XXI.	TEAMS AT EXP REALTY
A.	Generally

A “team” is generally defined, in most states, as a lead Agent (“team leader”) and at least one other Agent working as a team member (“team member”).    For more information on teams, Agents may review eXp’s, “Teams at eXp Realty - Understanding Types and Compensation” informational sheet  and eXp’s, “Teams at eXp Realty Policy” available on MY | eXp®, HUB, and/or on the applicable eXp website; or contact eXp’s Team Services Department at  teamservices@exprealty.net.

B.	Team Names

Team names shall conform with the real estate licensing laws and rules in effect in the state(s) in which the team name is being used.  A team leader shall select a proposed team name upon formation of a team.  Regardless of whether or not state requirements allow use of the terms “Realty” or “Real Estate” in a team name, eXp does not allow the use of such terms in a team name of any Agents.  The proposed team name must be presented by the team leader to his or her State Broker for approval.  A team name may only be used if, and after, it has been approved in writing by the team leader’s State Broker.  For

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team registration requirements, Agents should consult their State P&Ps and their State Broker team.

C.	Team Composition

A team of any kind cannot be composed of members from both eXp and eXp Commercial.  All team members must be affiliated with the same brokerage as their team leader (i.e., eXp or eXp Commercial; eXp and eXp Commercial being distinct brokerages).  For example, a team that has a team leader affiliated with eXp must also have all team members associated with eXp; those team members could not be associated with eXp Commercial.

Unless advance arrangements are made with eXp, in writing, a team leader’s departure from a team (whether because they leave the team, offboard from eXp, or otherwise) shall cause a team to dissolve automatically as of that date the team leader leaves the team or offboards from eXp, whichever occurs first.

D.	Team Agreements

“Team Agreements” are to be made based on mutually agreed upon terms between a team leader and the team member(s). These agreements must be in writing, fully executed, and carefully considered to ensure compliance with all federal, state and local law as well as eXp’s policies.  A team leader shall maintain a copy of each fully executed Team Agreement in their files at all times.  Team leader shall provide a signed copy of their written Team Agreement with each team member, to eXp.  Adjusted Company Dollar Cap amounts for team members shall only be provided within applicable team structures.  eXp will not allow a team to stay affiliated with eXp if the team enforces or attempts to enforce a restriction against a former team member which would prevent them from staying with eXp after leaving the team; nor will eXp intervene in any disputes between team members and team leaders.

E.	Team Disputes

Any disputes that may arise between or among current or former team leader(s) and/or team member(s) (collectively, the “disputing parties”), concerning any Team Agreement entered into between them, shall be resolved between and among the disputing parties and without eXp’s participation.  In no event will eXp assist any of the disputing parties to enforce the terms of any Team Agreement against the other disputing parties (including enforcement of any restrictive covenants such as non-compete or non-solicitation provisions), nor will eXp preclude a former team member from remaining affiliated with eXp after his or her departure from a team.

By executing their eXp ICA, each Agent agrees that if they wish to remain affiliated with eXp, they will not attempt to enforce any restrictive covenants (including, without limitation, the terms of any non-compete provisions) under any Team Agreement, against any former team member that remains affiliated with eXp after leaving the applicable team, and regardless of whether or not such former team member joins a new team or remains unaffiliated with any team.

If team leader(s) or team member(s) nevertheless attempt to enforce any restrictive covenant in

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contravention to the preceding sentence, then eXp may terminate such team leader(s)’ and/or team member(s)’ ICA(s) and end such team leader(s)’ and/or team member(s)’ engagement with eXp.

F.	Team Fee Distribution
1.	Transaction Review Fee: Can be paid by either the team leader or the team member or split between the two as agreed upon in their written Team Agreement.
2.	Risk Management Fee: Shall be divided equally between the team leader and the team member. Each Agent shall be responsible for their annual Risk Management Fee cap.
3.	Compensation: GCI, as defined in Agent’s ICA, shall be first divided between the team leader and the team member based on the percentages agreed to between the team leader and team member. From there, each Agent’s compensation split will be divided according to the Company Dollar and Contractor Dollar split in effect for that Agent at the time of the Transaction closing, less any applicable Transaction fees.
4.	Capped Transaction Fees: Once an Agent has reached their Company Dollar Cap (as that term is defined in the Agent’s ICA), that Agent will pay a percentage of the Capped Transaction Fee equal to the percentage of GCI they received.

In certain cases, eXp will reduce a team member’s annual Company Dollar Cap.  Team members with a reduced Company Dollar Cap are not eligible to receive the “capping equity award” or the ICON Agent Award, as paying a full cap amount is required for both.  For a team member to qualify for a reduced Company Dollar Cap, the team and team leader must meet any requirements prescribed to the applicable team.

G.	Non-Solicitation of Other eXp Team Members

No Agent may solicit, recruit, employ, or entice (either for themselves or another), directly or indirectly through a third party, any individuals that are members of other existing teams at eXp, to leave those teams and join Agent’s team.

H.	Application of Non-Solicitation and Non-Disparagement Policy To Teams

To the extent that eXp’s Non-Solicitation and Non-Disparagement Policy, as described in the Code of Conduct, above, would prohibit an Agent who is a team leader of an eXp approved real estate team from leaving eXp and taking his or her team members with them to a competing brokerage, the non-solicitation portion of this particular policy shall not apply.

XXII.	OMISSIONS FROM POLICY AND PROCEDURES

Any items or procedural issues not covered in the eXp P&Ps are subject to State Broker and eXp approval.  Any decisions rendered on the items not covered in the eXp P&Ps are final and are to be made at the sole discretion of eXp.

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XXIII.	UPON TERMINATION OF ICA

An Agent shall forfeit all rights to any Transactions, transactional compensation or proceeds if the Agent does not affiliate with a new (non-eXp) brokerage company within three (3) business days following the Agent’s Offboard Date (as that term is defined in Section 6 of the ICA).  Each Agent shall communicate with his/her State Broker in advance of, and following, their Offboard Date regarding any pending Transactions to ensure that such Transactions are not adversely impacted by the termination of the Agent’s affiliation with eXp.

A.	eXp’s Transfer of Pending Transactions

Subject to the terms in the opening paragraph of this section above, an Agent may execute a pending escrow transfer form and transfer any pending Transaction(s) to his/her new brokerage company.  Eligibility to transfer pending Transactions in this way is conditioned upon satisfaction of each of the following: (1) the Agent must be in Good Standing as of his/her Offboard Date, (2) the Agent’s new brokerage company must be willing to accept the transfer of such pending Transactions from eXp, (3) eXp must receive each affected client’s prior written consent authorizing the transfer to the new brokerage company, and (4) eXp must approve in writing of each such transfer (which eXp may withhold in its sole and absolute discretion).  For each such Transaction that is to be transferred, if any of the preceding conditions are not met, that pending Transaction will remain with eXp.  For Agents not in a Capped Status, the transfer of any pending Transaction(s) away from eXp to the Agent’s new brokerage company shall require the payment of a twenty percent (20%) referral fee from that new brokerage company back to eXp.  In addition, for all Agents, regardless of Capped Status, any other applicable referral fees that may be due upon the closing of that pending Transaction shall be paid to eXp (by Agent through Agent’s new brokerage firm), who will then remit payment to the originating brokerage company pursuant to the terms of any preexisting referral agreement.

B.	eXp’s Retention of Pending Transactions

Subject to the terms in the opening paragraph of this section above, eXp will pay Agent’s compensation, less any splits, Agent fees, deductions or withholdings (including, but not limited to, invoices issued from accounting, transaction coordination fees, garnishments or any other outstanding fees or legally required withholding) upon closing of any pending Transactions that remain with eXp following Agent’s affiliation with a new brokerage company.

In addition to Section 6 under the ICA, an Agent’s ICA shall also immediately, and automatically terminate, without prior notice, if for any reason, the Agent breaches his or her obligations hereunder, or if the Agent’s license expires, is restricted, suspended or is revoked.

In the event an Agent leaves eXp, his/her Offboard Date will be determined in accordance with Section 6 of the Agent’s ICA titled, “Termination.”

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Termination of an Agent’s ICA could, and likely will, result in a significant financial loss to an Agent, including but not limited to:

(1)	loss of certain pending transactions, as more fully described above;
(2)	if an Agent is not in a vested status, loss of eXpansion Share payments and eXponential Share payments, including those that would otherwise have been earned on or before the Agent’s Offboard Date, but paid following the Agent’s Offboard Date;
(3)	if an Agent is in a vested status, loss of eXponential Share payments, including those that would otherwise have been earned on or before the Agent’s Offboard Date, but paid following the Agent’s Offboard Date; and
(4)	loss of UNVESTED AGNT, Inc. stock awards.

Example 1:

An Agent is in a vested status and is receiving eXpansion Share and eXponential Share payments.  That Agent leaves eXp, having an Offboard Date of August 15, 2022, and the Agent retains their vested status following their Offboard Date.  Also, the Agent maintains a real estate license that is active and in good standing and the Agent does not affiliate with a competitor.  It then follows that the Agent will receive their eXpansion Share payments and eXponential Share payments earned for the month of July 2022, when each is paid by eXp on August 22, 2022.

Example 2:

Same facts as Example 1, except that the Agent affiliates with a competitor effective as of their Offboard Date.  In that event, it then follows that the Agent will receive only their eXpansion Share payments earned for the month of July 2022, when such payments are released by eXp on August 22, 2022.  However, the Agent will not receive any eXponential Share payments that otherwise would have been earned for the month of July 2022 and paid by eXp on August 22, 2022.

Upon termination of their affiliation with, and severance from eXp, Agents will lose access to all eXp tools, emails, files, and eXp provided third party sites.  eXp strongly encourages Agents to backup any files they desire access to prior to requesting offboarding.

C.	Leads Upon Departure

Upon an Agent’s actual or pending departure from eXp (the “Departing Agent”), eXp shall maintain and preserve the Departing Agent’s database of eXp-generated and non-eXp generated leads within any eXp-provided consumer relationship management applications for a period of up to 30 days (the “Preservation Period”) following the Agent’s Offboard Date.

If the Departing Agent would like to obtain a list of his/her non-eXp generated leads, then the non-eXp generated leads can be exported upon written request to eXp’s Technology and Technical Support at support@exprealty.com (an “Export Request”) provided that, (1) the Export Request is received within

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the Preservation Period, and (2) the Departing Agent is in Good Standing.  If the Departing Agent does not provide an Export Request as set forth herein during the Preservation Period, then the Departing Agent’s non-eXp generated leads are subject to forfeiture and deletion after the Preservation Period expires.

Notwithstanding the foregoing, any eXp-generated leads (such as, for example only, and without limitation, those generated through REVENOS®, eXp’s Bundle Select® program, eXp’s REO division, eXp’s Relocation division, and eXp’s ExpressOffers program) may not be released to Agent.

D.	Rejoining eXp

If an Agent terminates his or her ICA while there remain any Amounts Owed to eXp, and the Agent wishes to rejoin eXp, then eXp may, in its sole discretion, provide the Agent with a one-time option to rejoin eXp under the following conditions:

(1)	the entirety of the Agent’s Amounts Owed to eXp must be repaid to eXp (assuming that such Amounts Owed to eXp have not already been satisfied in full); and
(2)	at eXp’s discretion, by and through the Regional Director responsible for managing the Agent’s state, such Amounts Owed to eXp must be repaid to eXp as follows: either (i) in one lump sum prior to the Agent’s rejoining eXp, or (ii) in accordance with those terms and conditions set forth in a written repayment plan (“Repayment Plan”) presented by the Agent’s forthcoming Regional Director, which Repayment Plan shall not have a term longer than sixty (60) days following the date of the Agent’s rejoining eXp;
(3)	the Agent enters into a new ICA with eXp; and
(4)	the Repayment Plan shall take the form of an addendum to the Agent’s new ICA with eXp.

If the Agent breaches any of the above conditions, or if the Agent’s new ICA is terminated for any reason, by either the Agent or eXp, and at the time of this additional ICA termination there again exists any Amounts Owed to eXp, then Agent is forever precluded from rejoining eXp as a real estate licensee, as determined in eXp’s sole and absolute discretion.

XXIV.	INTERPRETATION

If any provision in these eXp P&Ps requires interpretation, the resolution of such ambiguity shall not be held against eXp.  In these eXp P&Ps, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending, or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including,” “includes,” and “include” shall be deemed to be followed by the words “without limitation”; and section headings are included for convenience of reference only and shall not constitute a part of these eXp P&Ps for any other purpose.

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XXV.	CONFLICTS

To the extent there may be any conflict between the terms of an Agent’s ICA and the terms in these eXp P&Ps, the more restrictive terms (in eXp’s favor) shall be controlling.

XXVI.	REVISIONS TO THESE EXP P&PS

eXp reserves the right to revise these eXp P&Ps, in its sole discretion.  Revisions to these eXp P&Ps shall be consistent with revisions to Agent’s ICA, as provided by the terms of Agent’s ICA.

XXVII.GLOSSARY OF DEFINED TERMS
●	Adjustment Bonus - This is the difference between the total amount of money within the Revenue Share Pool, on the one hand, and the Calculated Company Dollar, on the other hand. This is also known as the “Adjustment Amount.”

●	Adjustment Amount - (See “Adjustment Bonus”)

●	Affiliated Business Arrangement (ABA) - The definition of the term “affiliated business arrangement” is defined in 12 USCS § 2602(7) of the Real Estate Settlement Procedures Act. The term “affiliated business arrangement” means an arrangement in which (A) a person who is in a position to refer business incident to or a part of a real estate settlement service involving a federally related mortgage loan, or an associate of such person, has either an affiliate relationship with or a direct or beneficial ownership interest of more than 1 percent in a provider of settlement services; and (B) either of such persons directly or indirectly refers such business to that provider or affirmatively influences the selection of that provider; and (8) the term “associate” means one who has one or more of the following relationships with a person in a position to refer settlement business: (A) a spouse, parent, or child of such person; (B) a corporation or business entity that controls, is controlled by, or is under common control with such person; (C) an employer, officer, director, partner, franchisor, or franchisee of such person; or (D) anyone who has an agreement, arrangement, or understanding, with such person, the purpose or substantial effect of which is to enable the person in a position to refer settlement business to benefit financially from the referrals of such business.

●	Access Agreement - An abbreviated term referring to the eXp Agent and Assistant Cloud Brokerage Access Agreement that, once completed and accepted, allows support staff (such as administrative and/or transaction coordinator assistants) to access eXp’s various systems.

●	Administrative Transaction Fee - A fee amount, determined by each respective Agent, that consists of an Agent’s cost of doing business (e.g., costs for any assistants and transaction coordinators used in a given transaction) and is distinct from and in addition to any real estate

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compensation to be earned by eXp and Agent.

●	Agent - An independent contractor real estate licensee who has entered into an agreement with eXp through an eXp Independent Contractor Agreement (referred to as Agents collectively).

●	Agent Attraction - The process of engaging credible, ethical, and productive real estate professionals and inviting them to join eXp, or its commercial affiliate, eXp Commercial.

●	Agent Content - Content such as photographs, images or content of any type created, commissioned by, or otherwise owned by Agent.

●	Agent-Owned - Ownership is held or controlled by an Agent, whether through an Agent’s own name, a spouse’s name, a business entity, a trust, or that is otherwise owned and/or controlled by Agent and/or Agent’s spouse (also referred to as an “Agent-Owner”)

●	Branch Office - Any eXp office, whether opened and operated by eXp, or authorized by eXp to be opened and operated by an Agent. Agent opened and operated Branch Offices must be pre-approved in writing (through a Branch Office Agreement) by eXp prior to operation, advertising, or opening.

●	BPO - An abbreviation for the term “Broker Price Opinion.”

●	Calculated Company Dollar - The total amount of revenue share that is calculated to be paid out in a given month, exclusive of any Adjustment Bonus.

●	Capped Status - An Agent reaches Capped Status when the amount of Company Dollar required under that Agent’s ICA or ICA addendum has been collected by eXp within that Agent’s Capping Period.

●	CAN-SPAM - Abbreviation for the Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003 which is a law passed in 2003 establishing the United States’ first national standards for the sending of commercial email.

●	Commercial Property - Any real property that is not Residential Property. (See definition for “Residential Property” below).

●	Departing Agent - Agent departing from eXp.

●	DMB - An abbreviation for the term “Designated Managing Broker.”

●	E&O – Errors and omissions insurance.

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●	eXp Brokerage – This is a specific brokerage company, within the AGNT, Inc. family of real estate brokerage companies, that conducts business under any of the eXp® Realty or eXp® Commercial brands, and that is licensed or registered to engage in the real estate brokerage business in its particular jurisdiction (whether country, state, province, region, etc.).

●	eXp Licensees - eXp or any of its affiliates or licensees (not to be confused with real estate licensees), as it pertains to Agent Content. (See definition for “Agent Content” above).

●	eXpansion Share - eXpansion Share is revenue share money within the Revenue Share Pool that is earned and received from Qualifying Transactions closed by an Agent’s Revenue Share Group, and that is paid out to the Agent in an amount that is based on the Tier group of the Agent(s) who closed the Transaction(s). See the Revenue Share Plan Chart (“Revenue Share Chart”), above, for a breakdown of the amount of eXpansion Share paid for each Tier group.

●	eXponential Share - eXponential Share is revenue share money within the Revenue Share Pool that is earned and received from Qualifying Transactions closed by an Agent’s Revenue Share Group, and that is paid out to the Agent in an amount that is based on the Tier group of the Agent(s) who closed the Transaction(s). In order to unlock eXponential Share earning potential, the Agent must have the minimum number of Front-Line Qualifying Active agents (as defined below). See the Revenue Share Chart, above, for a breakdown of the amount of eXponential Share paid for each Tier.

●	Export Request - A written request from a Departing Agent to eXp’s Technology and Technical Support team, sent via email to support@exprealty.com, for a list of all of the Departing Agent’s non-eXp generated leads.

●	Front-Line Qualifying Active (FLQA) - A Front-Line Qualifying Active agent is a licensed Agent who has been sponsored into eXp and has been active and productive with eXp during the prior rolling six-month period by closing a minimum of $5,000 in Gross Compensation Income. In order to unlock eXponential Share earning potential beyond Tier 1, an Agent must have the minimum number of Front-Line Qualifying Active agents in his or her Revenue Share Group.

●	FTC - An abbreviation for the Federal Trade Commission which is an independent agency of the United States government whose principal mission is the enforcement of civil U.S. antitrust law and the promotion of consumer protection.

●	Good Standing - To be considered in Good Standing, an Agent must: (1) be current on all financial obligations and not have any unpaid fees, charges, repayments, or any other amounts owed by Agent to eXp; (2) have and maintain an active and current status on: (i) all required licenses; (ii) local, state, and national REALTOR® Association/Board memberships, where applicable; and (iii) any other subscriptions which are required to conduct real estate business in Agent’s state(s); and (3) not be deemed in breach of any term, covenant, condition, obligation

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(including monies owed) or duty set forth in the ICA and these eXp P&Ps, as determined by eXp in its reasonable discretion.

●	ICA - An abbreviation for eXp’s form of Independent Contractor Agreement

●	ICON - A status awarded to Agents who have received an ICON Agent Award.

●	ICON Agent Award - An award earned by Agents who have achieved certain production and cultural goals within an Agent’s Capping Period. Each qualified “ICON” receives publicly-traded AGNT, Inc. common stock.

●	Income Claims - Statements or representations that depict earnings obtained by Agents as a result of participating in the eXp opportunity. Such claims can consist of direct statements, presentations, videos, social media posts, charts, and images that directly state or imply what earnings an individual Agent made or makes and what earnings a prospective Agent might be able to make with eXp. Income and earnings claims also include implied claims such as lifestyle representations.

●	Initial FLQA Period - A six (6) month period that begins at the moment that an Agent satisfies the Initial FLQA Period Productivity Requirement, during which time Agent will be classified as FLQA for his or her Sponsor.

●	Initial FLQA Period Productivity Requirement (a.k.a. “Productivity Requirement”) - The requirement that a new Agent must close a minimum of $5,000 in Gross Compensation Income during the prior six (6) month period to qualify for the Initial FLQA Period.

●	Limited Function Referral Offices - Offices that are solely engaged in referring clients or customers to non-eXp real estate brokerage companies. Agents shall not operate limited function referral offices through eXp.

●	Limited Representation - Any representation relationship with a seller, buyer, landlord, or tenant that limits the services to be provided to that person.

●	Mentor Program Requirements - Generally, if an Agent has not completed three (3) purchase Transactions or sale Transactions (or any combination thereof) within the twelve (12) month period immediately preceding the Agent’s Onboard Date, then the Agent will be required to participate in the eXp Mentor Program, as a mentee, upon transfer of their license to eXp.

●	Minimum Company Dollar Rule - The rule providing that eXp is to receive a minimum amount of Company Dollar on each closed purchase Transaction and on each closed sale Transaction involving an Agent who is not in a Capped Status.

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●	MLS - An abbreviation for Multiple Listing Service.

●	NAR - An abbreviation for the National Association of REALTORS®.

●	One eXp Agent, Two Transaction Sides - A dual agency transaction in which one natural person represents a buyer and seller in the same transaction.

●	Original Sponsor Window - The one (1) year period beginning on an Agent’s Offboard Date, during which time, if an Agent rejoins eXp, that Agent’s Sponsor will continue to serve in the same capacity.

●	Personal Transaction - Any Transaction concerning a property that is owned or leased by an Agent (whether in an Agent’s own name, a spouse’s name, a business entity, a trust, or that is otherwise controlled by Agent and/or Agent’s spouse), regardless of whether Agent chooses to represent themselves or have another eXp Agent represent them.

●	Potential Local Sponsor - A vendor that desires to sponsor a local event for eXp.

●	Preservation Period - A period of up to 30 days in which a Departing Agent’s database of eXp-generated and non-eXp generated leads within any eXp-provided consumer relationship management applications is preserved.

●	Property Management Services - Engaging in any activities concerning an actual or prospective tenant on behalf of a client, whether or not such activities are coupled with any property preservation services (as that term is defined herein) (e.g., collecting rents, performing inspections, setting up repairs and maintenance, running a background check, making or assisting with tenant selection, etc.).

●	Property Preservation Services - Tending to and managing only the physical aspects of any real property on behalf of a client (e.g., scheduling, coordinating, and/or setting up any repairs or maintenance concerning a client’s real property).

●	Qualifying Transaction - A Qualifying Transaction is either, (a) a purchase Transaction, sales Transaction, or (in the case of eXp Commercial) a business brokerage Transaction, that generates Company Dollar; or (b) BPOs, rental/lease Transactions, or referrals that respectively generate Gross Compensation Income of at least $1,000. A Personal Transaction does not generate Company Dollar, and is therefore not a Qualifying Transaction.

●	Residential Property - Any real property that is zoned to accommodate a residential dwelling having not less than one (1) and not greater than four (4) dwelling units, whether such real property is vacant land or improved real property.

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●	REBNY - An abbreviation for the Real Estate Board of New York.

●	RESPA - An abbreviation for the Real Estate Settlement Procedures Act.

●	Retained Company Dollar - That one-half of Company Dollar earned and received, and used for eXp’s operating expenses and other management purposes.

●	Revenue Share Group - An Agent’s Revenue Share Group consists of (i) the Agents that he or she personally sponsors to join eXp (also referred to as “Sponsees”), who are situated at the Agent’s “Tier 1” in eXp’s Revenue Share Plan, and (ii) an unbroken chain of sponsorship relationships extending downward through successive Tiers, from Tier 2 through Tier 7. Each Tier is comprised of Agents who were sponsored by the Agents in the preceding Tier, maintaining a continuous, direct lineage of sponsorship from the original sponsoring Agent.

●	Revenue Share Eligible - For an Agent to remain eligible to collect revenue share (also referred to as “Revenue Share Eligibility”), the Agent must be in Good Standing.

●	Revenue Share Plan - The Revenue Share Plan exists to provide a financial incentive to the Agents with eXp who have helped grow sales within the eXp family of real estate brokerage companies.

●	Revenue Share Pool - That one-half of Company Dollar earned and received which supports the Revenue Share Plan.

●	SEC - An abbreviation for the U.S. Securities and Exchange Commission which is an independent agency of the United States federal government whose primary purpose is to enforce the law against market manipulation.

●	Service Charge - A $100 service charge that is added to: 1) any advances made from a compensation advance company that is outside of the eXp preferred partners network; and 2) and UCC liens presented to eXp from a compensation advance company seeking payment of any unpaid compensation advance(s).

●	Solicitation Laws - Laws encompassing broad-based mandates like the Telephone Consumer Protection Act (“TCPA”), the Telemarketing Sales Rules (“TSR”), the CAN-SPAM Act, Federal Trade Commission (“FTC”) rules, Securities and Exchange Commission (“SEC”) regulations, and state and national tortious interference laws, and their implementing rules and regulations.

●	Sponsee – A Sponsee is a joining Agent that has selected another Agent as their Sponsor (and, if applicable, their Co-Sponsor). A Sponsee is in the “Tier 1” position of their Sponsor’s Revenue Share Group, unless they have selected a Co-Sponsor, in which event the Sponsee is in the “Tier 2” position of their Sponsor’s Revenue Share Group, and in the “Tier 1” position of their Co-

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Sponsor’s Revenue Share Group.

●	Sponsor - A Sponsor is the Agent who a joining Agent selects (as identified in their ICA) as the person who most influenced them to join eXp.

●	Sponsorship - An Agent’s sole requirement to qualify as a sponsor is selection by the joining Agent in their ICA as the individual who most influenced them to join eXp. The role of sponsor is distinctive from other roles like a mentor, coach, or team leader. In some cases, these roles are assumed by the same person, but they are not mandatory for a sponsor.

●	Sponsorship Interference - Any effort(s) or action(s) taken by an Agent to interfere with, coerce, or otherwise unethically encourage or convince a prospective or current Agent to change their intended sponsorship declaration (or current sponsor); Sponsorship Interference is prohibited and subject to corrective action up to and including termination of their affiliation with, and severance from eXp.

●	State Broker - Designated Managing Broker or applicable Managing Broker(s) (individually, and collectively).

●	State P&Ps – Means those policies and procedures applicable to a particular state.

●	State Department of Licensing - A State’s department or agency that is charged with administering the issuance of any real estate licenses in that State.

●	Straw Agent - Straw Agents are Agents who are not engaged in the business of selling real estate or engaged in the process of attracting other productive agents to join eXp and help grow company sales.

●	T&E Addendum - An abbreviation for the term “Title & Escrow eXp Addendum.”

●	TC - An abbreviation for the term “Transaction Coordinator.”

●	TCPA - An abbreviation for the term “Telephone Consumer Protection Act of 1991.” This law restricts marketing through certain types of phone calls and text messages, and provides protection for private citizens through the National Do Not Call List. It also places restrictions on the use of automated dialing systems and artificial or prerecorded voice messages.

●	Team - A “team” is generally defined, in most states, as a lead Agent (“team leader”) and at least one other Agent working as a team member (“team member”).

●	Team Agreement - An agreement outlining mutually agreed upon terms between a team leader and the team member(s). These agreements must be in writing, fully executed and carefully

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considered to ensure compliance with all federal, state and local law as well as eXp’s Policies.

●	Team Leader - Lead Agent on a team.

●	Team Member - An Agent (other than a team leader) that is working as a team member with a team leader.

●	Tier - In the Revenue Share Plan, the hierarchy of Agents that are sponsored in succession beginning with the Agent and each group of Agents thereafter, as follows:

●	Agent.
●	Tier 1: the group of eXp Agents sponsored by the Agent.
●	Tier 2: the group of eXp Agents sponsored by Tier 1 eXp Agents.
●	Tier 3: the group of eXp Agents sponsored by Tier 2 eXp Agents.
●	Tier 4: the group of eXp Agents sponsored by Tier 3 eXp Agents.
●	Tier 5: the group of eXp Agents sponsored by Tier 4 eXp Agents.
●	Tier 6: the group of eXp Agents sponsored by Tier 5 eXp Agents.
●	Tier 7: the group of eXp Agents sponsored by Tier 6 eXp Agents.

●	TSR - An abbreviation for the Telemarketing Sales Rule, enacted in 1995; it is the FTC’s regulation on telemarketing authorized by the Telemarketing and Consumer Fraud and Abuse Prevention Act.

●	Vested - Subject to certain qualifications and conditions, as described in these P&Ps, an Agent that is Vested in the Revenue Share Plan may continue to receive benefits payable thereunder after Agent terminates his or her ICA or discontinues actively engaging in licensed real estate activities.

●	Vesting Period - The time period, consisting of not less than 36 consecutive months, during which time an Agent must satisfy the following two conditions in order to become vested in the Revenue Share Plan: (1) be in Good Standing; and (2) be affiliated with eXp as a real estate licensee.

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**(This section of these eXp P&Ps is an excerpt taken directly from the Insider Trading Policy of AGNT, Inc. (adopted as of March 31, 2023). Part II has been intentionally omitted as it does not apply to Agents of eXp, unless they are also “insiders,” in which event they will receive Part II separately.)**

XXIX.	INSIDER TRADING POLICY OF AGNT, INC.

This Insider Trading Policy (“Policy”) describes the standards of AGNT, Inc. and its subsidiaries (the “Company”) on trading, and causing the trading of, the Company’s securities or securities of certain other publicly traded companies while in possession of confidential information. Part I of this Policy (below) prohibits trading in certain circumstances and applies to all directors, executive officers, employees, agents, and brokers, and their respective immediate family members, of the Company.

One of the principal purposes of the United States federal securities laws is to prohibit so-called “insider trading.” Simply stated, insider trading occurs when a person uses material nonpublic information about the Company to make decisions to purchase, sell, give away or otherwise trade the Company’s securities or the securities of certain other companies or to provide that information to others outside the Company. The prohibitions against insider trading apply to trades, tips and recommendations by any person, including all persons associated with the Company, if the information involved is “material” and “nonpublic.” These terms are defined in this Policy under Part I, Section 3 below. The prohibitions would apply to any director, executive officer, employee, agent or broker of the Company who buys or sells securities on the basis of material nonpublic information that he or she obtained about the Company, its businesses, partners, competitors or other companies with which the Company has contractual relationships or may be negotiating transactions.

PART I

1.Applicability.

This Policy applies to all trading or other transactions in (i) the Company’s securities, including common stock, options and any other securities that the Company may issue, such as preferred stock, notes, bonds and convertible securities, as well as to derivative securities relating to any of the Company’s securities, whether or not issued by the Company and (ii) the securities of certain other companies, including common stock, options and other securities issued by those companies as well as derivative securities relating to any of those companies’ securities, where the person trading used information obtained while working for the Company.

2.No Trading or Causing Trading While in Possession of MNPI.
(a)No director, executive officer, employee, agent, or broker or any of their immediate family members may purchase or sell, or offer to purchase or sell, any Company security, whether or not issued by the Company, while in possession of material nonpublic information (“MNPI”) about the Company. (The terms “material” and “nonpublic” are defined in Part I, Section 3(a) and (b) below.)

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(b)No director, executive officer, employee, agent, or broker or any of their immediate family members who knows of any material nonpublic information about the Company may communicate that information to any other person (“tip”), including family members and friends, or otherwise disclose such information without the Company’s authorization.
(c)No director, executive officer, employee, agent, or broker or any of their immediate family members may purchase or sell any security of any other publicly traded company while in possession of material nonpublic information related to that company that was obtained in the course of his or her involvement with the Company. No director, executive officer, employee, agent, or broker or any of their immediate family members who knows of any such material nonpublic information may communicate that information to, or tip, any other person, including family members and friends, or otherwise disclose such information without the Company’s authorization.
(d)For compliance purposes, you should never trade, tip or recommend securities (or otherwise cause the purchase or sale of securities) while in possession of information that you have reason to believe is material and nonpublic unless you first consult with, and obtain the advance approval of, the Compliance Officer (which is defined in Part I, Section 3(c) below).
(e)Directors and executive officers of the Company must “pre-clear” all trading in securities of the Company in accordance with the procedures set forth in Part II, Section 3 below.
3.Definitions.
(a)Material. Insider trading restrictions come into play only if the information you possess is “material.” Materiality, however, involves a relatively low threshold. Information is generally regarded as “material” if it has market significance, that is, if its public dissemination is likely to affect the market price of securities, or if it otherwise is information that a reasonable investor would want to know before making an investment decision.

Information dealing with the following subjects is reasonably likely to be found material in particular situations:

(i)significant changes in the Company’s prospects;
(ii)significant write-downs in assets or increases in reserves;
(iii)developments regarding significant litigation or government agency investigations;
(iv)liquidity problems;
(v)changes in earnings estimates or unusual gains or losses in major operations;
(vi)major changes in the Company’s management or the board of directors;
(vii)changes in dividends;
(viii)extraordinary borrowings;
(ix)major changes in accounting methods or policies;
(x)award or loss of a significant contract;

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(xi)cybersecurity risks and incidents, including vulnerabilities and breaches;
(xii)changes in debt ratings;
(xiii)	proposals, plans or agreements, even if preliminary in nature, involving mergers, acquisitions, divestitures, recapitalizations, strategic alliances, licensing arrangements, or purchases or sales of substantial assets; and
(xiv)offerings of Company securities.

Material information is not limited to historical facts but may also include projections and forecasts. With respect to a future event, such as a merger, acquisition or introduction of a new product, the point at which negotiations or product development are determined to be material is determined by balancing the probability that the event will occur against the magnitude of the effect the event would have on a company’s operations or stock price should it occur. Thus, information concerning an event that would have a large effect on stock price, such as a merger, may be material even if the possibility that the event will occur is relatively small. When in doubt about whether particular nonpublic information is material, you should presume it is material. If you are unsure whether information is material, you should either consult the Compliance Officer before making any decision to disclose such information (other than to persons who need to know it) or to trade in or recommend securities to which that information relates, or assume that the information is material.

(b)Nonpublic. Insider trading prohibitions come into play only when you possess information that is material and “nonpublic.” The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. To be “public” the information must have been disseminated in a manner designed to reach investors generally, and the investors must be given the opportunity to absorb the information. Even after public disclosure of information about the Company, you must wait until the close of business on the second trading day after the information was publicly disclosed before you can treat the information as public.

Nonpublic information may include:

(i.)information available to a select group of analysts or brokers or institutional investors;
(ii.)undisclosed facts that are the subject of rumors, even if the rumors are widely circulated; and
(iii.)information that has been entrusted to the Company on a confidential basis until a public announcement of the information has been made and enough time has elapsed for the market to respond to a public announcement of the information (normally two trading days).

As with questions of materiality, if you are not sure whether information is considered public, you should either consult with the Compliance Officer, or assume that the information is nonpublic and treat it as confidential.

(c)Compliance Officer. The Company has appointed the General Counsel as the Compliance Officer for this Policy. The duties of the Compliance Officer include, but are not limited to, the following:

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(i)assisting with implementation and enforcement of this Policy;
(ii)circulating this Policy to all covered persons and ensuring that this Policy is amended as necessary to remain up-to-date with insider trading laws;
(iii)pre-clearing all trading in securities of the Company by directors and executive officers in accordance with the procedures set forth in Part II, Section 3 below; and
(iv)providing approval of any Rule 10b5-1 plans under Part II, Section 1(c) below and any prohibited transactions under Part II, Section 4 below.
4.Exception.

The trading restrictions of this Policy do not apply if you are exercising stock options granted under the Company’s 2015 Equity Incentive Plan (or any successor plan) for cash or the delivery of previously owned Company stock. However, the sale of any shares issued on the exercise of Company-granted stock options and any cashless exercise of Company-granted stock options are subject to trading restrictions under this Policy.

5.Violations of Insider Trading Laws.

Penalties for trading on or communicating material nonpublic information can be severe, both for individuals involved in such unlawful conduct and their employers and supervisors, and may include jail terms, criminal fines, civil penalties and civil enforcement injunctions. Given the severity of the potential penalties, compliance with this Policy is absolutely mandatory.

(a)Legal Penalties. A person who violates insider trading laws by engaging in transactions in a company’s securities when he or she has material nonpublic information can be sentenced to a substantial jail term and required to pay a criminal penalty of several times the amount of profits gained or losses avoided.

In addition, a person who tips others may also be liable for transactions by the tippees to whom he or she has disclosed material nonpublic information. Tippers can be subject to the same penalties and sanctions as the tippees, and the SEC has imposed large penalties even when the tipper did not profit from the transaction.

The SEC can also seek substantial civil penalties from any person who, at the time of an insider trading violation, “directly or indirectly controlled the person who committed such violation,” which would apply to the Company and/or management and supervisory personnel. These control persons may be held liable for up to the greater of $2,301,065 or three times the amount of the profits gained or losses avoided. Even for violations that result in a small or no profit, the SEC can seek penalties from a company and/or its management and supervisory personnel as control persons.

(b)Company-Imposed Penalties. Persons who violate this Policy may be subject to disciplinary action by the Company, including dismissal for cause. Any exceptions to the Policy, if permitted, may only be granted by the Compliance Officer and must be provided before any activity contrary to the above requirements takes place.

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6.Inquiries.

If you have any questions regarding any of the provisions of this Policy, please contact the Compliance Officer at james.bramble@expworldholdings.com.

[END OF DOCUMENT]

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